UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

US AIRWAYS GROUP, INC.
(Name Of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

April 29, 2008

To Our Stockholders:

On behalf of the Board of Directors, we invite you to attend the Annual Meeting of Stockholders of US Airways Group, Inc. to be held at 111 West Rio Salado Parkway, Tempe, Arizona 85281, on Wednesday, June 11, 2008 at 9:30 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Representatives from our independent registered public accounting firm, KPMG LLP, will be present to respond to appropriate questions from stockholders.

If you plan to attend the Annual Meeting and are a stockholder of record, please mark your proxy card in the space provided for that purpose. An admission ticket is included with the proxy card for each stockholder of record.

If you are unable to attend the Annual Meeting in person, it is very important that your shares be represented, and we request that you complete, date, sign and return the enclosed proxy card or vote by telephone or over the Internet as directed on the instructions that you received at your earliest convenience. If you choose to attend the Annual Meeting in person, you may revoke your proxy and cast your votes personally at the meeting.

All stockholders now have the option to register for and receive copies of our proxy statements, annual reports and other stockholder materials electronically. All stockholders (record and street name) can save us the cost of printing and mailing these documents by visiting our website at www.usairways.com under “About US” — “Investor Relations” — “Shareholder Information” and following the instructions on how to sign up for electronic delivery of stockholder materials.

If your shares are not registered in your own name and you would like to attend the Annual Meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

Sincerely,

W. Douglas Parker
Chairman of the Board and
Chief Executive Officer

US AIRWAYS GROUP, INC.
111 WEST RIO SALADO PARKWAY
TEMPE, ARIZONA 85281

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 11, 2008

April 29, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of US Airways Group, Inc., a Delaware corporation, will be held at 111 West Rio Salado Parkway, Tempe, Arizona 85281, on Wednesday, June 11, 2008 at 9:30 a.m., local time, for the purposes of considering and voting upon:

1. A proposal to elect two directors in Class III to serve until the 2011 Annual Meeting of Stockholders;

2. A proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of US Airways Group, Inc. for the fiscal year ending December 31, 2008;

3. A proposal to approve the US Airways Group, Inc. 2008 Equity Incentive Plan;

4. A proposal to consider and vote upon a stockholder proposal relating to disclosure of political contributions;

5. A proposal to consider and vote upon a stockholder proposal relating to preparation of a corporate sustainability report; and

6. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

Information relating to the above matters is set forth in the attached Proxy Statement. You must have been a stockholder of record at the close of business on April 14, 2008 to vote at the Annual Meeting. If you do not expect to attend the meeting in person, you are requested to vote: (1) by telephone as directed on the instructions that you received; (2) over the Internet as directed on the instructions that you received; or (3) by completing, signing and dating the enclosed proxy card and returning it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States. Voting by phone, Internet or mail will not prevent you from later revoking that proxy and voting in person at the Annual Meeting. If you want to vote at the Annual Meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership as of April 14, 2008 and a proxy to vote the shares from the intermediary.

By Order of the Board of Directors,

Caroline B. Ray
Corporate Secretary

Tempe, Arizona
April 29, 2008

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY INDICATE YOUR VOTING INSTRUCTIONS: (1) BY TELEPHONE BY CALLING 1-800-690-6903; (2) OVER THE INTERNET AT WWW.PROXYVOTE.COM; OR (3) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE.

US AIRWAYS GROUP, INC.
111 West Rio Salado Parkway
Tempe, Arizona 85281

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 11, 2008

We are furnishing this Proxy Statement to the stockholders of US Airways Group, Inc. in connection with the solicitation by our Board of Directors of proxies to be voted at the 2008 Annual Meeting of Stockholders and any adjournments of that meeting. The Annual Meeting will be held at 111 West Rio Salado Parkway, Tempe, Arizona 85281, on Wednesday, June 11, 2008 at 9:30 a.m., local time. When used in this Proxy Statement, the terms “we,” “us,” “our,” and “the Company” refer to US Airways Group, Inc. and its consolidated subsidiaries, while “US Airways Group” refers to US Airways Group, Inc. and “US Airways” refers to US Airways, Inc.

The approximate date on which we are first sending the Notice of the 2008 Annual Meeting, this Proxy Statement and the accompanying proxy card to stockholders, or sending a Notice of Internet Availability of Proxy Materials and posting the proxy materials online at www.proxyvote.com, is April 29, 2008.

THE MEETING

Purpose, Place, Date and Time

We are providing this Proxy Statement to you in connection with the solicitation on behalf of US Airways Group’s Board of Directors of proxies to be voted at our 2008 Annual Meeting of Stockholders and any adjournments of that meeting. The Annual Meeting will be held at 111 West Rio Salado Parkway, Tempe, Arizona 85281, on Wednesday, June 11, 2008 at 9:30 a.m., local time, for the purposes set forth in the accompanying Notice of 2008 Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are being first mailed or otherwise distributed to stockholders on or about April 29, 2008.

Record Date; Stockholders Entitled to Vote

Stockholders of record at the close of business on April 14, 2008, the “record date,” are entitled to receive notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. On the record date, we had 92,085,126 shares of our common stock, $.01 par value per share, outstanding and eligible to be voted at the Annual Meeting. Each share of our common stock entitles its owner to one vote on each matter submitted to the stockholders.

Quorum

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, we will use the proposal receiving the greatest number of all votes “for” or “against” and abstentions (including instructions to withhold authority to vote).

Under the rules of the national stock exchanges that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that those beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals that are considered “discretionary” proposals under the rules of the exchanges. These votes by brokers are considered as votes cast in determining the outcome of any discretionary proposal. We believe that Proposal 1 and Proposal 2 are discretionary. Member brokerage firms that do not receive instructions from their clients as to “non-discretionary” proposals cannot vote on the non-discretionary proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a “broker non-vote” on the proposal. “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting, but “broker non-votes” are not considered as votes cast in determining the outcome of any proposal.

As of April 14, 2008, our directors and executive officers beneficially owned or controlled approximately 1,907,886 shares of our common stock, constituting approximately 2.0% of the outstanding common stock.

Vote Required for Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast at the Annual Meeting for directors by the holders of common stock entitled to vote on their election, provided a quorum is present.

In the vote to elect two directors in Class III to serve until the 2011 Annual Meeting of Stockholders, stockholders may:

•	vote in favor of both nominees;

•	withhold votes as to both nominees; or

•	withhold votes as to a specific nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

Vote Required for Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm will require approval of the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions are considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote for the proposal and, therefore, will have the same legal effect as voting against the proposal.

In the vote on ratification of the appointment of KPMG LLP as our independent registered public accounting firm, stockholders may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting on the ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Vote Required for Proposal 3: Approval of the US Airways Group, Inc. 2008 Equity Incentive Plan

The proposal to approve the US Airways Group, Inc. 2008 Equity Incentive Plan will require approval of the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions are considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote for the proposal and, therefore, will have the same legal effect as voting against the proposal.

In the vote on approval of the US Airways Group, Inc. 2008 Equity Incentive Plan, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
US AIRWAYS GROUP, INC. 2008 EQUITY INCENTIVE PLAN.

Vote Required for Proposal 4: Stockholder Proposal Related to Disclosure of Political Contributions

The stockholder proposal scheduled to be presented at the Annual Meeting related to disclosure of political contributions will require approval of the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions are considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote for the proposal and, therefore, will have the same legal effect as voting against the proposal.

In the vote on approval on this stockholder proposal, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER
PROPOSAL RELATED TO DISCLOSURE OF POLITICAL CONTRIBUTIONS.

Vote Required for Proposal 5: Stockholder Proposal Related to Preparation of a Corporate Sustainability Report

The stockholder proposal scheduled to be presented at the Annual Meeting related to preparation of a corporate sustainability report will require approval of the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions are considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote for the proposal and, therefore, will have the same legal effect as voting against the proposal.

In the vote on approval on this stockholder proposal, stockholders may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER
PROPOSAL RELATED TO PREPARATION OF A CORPORATE
SUSTAINABILITY REPORT.

Voting of Proxies

You should specify your choices with regard to each of the proposals: (1) by telephone as directed on the instructions provided to you; (2) over the Internet as directed on the instructions provided to you; or (3) on the enclosed proxy card by signing, dating and returning it in the accompanying postage-paid envelope. All properly executed proxies received by us in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted in the voting instructions. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees, “FOR” the ratification of the appointment of the independent registered public accounting firm, “FOR” the approval of the 2008 Equity Incentive Plan and “AGAINST” the stockholder proposals relating to the disclosure of political contributions and the preparation of a corporate sustainability report. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon those matters according to their judgment.

Revocation of Proxies

Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by:

•	giving notice of revocation to Caroline B. Ray, our Corporate Secretary, at US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281 (by mail or overnight delivery);

•	executing and delivering to our Corporate Secretary a proxy card relating to the same shares bearing a later date;

•	voting again prior to the time at which the Internet and telephone voting facilities close by following the procedures applicable to those methods of voting; or

•	voting in person at the Annual Meeting.

Please note, however, that under the rules of the national stock exchanges, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the exchanges, as employed by the beneficial owner’s brokerage firm. In addition, if you hold your shares in street name, you must have a proxy from the record holder of the shares to vote in person at the Annual Meeting.

Solicitation of Proxies

In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. We have also engaged Georgeson, Inc. as our proxy solicitor for the 2008 Annual Meeting for an approximate fee of $12,500 plus additional stockholder meeting services. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

Inspector of Election

All votes at the Annual Meeting will be counted by Broadridge Investor Communication Solutions, Inc., our inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Electronic Delivery of Proxy Materials

All stockholders now have the option to register for and receive copies of our proxy statements, annual reports and other stockholder materials electronically. All stockholders (record and street name) can save us the cost of printing and mailing these documents by visiting our website at www.usairways.com under “About US” — “Investor Relations” — “Shareholder Information” and following the instructions on how to sign up for electronic delivery of stockholder materials.

This year, we intend both to mail our proxy materials to certain stockholders and to use the new “Notice and Access” method of providing proxy materials and our annual report to certain stockholders. Under the Notice and Access method, if you have not opted to receive an email notification, you will receive by mail a simple “Notice of Internet Availability of Proxy Materials” (the “Notice”) which will direct you to a website where you may access proxy materials online. You will also be told how to request proxy materials (at no charge) via mail or email, as you prefer. In order to eliminate the mailing of a paper notice and to speed your ability to access the proxy materials and our annual report, we encourage you to sign up for electronic delivery of the Notice.

Householding of Proxy Materials

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Caroline B. Ray, Corporate Secretary, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281, or contact Caroline B. Ray at (480) 693-0800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 14, 2008, by (1) each of our directors and nominees for director, (2) each of the individuals named in the Summary Compensation Table in this Proxy Statement and (3) all of our directors and executive officers as a group, based in each case on information furnished to us by these persons. We believe that each of the named individuals and each director and executive officer included in the group has sole voting and investment power with regard to the shares shown, except as otherwise noted.

	Common Stock Beneficially Owned (1)
Name and	Number		Percent
Relationship to Company	of Shares		of Class

W. Douglas Parker	913,444	(2)	*
Chairman of the Board and Chief Executive Officer
J. Scott Kirby	281,613	(3)	*
President
Derek J. Kerr	69,254	(4)	*
Senior Vice President and Chief Financial Officer
Janet Dhillon	41,899	(5)	*
Senior Vice President and General Counsel
C. A. Howlett	85,547	(6)	*
Senior Vice President — Public Affairs
Richard A. Bartlett	8,250	(7)	*
Director
Herbert M. Baum	26,812	(8)	*
Director
Matthew J. Hart	11,956	(9)	*
Director
Richard C. Kraemer	46,313	(10)	*
Director
Cheryl G. Krongard	8,250	(7)	*
Director
Bruce R. Lakefield	8,250	(7)	*
Vice Chairman and Director
Denise M. O’Leary	32,253	(11)	*
Director
George M. Philip	8,250	(7)	*
Director
Edward L. Shapiro	276,735	(12)	*
Director
J. Steven Whisler	27,945	(13)	*
Director
All directors and executive officers as a group (17 persons)	1,907,886	(14)	2.0%

*	Represents less than one percent of the outstanding shares of our common stock.

(1)	Beneficial ownership as reported in the table has been determined in accordance with SEC regulations and includes shares of our common stock that may be issued upon the exercise of stock options and stock appreciation rights that are exercisable within 60 days of April 14, 2008 and restricted stock units that vest within 60 days of April 14, 2008. Pursuant to SEC regulations, all shares not currently outstanding which are subject to options exercisable within 60 days are deemed to be outstanding for the purpose of computing “Percent of Class” held by the holder thereof but are not deemed to be outstanding for the purpose of computing the “Percent of Class” held by any other stockholder.

(2)	Includes 20,160 shares held directly and 554,812 and 208,000 shares underlying stock options and stock appreciation rights (“SARs”), respectively, that are exercisable within 60 days of April 14, 2008, 13,333 restricted stock units (“RSUs”) that vest within 60 days of April 14, 2008 and 117,139 shares underlying vested RSUs. Excludes 122,423 unvested RSUs held by the individual.

(3)	Includes 85,386 and 152,500 shares underlying stock options and SARs, respectively, that are exercisable within 60 days of April 14, 2008, 4,000 RSUs that vest within 60 days of April 14, 2008 and 39,727 shares underlying vested RSUs. Excludes 61,463 unvested RSUs held by the individual.

(4)	Includes 15,056 and 38,251 shares underlying stock options and SARs, respectively, that are exercisable within 60 days of April 14, 2008, 1,400 RSUs that vest within 60 days of April 14, 2008 and 14,547 shares underlying vested RSUs. Excludes 13,703 unvested RSUs held by the individual.

(5)	Includes 36,669 shares underlying SARs that are exercisable within 60 days of April 14, 2008, 666 RSUs that vest within 60 days of April 14, 2008 and 4,564 shares underlying vested RSUs. Excludes 9,770 unvested RSUs held by the individual.

(6)	Includes 31,349 and 38,251 shares underlying stock options and SARs, respectively, that are exercisable within 60 days of April 14, 2008, 1,400 RSUs that vest within 60 days of April 14, 2008 and 14,547 shares underlying vested RSUs. Excludes 13,703 unvested RSUs held by the individual.

(7)	Consists entirely of shares underlying stock options that are exercisable within 60 days of April 14, 2008.

(8)	Includes 2,062 shares held directly and 24,750 shares underlying stock options that are exercisable within 60 days of April 14, 2008.

(9)	Includes 1,500 shares held directly, 2,550 shares held indirectly for the benefit of Mr. Hart’s children, and 7,906 shares underlying stock options that are exercisable within 60 days of April 14, 2008.

(10)	Includes 16,615 shares held directly and 29,698 shares underlying stock options that are exercisable within 60 days of April 14, 2008.

(11)	Includes 1,318 shares held directly and 30,935 shares underlying stock options that are exercisable within 60 days of April 14, 2008.

(12)	Includes 268,485 shares held by PAR Investment Partners, L.P. Mr. Shapiro is a Vice President and a shareholder of PAR Capital Management, Inc. PAR Capital Management, Inc. is the general partner of PAR Group, L.P., which is the general partner of PAR Investment Partners, L.P. Mr. Shapiro disclaims beneficial ownership of all of these shares. Also includes 8,250 shares underlying stock options that are exercisable within 60 days of April 14, 2008. Mr. Shapiro’s address is c/o US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe Arizona 85281.

(13)	Includes 309 shares held directly, 412 shares held indirectly through a revocable family trust and 27,224 shares underlying stock options that are exercisable within 60 days of April 14, 2008.

(14)	Includes 44,514 shares held directly, 268,485 shares as to which beneficial ownership is disclaimed, 412 shares held by a trust for which a director is a trustee, 848,366 and 522,838 shares underlying stock options and SARs, respectively, that are exercisable within 60 days of April 14, 2008, 22,199 RSUs that vest within 60 days of April 14, 2008 and 201,072 shares underlying vested RSUs. Excludes 293,154 unvested RSUs held by our executive officers and directors as a group.

The following table sets forth information regarding the beneficial ownership of our common stock as of the date indicated for each person, other than the officers or directors of US Airways Group, known to us to be the beneficial owner of more than 5% of our outstanding common stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percent of Class

FMR LLC
82 Devonshire Street Boston, MA 02109	12,922,235	(1)	14.1%
Wellington Management Company, LLP
75 State Street Boston, MA 02109	12,490,905	(2)	13.6%
Barclays Global Investors, NA
45 Fremont Street San Francisco, CA 94105	5,072,907	(3)	5.5%

(1)	The amount shown and the following information is derived from Amendment No. 6 to the Schedule 13G filed by FMR LLC, formerly FMR Corp. (“FMR”), reporting beneficial ownership as of December 31, 2007. According to the amended Schedule 13G, FMR has sole voting power over 3,470,781 of the shares and sole dispositive power over 12,992,235 shares. Fidelity Management & Research Company, a wholly owned subsidiary of FMR and a registered investment advisor, is the beneficial owner of 9,517,334 of the shares, or 10.4%; Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR and a registered investment advisor, is the beneficial owner of 1,217,000 of the shares or 1.3%; Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 1,111,300 of the shares or 1.2%; and Fidelity International Limited, a qualified institution under Section 13d-1(b)(1) of the Exchange Act, is the beneficial owner of 1,076,601 of the shares or 1.2%. The amended Schedule 13G also indicates that Edward C. Johnson 3d, the Chairman of FMR, has sole dispositive power over 12,922,235 of the shares. The amended Schedule 13G reports that the number of shares owned includes 219,689 shares of common stock resulting from the assumed conversion of $5,300,000 principal amount of US Airways Group 7% Senior Convertible Notes due 2020 issued on September 30, 2005 (41.4508 shares of common stock for each debenture).

(2)	The amount shown and the following information is derived from the Amendment No. 6 to the Schedule 13G filed by Wellington, reporting beneficial ownership as of March 31, 2008. According to the amended Schedule 13G, Wellington, a registered investment advisor, has shared voting power over 5,278,631 of the shares and shared dispositive power over 12,467,705 shares.

(3)	The amount shown and the following information is derived from the Schedule 13G filed by Barclays Global Investors, NA (“Barclays”), reporting beneficial ownership as of December 31, 2007. According to the Schedule 13G, Barclays has sole voting power over 3,353,307 of the shares and sole dispositive power over 4,144,605 shares or 4.5%. Barclays Global Fund Advisors, a registered investment advisor, is the beneficial owner of 434,147 of the shares or 0.5%; Barclays Global Investors, Ltd., a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 347,558 of the shares or 0.4%; Barclays Global Investors Japan Limited, a registered investment advisor, is the beneficial owner of 120,780 of the shares or 0.1%; and Barclays Global Investors Canada Limited, a registered investment advisor, is the beneficial owner of 25,817 of the shares or 0.03%.

INFORMATION ABOUT OUR BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Corporate Governance Guidelines	Our Board of Directors has adopted Corporate Governance Guidelines to facilitate our mission and to set forth general principles and policies by which the Board of Directors will manage its affairs. The Governance Guidelines are reviewed annually by the Corporate Governance and Nominating Committee. The Governance Guidelines are summarized below, and the full text of the Governance Guidelines are posted on our website at www.usairways.com. We will also provide a copy of the Governance Guidelines to stockholders, free of charge, upon written request to Caroline B. Ray, Corporate Secretary, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281.

Director Independence	The Governance Guidelines contain standards for determining director independence that meet or exceed the existing listing standards adopted by the SEC and NYSE. The Governance Guidelines define an “independent” director as one who:

• the Board has affirmatively determined not to have a material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us);

• is not a member of our management or our employee and has not been a member of our management or our employee for a minimum of three years;

• is not, and in the past three years has not been, affiliated with or employed by a present or former auditor of US Airways Group (or of an affiliate);

•   is not, and in the past three years has not been, part of an interlocking directorate in which one of our executive officers serves on the compensation committee of another company that concurrently employs the director;

• has no immediate family members meeting the descriptions set forth in the above bullets; and

• satisfies any additional requirements for independence promulgated from time to time by the NYSE.

The Governance Guidelines also note that the Board will also consider all other relevant facts and circumstances, including issues that may arise as a result of any director compensation (whether direct or indirect), any charitable contributions we make to organizations with which a director is affiliated and any consulting arrangement between us and a director. The Corporate Governance and Nominating Committee reports annually to the full Board on these matters.

Pursuant to the Governance Guidelines, the Corporate Governance and Nominating Committee and the Board of Directors undertook an annual review of director independence. During this review, the Committee and the Board of Directors considered transactions and relationships between each director or any member of his or her immediate family, and us and our subsidiaries and affiliates. The Committee and the Board of Directors also examined transactions and relationships between directors or their affiliates, and members of our senior management or their affiliates. For Matthew J. Hart, the Committee and the Board of Directors discussed arms-length, commercial transactions between us and our subsidiaries and Hilton Hotel Corporation and its affiliates involving lease agreements for crew accommodations, all of which are entered into pursuant to a competitive bid process, a Dividend Miles purchase agreement for the Hilton HHonors Worldwide guest reward program, and hotel room purchase agreements between various Hilton-affiliated hotels and US Airways Vacations. As provided in the Governance Guidelines, the purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that a director is independent.

Based on this review, the Board of Directors affirmatively determined that all of our directors are independent of us and our management under the standards set forth in the Governance Guidelines and under the NYSE listing standards, except for Mr. Parker, our Chairman and Chief Executive Officer, Mr. Lakefield, our Vice-Chairman, and Mr. Bartlett. All of the members of the Audit Committee, the Compensation and Human Resources Committee and the Corporate Governance and Nominating Committee are independent under the standards set forth in the Governance Guidelines and under NYSE listing standards.

Board Purpose and Structure	Our Board of Directors establishes our broad policies and is responsible for our overall performance. If each of the nominees for election as a director is elected, the Board of Directors will consist of nine members divided into three classes as follows: four in Class I (terms expiring in 2009), three in Class II (terms expiring in 2010) and two in Class III (terms expiring in 2011). Each member of the Board of Directors also is a member of the Board of Directors of US Airways.

Board Meetings	The Board of Directors conducts its business through meetings of the full Board and through committees of the Board of Directors. During 2007, our Board of Directors held 18 meetings. In 2007, each incumbent director attended at least 75% of the aggregate number of meetings of the Board held during the period for which he or she has been a director and of the committees on which he or she served.

Board Committees	The Board of Directors currently has five standing committees: the Audit Committee, the Compensation and Human Resources Committee, the Corporate Governance and Nominating Committee, the Finance Committee and the Labor Committee.

The Audit Committee currently is comprised of four non-employee directors, Messrs. Philip (Chair), Hart and Kraemer and Ms. O’Leary. In 2007, the Audit Committee met ten times. The Audit Committee oversees our internal accounting function and oversees and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. A copy of the Audit Committee charter is available on our website at www.usairways.com. We will also provide a copy of the charter to stockholders, free of charge, upon request.

The Board of Directors has determined that all members of the Audit Committee are independent within the meaning of SEC regulations, NYSE listing standards and our Governance Guidelines and have accounting and related financial management expertise within the meaning of NYSE listing standards. In addition, the Board of Directors has determined that all members of the Audit Committee are qualified as audit committee financial experts within the meaning of SEC regulations.

The Compensation and Human Resources Committee currently is comprised of five non-employee directors, Messrs. Baum (Chair), Kraemer and Shapiro, Ms. Krongard and Ms. O’Leary. The Compensation and Human Resources Committee met 11 times in 2007. The Compensation and Human Resources Committee reviews and approves the compensation for our executive officers. The Compensation and Human Resources Committee also administers our 2005 Equity Incentive Plan and other employee benefit plans. A copy of the Compensation and Human Resources Committee charter is available on our website at www.usairways.com.

We will also provide a copy of the charter to stockholders, free of charge, upon request.

The Board of Directors has determined that all members of the Compensation and Human Resources Committee are independent within the meaning of NYSE listing standards and our Governance Guidelines, are “non-employee directors” as defined by Rule 16b-3 under the Exchange Act and are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.

Compensation and Human Resources Committee Process for Executive Compensation

Our Compensation and Human Resources Committee’s charter gives the committee the authority and responsibility to review and approve our overall compensation strategy and policies, including performance goals for executive officers. The Committee is responsible for reviewing and approving the compensation and other terms of employment of our Chief Executive Officer and for evaluating his performance. The Committee is also responsible for reviewing and approving the compensation and other terms of employment of the other executive officers, with input from the Chief Executive Officer. The Committee periodically reviews and assesses the performance of our executive officers, with input from individual members of senior management, the full Board of Directors, and any other appropriate persons. The Committee administers our incentive plans and approves awards under those plans, determines the general design of non-executive compensation plans, and makes recommendations to the Board regarding changes to our executive compensation and benefit plans. The Committee is also responsible for oversight of our significant human resources policies and succession planning, as well as oversight of our workforce diversity and labor relations.

The Compensation and Human Resources Committee has the authority to delegate its duties to subcommittees, but to date has not done so. The Committee has delegated a limited amount of its authority to administer, interpret and amend our general employee benefit plans to our senior-most human resources officer (currently the Senior Vice President — People, Communication and Culture), but did not delegate the authority to approve changes that would materially change the cost of the plans or any authority regarding our incentive compensation plans.

Early in the calendar year, our Compensation and Human Resources Committee reviews the annual incentive program results from the prior year, establishes the performance goals for the current year, evaluates our executive officers’ individual performance and approves the Compensation and Human Resources Committee’s report for our proxy statement. In the spring of each year the Committee generally makes annual equity grants. In April 2007, the Committee adopted an equity grant policy to standardize the timing, practices and procedures in granting equity awards. The policy provides that equity grants, other than new hire, promotion or special purpose grants, will be granted once per year at the second regularly scheduled meeting of the Committee or at a special meeting held for this purpose as close in time to the regularly scheduled meeting as possible. Our Compensation and Human Resources Committee generally meets in the third quarter of each calendar year to consider and approve any increases to salaries for officers. Throughout the year as needed, the Compensation and Human Resources Committee (1) makes equity grants associated with internal promotions and new hires of all employees and (2) determines compensation for internal promotions and new hires of officers. The Compensation and Human Resources Committee also monitors and evaluates our benefit plans and agreements with executive officers and management employees throughout the year and makes adjustments as needed.

Our Compensation and Human Resources Committee generally receives proposals and information from our Chief Executive Officer, our senior-most human resources officer (currently the Senior Vice President — People, Communication and Culture) and compensation consultants engaged by the Committee for its consideration regarding officer and director compensation. Our Compensation and Human Resources Committee has authority to retain and terminate any outside advisors, such as compensation consultants, and to determine their compensation. In 2007, Watson Wyatt Worldwide, a compensation consultant, was engaged by the Compensation and Human Resources Committee to assist in administering our executive compensation program. Specifically, Watson Wyatt was asked to review and provide assistance in determining the 2007 performance metrics for our incentive compensation plan and long term incentive plan, to assist the Committee in determining the amounts of our 2007 annual equity grant, to provide an overall analysis of our executive compensation program, and to review and provide analysis regarding the replacement of certain change in control agreements set to expire. The Compensation and Human Resources Committee also retained the law firm Proskauer Rose LLP in 2007 to assist in developing and approving new Executive Change in Control and Severance Benefits Agreements for our officers, managing directors and employee directors and the Amended and Restated Employment Agreement of our Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation

None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation and Human Resources Committee.

The Corporate Governance and Nominating Committee currently is comprised of three non-employee directors, Messrs. Kraemer (Chair), Philip and Whisler. The Corporate Governance and Nominating Committee met six times in 2007. The Corporate Governance and Nominating Committee oversees all aspects of our corporate governance functions on behalf of the Board of Directors, including identifying individuals qualified to become Board members, recommending to the Board the selection of director nominees, reviewing and assessing our Governance Guidelines and overseeing the monitoring and evaluation of our corporate governance practices. The Corporate Governance and Nominating Committee’s role includes oversight of the procedures for compliance with significant applicable legal, ethical and regulatory requirements that impact corporate governance. A copy of our Corporate Governance and Nominating Committee charter is available on our website at www.usairways.com. We will also provide a copy of the charter to stockholders, free of charge, upon request.

The Board of Directors has determined that all members of the Corporate Governance and Nominating Committee are independent within the meaning of NYSE listing standards and our Governance Guidelines.

Corporate Governance and Nominating Committee Process for Director Compensation

Our Corporate Governance and Nominating Committee’s charter gives the committee the authority and responsibility for reviewing the compensation of our non-

employee directors and making recommendations regarding changes to the full Board.

Our Corporate Governance and Nominating Committee generally receives proposals and information from our Chief Executive Officer, outside consultants and publications in connection with its review of director compensation. Our Corporate Governance and Nominating Committee has authority to retain and terminate any outside advisors, such as compensation consultants, and to determine their compensation. In 2007, the Committee engaged Towers Perrin, an outside compensation consultant, to review the director compensation provided by three groups of companies: (1) airline and transportation companies, (2) cyclical businesses, and (3) companies recently emerged from bankruptcy. The Committee asked the consultant to review the characteristics of each group and how those characteristics relate to compensation of non-employee directors, as well as general market data regarding the compensation that companies in each group provide to their non-employee directors. The consultant provided a report to the Committee for its review and consideration. Following a review and discussion of the report, the Committee amended in September 2007 the non-employee director compensation structure as described below in the section entitled “DIRECTOR COMPENSATION.”

Director Nominees

The Corporate Governance and Nominating Committee has a policy of considering candidates who are nominated by stockholders for membership to the Board of Directors in the same manner as candidates recommended by members of the Board of Directors.

Any stockholder wishing to nominate a director candidate should submit in writing the candidate’s name, biographical information and business qualifications to Richard C. Kraemer, Chairman of the Corporate Governance and Nominating Committee, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee if nominated by the Corporate Governance and Nominating Committee and to serve as a director if elected.

In accordance with our Corporate Governance and Nominating Committee charter, a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have the ability to work effectively with other members of our Board and provide the skills and expertise appropriate to best serve the long-term financial interests of our stockholders. All qualified submissions are reviewed by the Corporate Governance and Nominating Committee at the next appropriate meeting.

In accordance with NYSE listing standards, we ensure that at least a majority of our Board of Directors is independent under the NYSE definition of independence, and that the members of the Board of Directors, as a group, maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Human Resources and Corporate Governance and Nominating Committees.

If a stockholder wishes the Corporate Governance and Nominating Committee to consider a director candidate for nomination at our next annual meeting of stockholders, then our Amended and Restated Bylaws require that written recommendations be received by us no sooner than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the 2009 Annual Meeting of Stockholders, notice must be delivered no sooner than February 11, 2009, and no later than March 13, 2009.

All of the current nominees for director in Class III recommended for election by the stockholders at the 2008 Annual Meeting are current members of the Board. In 2007, the Corporate Governance and Nominating Committee retained Russell Reynolds Associates for assistance in identifying and/or evaluating potential director nominees. In evaluating candidates for director, the Corporate Governance and Nominating Committee uses the qualifications described above, and evaluates stockholder candidates in the same manner as candidates from all other sources. Based on the Corporate Governance and Nominating Committee’s evaluation of each of the current nominee’s satisfaction of the qualifications described above and his prior performance as a director, the Corporate Governance and Nominating Committee determined to recommend both directors for re-election. The Corporate Governance and Nominating Committee has not received any nominations from stockholders for the 2008 Annual Meeting.

The Finance Committee currently is comprised of five non-employee directors, Messrs. Whisler (Chair), Bartlett, Hart, Lakefield and Shapiro. The Finance Committee met 13 times in 2007. The Finance Committee assists the Board of Directors through oversight of our financial affairs, and recommends to the Board financial policies and courses of action, including operating and capital budgets, to accommodate our goals and operating strategies while maintaining a sound financial condition. A copy of our Finance Committee charter is available on our website at www.usairways.com. We will also provide a copy of the charter to stockholders, free of charge, upon request.

The Labor Committee currently is comprised of Messrs. Parker (Chair), Baum and Lakefield. The Labor Committee met five times in 2007. The Labor Committee meets with representatives of our labor organizations to discuss ideas and concerns of the labor organizations. A copy of our Labor Committee charter is available on our website at www.usairways.com. We will also provide a copy of the charter to stockholders, free of charge, upon request.

Presiding Director of Board Meetings in Executive Session	Pursuant to the Governance Guidelines and NYSE listing standards, our non-management directors meet periodically in executive session without the presence of management. The Chairman of the Corporate Governance and Nominating Committee serves as the Chairman of these executive sessions.

Annual Meeting Attendance	We do not have a policy regarding our directors’ attendance at our Annual Meetings, and members of the Board of Directors are not required to attend. All of our directors, except Mr. Hart and Ms. O’Leary, attended the 2007 Annual Meeting of Stockholders held on May 15, 2007.

Communications with the Board and Non-Management Directors	Stockholders and other interested parties may communicate directly with any of our senior management, our General Counsel, the independent members of the Board of Directors or any Chairman of a Board Committee, including the Chairman of executive sessions of non-management directors, by writing directly to those individuals at our principal executive office at 111 West Rio Salado Parkway, Tempe, Arizona 85281. Stockholder communications related to director candidate recommendations should be directed to Mr. Kraemer, the Chairman of the Corporate Governance and Nominating Committee. In addition, any concerns related to our financial or accounting practices may be communicated directly to Mr. Philip, the Chairman of the Audit Committee.

Board Self-Evaluation	The Corporate Governance and Nominating Committee conducts a periodic assessment of the performance of the Board of Directors, including Board Committees, and provides the results to the full Board for discussion. The purpose of the review is to increase the effectiveness of our Board of Directors as a whole and of each of our committees. The assessment includes evaluation of the Board of Directors and each Committee’s contribution as a whole, specific areas in which the Board of Directors, the Committee and/or management believe better contributions could be made, and overall Board and Committee composition and makeup.

Code of Ethics	All of our employees, including our principal executive officer, principal financial officer and principal accounting officer, and our directors are required by our Code of Business Conduct and Ethics (“Code of Ethics”) to conduct our business in the highest legal and ethical manner. Our Code of Ethics meets the requirements of a “code of ethics” as defined by Item 406 of SEC Regulation S-K. Our Code of Ethics also meets the requirements of a code of business conduct and ethics under NYSE listing standards. The full text of our Code of Ethics is available on our website at www.usairways.com under the links “About US” — “Investor Relations” — “Corporate Governance.” We will also provide a copy of our Code of Ethics to stockholders, free of charge, upon request. We intend to post amendments to or waivers from the Code of Ethics as required by applicable rules at this location on our website.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Audit Committee Report	The Audit Committee acts under a written charter, which was adopted by the Board on September 30, 2005. A copy of the Audit Committee charter is available on our website at www.usairways.com.

The Audit Committee has reviewed and discussed with our management our audited financial statements for the fiscal year ended December 31, 2007 (the “Audited Financial Statements”).

The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm for the fiscal year ending December 31, 2007, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees), as amended, and has discussed with KPMG LLP its independence and has considered the compatibility of the non-audit services provided by KPMG LLP with respect to maintenance of that independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Audited Financial Statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

Additional Information	The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Respectfully submitted,

Audit Committee

George M. Philip (Chair)
Matthew J. Hart
Richard C. Kraemer
Denise M. O’Leary

DIRECTOR COMPENSATION

The table below sets forth information regarding compensation paid to our non-employee directors in 2007. The compensation elements are described in the narrative following the table.

					Change in
					Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation		Total
Name	($)	($)	($) (1) (2)	($)	Earnings	($)		($)

Richard A. Bartlett	$42,000	—	$60,282	—	—	$20,247	(3)	$122,529
Herbert A. Baum	$52,000	—	$60,282	—	—	$7,885	(4)	$120,167
Matthew J. Hart	$47,000	—	$60,282	—	—	$16,446	(5)	$123,728
Richard C. Kraemer	$67,000	—	$60,282	—	—	$49,825	(6)	$177,107
Cheryl G. Krongard	$48,000	—	$60,282	—	—	$8,472	(7)	$116,754
Bruce R. Lakefield	$45,000	—	$60,282	—	—	$8,811	(8)	$114,093
Denise M. O’Leary	$61,000	—	$60,282	—	—	$15,093	(9)	$136,375
George M. Philip	$59,000	—	$60,282	—	—	$6,969	(10)	$126,251
Edward L. Shapiro	$54,000	—	$60,282	—	—	$20,758	(11)	$135,040
J. Steven Whisler	$54,000	—	$60,282	—	—	$8,785	(12)	$123,067

(1)	Amounts in this column represent the aggregate amount of stock option expense in 2007 for the directors. For a description of the assumptions made to arrive at these amounts, see note 17 to US Airways Group’s consolidated financial statements in US Airways Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The grant date fair value of the stock options granted in 2007 is the same as the amount of expense for 2007.

(2)	The aggregate number of option awards outstanding for each of the directors at December 31, 2007 was as follows:

Name	Options

Richard A. Bartlett	8,250
Herbert A. Baum	24,750
Matthew J. Hart	7,906
Richard C. Kraemer	29,698
Cheryl G. Krongard	8,250
Bruce R. Lakefield	8,250
Denise M. O’Leary	30,935
George M. Philip	8,250
Edward L. Shapiro	8,250
J. Steven Whisler	27,224

(3)	Amount includes $10,197 for travel benefits in 2007 and $10,050 in tax gross-up amounts received in 2007 for travel benefits in 2006.

(4)	Amount includes $928 for travel benefits in 2007, $717 in tax gross-up amounts received in 2007 for travel benefits in 2006, and $6,240 for insurance premiums paid under the charitable contribution program described below.

(5)	Amount includes $2,680 for travel benefits in 2007, $1,704 in tax gross-up amounts received in 2007 for travel benefits in 2006, and $12,062 for insurance premiums paid under the charitable contribution program described below.

(6)	Amount includes $11,480 for travel benefits in 2007, $7,947 in tax gross-up amounts received in 2007 for travel benefits in 2006, $18,382 related to the exercise of certain stock options, and $12,016 for insurance premiums paid under the charitable contribution program described below.

(7)	Amount includes $4,640 for travel benefits in 2007 and $3,831 in tax gross-up amounts received in 2007 for travel benefits in 2006.

(8)	Amount includes $6,366 for travel benefits in 2007 and $2,445 in tax gross-up amounts received in 2007 for travel benefits in 2006.

(9)	Amount includes $5,105 for travel benefits in 2007, $6,023 in tax gross-up amounts received in 2007 for travel benefits in 2006, and $3,966 for insurance premiums paid under the charitable contribution program described below.

(10)	Amount includes $3,205 for travel benefits in 2007 and $3,764 in tax gross-up amounts received in 2007 for travel benefits in 2006.

(11)	Amount includes $11,728 for travel benefits in 2007 and $9,030 in tax gross-up amounts received in 2007 for travel benefits in 2006.

(12)	Amount includes $3,136 for travel benefits in 2007, $1,683 in tax gross-up amounts received in 2007 for travel benefits in 2006, and $3,966 for insurance premiums paid under the charitable contribution program described below.

Board of Director Fees

Non-employee directors of US Airways Group are paid an annual retainer of $20,000 in cash in four quarterly payments, plus $1,000 for each Board or committee meeting attended in person or by telephone. In addition, non-employee directors who serve as committee chairs, other than the audit committee, receive an annual retainer of $4,000. The audit committee chair receives a $10,000 annual retainer. Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings. Directors who are employees of US Airways Group receive no directors’ fees.

Equity Compensation Awards

US Airways Group, Inc. 2005 Equity Incentive Plan

Our non-employee directors are entitled to participate in our 2005 Equity Incentive Plan. During 2006 and until September 2007, pursuant to the terms of the 2005 Equity Incentive Plan, each new non-employee director automatically received a grant of up to 4,125 options exercisable for shares of our common stock at the fair market value per share on the date of grant, which was the date of initial election or appointment to the Board. The number of shares subject to the award was reduced pro rata for each full month since the previous annual meeting that the individual had not served as a director. Each option was fully vested on the date of grant. Fair market value is defined in the plan as the closing price of our common stock on the NYSE on the date of grant. In addition, until September 2007, each non-employee director received, on the date of each annual meeting of stockholders and in accordance with the terms of the 2005 Equity Incentive Plan, an annual grant of 4,125 options exercisable for shares of our common stock at the fair market value per share on the date of grant. Each option was fully vested on the date of grant. On May 15, 2007, options exercisable for 4,125 shares of our common stock were granted to each of our non-employee directors. The options granted on May 15, 2007 have an exercise price of $32.45, which was the closing price of our common stock on the date of grant, were fully vested on May 15, 2007 and will expire on May 15, 2017.

In September 2007, the Board of Directors determined that all future annual grants would be in the form of a fully-vested stock bonus award. In accordance with the terms of the 2005 Equity Incentive Plan, the stock bonus award will consist of an amount of shares of common stock (rounded down to the nearest whole share) equal to (1) the fair value of the grant of 4,125 options, calculated in the same manner used by us in our financial statements, divided by (2) the fair market value of our common stock on the date of grant.

America West 1994 and 2002 Incentive Equity Plans

Under the America West 2002 Incentive Equity Plan and the America West 1994 Incentive Plan, non-employee directors received formula grants of options and restricted stock. In connection with the merger of US Airways Group and America West Holdings Corporation (“America West Holdings” or “America West”) on September 27, 2005, all outstanding options of America West Holdings, including those held by non-employee directors under the 1994 Incentive Equity Plan and 2002 Incentive Equity Plan, were converted into options exercisable for shares of common stock of US Airways Group, pursuant to the terms of the merger agreement. US Airways Group can no longer issue any additional awards to non-employee directors under these plans.

Travel Benefits

Our non-employee directors and their immediate family members, including dependent children, are provided free transportation on US Airways and US Airways Express, along with reimbursement for federal and state income taxes in connection with that travel. Non-employee directors are also granted 12 roundtrip or 24 one-way passes each year for free transportation on US Airways and US Airways Express (along with reimbursement of related taxes) that they may distribute to family and non-family members, and have access to our lounges in various airports. In 2007, all of our non-employee directors used these travel benefits.

Upon separation of service, our non-employee directors continue to receive the same travel benefits for a period of five years, if they served at least two years on the Board of Directors, or for their lifetime, if they served at least seven years on the Board of Directors. These post-separation travel benefits, however, do not include reimbursement for federal and state income taxes in connection with the travel. In addition, the post-separation travel benefits are suspended as to a former director if, and for such time as, such former director is an employee, director, ten percent or more stockholder of, or partner in, or a consultant to, any other airline.

Stock Ownership Guidelines

Effective as of June 11, 2008, the date of the 2008 annual grant of equity awards, each incumbent non-employee director is required to retain, until his or her completion of service with our Board of Directors, a number of shares of our common stock equal to at least 50% of the cumulative shares of common stock granted to that director in the form of stock bonus awards in the three years following the implementation of these guidelines in September 2007. Any new non-employee director that joins the Board of Directors after the effective date of the guidelines must retain 50% of the cumulative shares of common stock granted to that director in the form of stock bonus awards in his or her first three years of service.

Directors’ Charitable Contribution Program

America West Holdings previously maintained the America West Holdings Corporation Directors’ Charitable Contribution Program under which all directors of America West Holdings were invited to participate. Under the Charitable Contribution Program, upon the death of a participant, America West Holdings (or its successor) is required to donate $1 million to one or more qualifying charitable organizations chosen by the participant. A director has to be vested in the Charitable Contribution Program in order for his or her designated recipient to receive a donation. All participants serving as directors of America West Holdings at the time of the merger became vested in the Charitable Contribution Program, and the Charitable Contribution Program may not be terminated with respect to these individuals. Current directors who are participants in the Charitable Contribution Program include: Ms. O’Leary and Messrs. Parker, Baum, Hart, Kraemer, and Whisler. The charitable contributions will be substantially funded by life insurance proceeds from policies maintained by America West Holdings on the lives of the participants. Under the terms of the Charitable Contribution Program, America West Holdings is allowed to place joint life insurance on two directors. The life insurance policies currently in place under the Charitable Contribution Program are structured as joint policies on the lives of two directors and the insurance benefits are payable at the death of the last survivor. Individual directors derive no direct financial benefit from the Charitable Contribution Program because all insurance proceeds are to be paid and all tax deductions for the charitable contributions accrue solely to us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Richard A. Bartlett, who was nominated by Eastshore Aviation, LLC as a member of our Board of Directors in September 2005, is a greater than 10% owner of Air Wisconsin. US Airways and Air Wisconsin entered into a regional jet services agreement under which Air Wisconsin provides regional jet service under a US Airways Express code share arrangement. The amount paid to Air Wisconsin in 2007 was approximately $320 million.

We have entered into indemnity agreements with our officers and directors that provide, among other things, that we will indemnify each such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of US Airways Group or its subsidiaries.

Policies and Procedures For Review and Approval of Related Person Transactions

We believe that business decisions and actions taken by our officers, directors and employees should be based on the best interests of US Airways Group, and must not be motivated by personal considerations or relationships. We attempt to analyze all transactions in which US Airways Group participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations.

Related persons include any of our directors or executive officers, certain of our stockholders and immediate family members of any of the above persons. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the interests of US Airways Group. Our Code of Ethics requires all employees, including our principal executive officer, principal financial officer and principal accounting officer, and our directors, who may have a potential or apparent conflict of interest to fully disclose all the relevant facts to either a personnel supervisor, if applicable; to the Compliance Officer, who is the General Counsel; or to the General Counsel’s office. Once a personnel supervisor, the Compliance Officer or the General Counsel’s office receives notice of a conflict of interest, they will report the relevant facts to our internal auditors. The internal auditors will then consult with the Audit Committee and a determination will be made as to whether the activity is permissible. The full text of our Code of Ethics is available on our website at www.usairways.com under the links “About US” — “Investor Relations” — “Corporate Governance.”

In addition to the reporting requirements under the Code of Ethics, each year our directors and officers complete Directors’ and Officers’ Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. A list is then maintained by us of all companies known to US Airways that are affiliated with a related person. Any potential transactions with such companies or other related person transactions are reviewed by the General Counsel and brought to the attention of the Audit Committee as appropriate. Our Audit Committee is responsible for reviewing and approving all material transactions with any related person.

EXECUTIVE OFFICERS

The following table lists our executive officers as of April 14, 2008. Each of the executive officers is also an executive officer of US Airways.

Name	Age	Position

W. Douglas Parker	46	Chairman of the Board and Chief Executive Officer
J. Scott Kirby	40	President
Robert D. Isom, Jr.	44	Executive Vice President and Chief Operating Officer
Janet Dhillon	46	Senior Vice President and General Counsel
Elise R. Eberwein	42	Senior Vice President — People, Communication and Culture
C.A. Howlett	64	Senior Vice President — Public Affairs
Derek J. Kerr	43	Senior Vice President and Chief Financial Officer

Set forth below is certain information as of April 14, 2008 regarding our executive officers other than W. Douglas Parker, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

J. Scott Kirby, Age 40. Mr. Kirby joined America West Airlines, Inc. (“AWA”) as Senior Director — Schedules and Planning in October 1995. In October 1997, Mr. Kirby was elected to the position of Vice President — Planning and in May 1998, he was elected to the position of Vice President — Revenue Management. In January 2000, he was elected to the position of Senior Vice President — E-Business and Technology of AWA. He was elected as Executive Vice President — Sales and Marketing of AWA in September 2001. Mr. Kirby served as Executive Vice President — Sales and Marketing of US Airways Group and US Airways from the effective date of the merger with America West Holdings on September 27, 2005 until his promotion to President of each entity on October 1, 2006.

Robert D. Isom, Age 44. Mr. Isom joined AWA as Senior Director — Financial Planning and Analysis in 1995. He was elected to Vice President — Operations Planning for AWA in 1997. In 2000, Mr. Isom was elected to the position of Vice President — Revenue Management. Mr. Isom left AWA in 2000 to serve as Vice President — Finance for Northwest Airlines, Inc. In 2001, he was appointed Vice President — International for Northwest Airlines, and in 2003 he was appointed Senior Vice President — Ground Operations and Customer Service. Mr. Isom left Northwest Airlines in 2005 to serve as Chief Operating Officer for GMAC, Residential Finance Group, GMAC ResCap. He was appointed Chief Restructuring Officer of GMAC in 2006. On September 10, 2007, Mr. Isom was elected Executive Vice President and Chief Operating Officer for US Airways Group and US Airways.

Janet Dhillon, Age 46. Ms. Dhillon joined US Airways in August 2004 as Managing Director and Associate General Counsel. In January 2005, she was promoted to Vice President and Deputy General Counsel of US Airways Group and US Airways. In September 2006, Ms. Dhillon was promoted to Senior Vice President and General Counsel of US Airways Group and US Airways. Prior to joining US Airways in 2004, Ms. Dhillon was counsel at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, which she joined as an associate in 1991.

Elise R. Eberwein, Age 42. Ms. Eberwein joined AWA in September 2003 as Vice President — Corporate Communications. Prior to joining AWA, Ms. Eberwein held various communications positions for three other airlines, including Denver-based Frontier Airlines where she served as Vice President, Communications from 2000 until she joined AWA. From September 27, 2005, the effective date of the merger, through October 2005, Ms. Eberwein served as Vice President — Corporate Communications of US Airways Group and US Airways. She served as Senior Vice President — Corporate Communications of US Airways Group

and US Airways from November 2005 to September 2006, when she was appointed as Senior Vice President — People, Communication and Culture of each entity.

C.A. Howlett, Age 64. Mr. Howlett joined AWA as Vice President — Public Affairs in January 1995. On January 1, 1997, he was elected Vice President — Public Affairs of America West Holdings. He was elected as Senior Vice President — Public Affairs of AWA and America West Holdings in February 1999. Mr. Howlett has served as Senior Vice President — Public Affairs of US Airways Group and US Airways since the effective date of the merger with America West Holdings on September 27, 2005.

Derek J. Kerr, Age 43. Mr. Kerr joined AWA as Senior Director — Financial Planning in April 1996. He was elected to the position of Vice President — Financial Planning and Analysis in May 1998. In February 2002, Mr. Kerr was elected Senior Vice President — Financial Planning and Analysis. He was elected as Senior Vice President and Chief Financial Officer of AWA and America West Holdings in September 2002, and has served as Senior Vice President and Chief Financial Officer of US Airways Group and US Airways since the effective date of the merger with America West Holdings on September 27, 2005.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee

The Compensation and Human Resources Committee of the Board of Directors of US Airways Group (the “Compensation Committee”) administers our compensation program for all officers, including the named executive officers. The Compensation Committee is comprised of five independent directors.

Compensation Policies and Objectives

The principal objectives of our executive compensation program are to maximize stockholder value over time by:

•	attracting and retaining high-quality, results-oriented executives;

•	aligning the interests of employees and stockholders through stock-based compensation and annual and long-term performance incentive awards;

•	motivating executives to achieve strategic, operational and financial goals that are consistent with stockholder interests;

•	increasing the relative amount of compensation at risk as management responsibilities increase; and

•	providing a compensation package that recognizes both individual contributions and corporate performance.

Our executive compensation program is designed to reward individual performance that drives us towards our long-term and short-term goals. In 2007, the program consisted of base salaries, annual cash incentive awards, long-term cash incentive awards, equity awards, and other perquisites and employee benefits. Each element of the program focuses on rewarding individual performance in a different way, and is described in greater detail below. Beginning with the merger in September 2005, we have faced the challenges of integrating the historic compensation practices of US Airways Group and America West Holdings, which were significantly different. In structuring the current executive compensation program, the Compensation Committee has focused on blending the two historic programs in a fair and equitable manner, keeping in mind the objectives set forth above.

Compensation Consultants

The Compensation Committee retains independent consultants from time to time to analyze the competitiveness of our executive compensation relative to other major airlines and other public companies of comparable size. Following the merger, we retained PayCraft Consulting, a division of Organizational Concepts Int’l, on behalf of the Compensation Committee, to analyze the compensation of each of the legacy companies and determine an integrated overall compensation strategy going forward for the combined company. Based on the analysis provided by PayCraft, the Compensation Committee, in structuring our executive compensation program, generally attempted to establish compensation levels consistent with those of low cost carriers, but taking into account the level of responsibility of our senior executive officers as compared to similar positions at the low cost carriers and our executives’ additional merger-related responsibilities.

In 2007, Watson Wyatt Worldwide, a compensation consultant, was engaged by the Compensation Committee to assist in administering our executive compensation program. Specifically, Watson Wyatt was asked to review and provide assistance in preparing the 2007 performance metrics for our incentive compensation plan, provide executive compensation analysis, and review and provide analysis regarding the replacement of certain change in control agreements set to expire. In preparing its compensation analysis, the consultant compared the total compensation provided to our executives with the total compensation provided to similarly-situated executives at the following U.S. airlines: American Airlines, Alaska Airlines, Continental

Airlines, Delta Air Lines, Northwest Airlines, United Airlines, AirTran, JetBlue Airways, Southwest Airlines, Frontier, Midwest Airlines, and Hawaiian Airlines.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to the chief executive officer or certain other executive officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). The Compensation Committee considers the impact of this rule when developing and implementing our executive compensation programs and attempts to structure the programs to comply with these requirements. However, the Compensation Committee believes that it is important to preserve flexibility in designing compensation programs and in some cases has adopted compensation components that do not meet the Section 162(m) requirements. While stock appreciation rights granted under the 2005 Equity Incentive Plan, stock options granted under the 2002 Incentive Equity Plan and long-term incentive cash awards granted under the Performance-Based Award Program are intended to qualify as “performance-based” (as defined in the Internal Revenue Code), amounts paid under our other compensation programs may not qualify. As described below in the section entitled “Annual Incentive Compensation,” no named executive officer received an annual incentive award under the Incentive Compensation Plan of US Airways Group, Inc. for 2007.

The Compensation Committee also considers the manner in which compensation is treated for accounting purposes when developing and implementing our executive compensation programs. In particular, the Compensation Committee considers the accounting treatment of alternative forms of stock-based compensation under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), “Stock-Based Compensation,” when approving awards of stock-based compensation.

Base Salary

Base salaries are the most basic form of compensation and are integral to any employment arrangement. In keeping with our compensation policies and objectives as described above, base salary increases are focused on rewarding individual performance and competence. Base salary adjustments are based on several factors, including:

•	the executive’s level of responsibility and job classification;

•	the range of salaries for the particular level of executive in relation to that of the Chief Executive Officer;

•	general levels of market salary increases; and

•	the Compensation Committee’s evaluation of the performance of the executive over time.

The Compensation Committee’s strategy with respect to base salaries for our key salaried employees is: (1) to avoid dramatic changes other than to make adjustments to reflect market movements and promotions, significant changes in responsibility and individual performance; and (2) to reduce the emphasis on fixed compensation by positioning base salaries below levels at other major airlines.

Following the merger, in November of 2005, the compensation consultant at that time proposed that the Compensation Committee maintain the base salaries of our top executives at their pre-merger levels. The rationale for this recommendation was that the existing salaries for top executives were internally consistent and were competitive with the salary levels of competitor airlines, based on proxy filings for the most recent fiscal year. However, the consultant recommended increases in salary levels for various senior vice presidents and vice presidents to achieve internal consistency in salaries and increase the competitiveness of salaries for those executives as compared with the low cost carrier that had the highest actual compensation at the vice president level. In addition to the recommendations of the consultant, the Compensation Committee also received recommendations from management. Management’s recommendations were based upon a goal of normalizing the executive salary ranges for comparable positions between the two historic organizations, as well as taking into account the day-to-day performance and responsibilities of the respective individuals.

Taking into account the recommendations of management and the compensation consultant, the Compensation Committee determined to increase the base salaries of each of the named executive officers, other than Mr. Parker, in late 2005 to reflect the additional job responsibilities assigned to each of the executives following the merger, as well as their additional duties related to the integration of the two companies following the merger. At his own request, Mr. Parker’s base salary did not increase.

In 2006, several executive officers assumed additional responsibilities during an internal management restructuring, including Ms. Dhillon, whose annual base salary was increased due to her promotion to Senior Vice President and General Counsel. Effective October 1, 2006, the Compensation Committee also increased Mr. Kirby’s annual base salary, to reflect his promotion to the position of President and his resulting significantly increased responsibilities. Also in September 2006, the Compensation Committee approved merit increases for several executives, including Messrs. Kerr and Howlett. After the extensive restructuring and salary changes that took place in late 2005 through 2006, the Compensation Committee reviewed the salaries of the named executive officers in 2007 and, considering the analysis of Watson Wyatt and our management, decided not to award an annual merit increase for 2007. The 2007 base salaries for our named executive officers, other than Mr. Parker, are as follows: Mr. Kirby — $490,000; Mr. Kerr — $315,000; Ms. Dhillon — $283,500; and Mr. Howlett — $278,100.

From the time of the merger through 2007, Mr. Parker continued to receive a base salary of $550,000 pursuant to his employment agreement. This amount reflects the minimum amount of base salary to which Mr. Parker is entitled under his employment agreement. At his own request, Mr. Parker’s base salary has not increased since September 2001.

Annual Incentive Compensation

We provide annual incentive compensation to our executives in order to focus our management team’s efforts on our key short-term financial and operational goals. Our named executive officers and other key salaried employees can earn cash incentive awards under the annual incentive program if annual corporate goals are achieved and individual performance is consistent with predetermined performance criteria. Targeted payouts are designed to provide a level of total cash compensation, when combined with base salaries and long-term incentive compensation, that is competitive with that of other major airlines and is reflective of the relative responsibilities of our executives.

In adopting the annual incentive program for the combined company following the merger, the Compensation Committee determined to make annual incentive awards under the Incentive Compensation Plan of US Airways Group, Inc., referred to as the “ICP”. The ICP requires the Compensation Committee to establish annual incentive goals within the first 90 days of the calendar year. The Compensation Committee may, in its discretion, increase or decrease the amount of ICP awards that are not designed to comply with the rules regarding performance-based compensation under Section 162(m) of the Internal Revenue Code, based on the individual’s performance. ICP awards that are designed to comply with the rules regarding performance-based compensation under Section 162(m) of the Internal Revenue Code may be decreased in the Compensation Committee’s discretion, but may not be increased, and are limited to the lesser of (1) two times the individual’s annual base salary in effect as of May 19, 2004, or (2) two times the individual’s annual base salary in effect at the time the Compensation Committee specifies the awards and performance goals for such awards. In addition, in some circumstances the Compensation Committee may award discretionary bonuses if annual incentive awards are not paid.

Annual incentives provide us with a valuable retention tool, as employees in most cases must remain employed through the payment date in order to receive payment of their ICP awards. For those who remain with us until retirement age, or whose employment terminates due to death or disability, the retention value of the ICP award is not as critical of a factor. Consequently, a prorated portion of the executive’s ICP award would be payable upon retirement, death or disability, except that awards intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) are not payable upon retirement.

Mr. Parker’s employment agreement provides that he will have the opportunity to earn a target annual incentive award of at least 80% of his base salary and a maximum annual incentive award of 160% of his base salary. The Compensation Committee takes these provisions into account when it makes its annual incentive compensation decisions.

In March 2007, Watson Wyatt provided a report to the Compensation Committee to assist the Committee in establishing the criteria for 2007 annual incentives. The compensation consultant, along with management, recommended retaining net income as the performance metric for the ICP in 2007, but not excluding transition expenses from that amount, as was done in 2006 following the merger in late 2005. The Compensation Committee accepted these recommendations and set corporate goals for 2007 annual incentive awards based on our achievement of specified levels of net income, including transition costs associated with the merger, with target awards paid out at net income for 2007 of $700 million. No awards were to be paid if we had net income for 2007 of less than $415 million, and up to 200% of the target bonus amount could be paid to executives if we achieved net income greater than $980 million. The Compensation Committee determined to use net income as the performance metric for the corporate goals to focus on profitability, with the inclusion of transition costs designed to encourage minimizing those costs. To align performance incentives throughout our ranks, the Compensation Committee determined that we would not pay ICP awards if there was not a payout under our profit sharing bonus plan, which covers union employees and certain management employees.

Watson Wyatt and management also provided recommendations for setting the target payout levels for 2007 for individuals under the ICP based upon a percentage of base salary at each officer level. The recommended levels were the same as those used in 2006, with the addition of a target level for the new President position between the Chief Executive Officer and Executive Vice President levels. The Compensation Committee agreed with this recommendation, and also based its decision upon its determination of the appropriate target level for the Chief Executive Officer and for the other executive officers in relation to the Chief Executive Officer’s level. Therefore, in March of 2007, the Compensation Committee established Mr. Parker’s target annual cash incentive amount at 80% of base salary. Mr. Kirby’s target was set at 70% of his base salary. The Compensation Committee set target annual cash incentive amounts for Mr. Kerr, Ms. Dhillon, and Mr. Howlett at 45% of their base salaries. This structure was designed to further our compensation goal of increasing the relative amount of compensation at risk as management responsibilities increase, by making a higher proportion of the total compensation for higher level executives contingent upon achieving stated annual corporate goals.

In 2007, we failed to meet the threshold net income goals established by the Compensation Committee under the ICP. As a result, no named executive officer received an annual incentive award under the ICP for 2007.

Long-Term Incentive Compensation

We provide long-term incentive compensation to our executives in order to focus our management team’s efforts on our key long-term financial and operational goals. As with annual incentive compensation, targeted long-term incentive payouts are designed to combine with base salaries and annual incentives to provide a level of total cash compensation that is competitive with that of other major airlines and is reflective of the relative responsibilities of our executives.

Our long-term incentives are granted under the Performance-Based Award Program, or the “Performance Plan,” which is a program setting forth the terms of grants to be made under the US Airways Group, Inc. 2005 Equity Incentive Plan and is based on the structure of the pre-merger America West Holdings program. The Performance Plan is described in detail in the narrative to the Summary Compensation Table. The Performance Plan generally provides that, based on our relative “total stockholder return,” or “TSR,” ranking over a three year period against a pre-defined competitive peer group, and the attainment of at least a minimum threshold ranking, our participating key executives receive cash awards that represent the percentage of salary associated with the TSR ranking achieved. The Compensation Committee chose TSR as the performance measure for the Performance Plan because it is a measure commonly used in the airline industry. Furthermore, due to the volatility and highly competitive nature of the industry, the Compensation Committee determined that our TSR should be compared to that of our competitors in measuring performance. The Compensation Committee established the following competitive peer group for purposes of the Performance Plan in 2007, consisting of U.S.-based, publicly traded airlines: AirTran, Alaska, American, Continental, Delta, Frontier, Hawaiian, JetBlue, Midwest Express, Northwest, Southwest and United. Salary percentages earned based on the TSR ranking vary by position, with higher percentages payable for higher level executives. This structure was designed to further our compensation goal of increasing the relative amount of compensation at risk as management responsibilities increase, by making a higher proportion of the total compensation for higher level executives contingent upon achieving stated long-term corporate goals. The Compensation Committee does not have discretion to increase or decrease the awards once a performance cycle has begun. However, the Compensation Committee may discretionarily determine special performance cycles other than the usual three-year periods beginning each January 1, if it deems it appropriate.

The long-term incentives motivate executives to achieve strategic, operating and financial goals consistent with stockholder interests and help align interests of employees and stockholders by tying payment directly to the change in our stock price, a measure which represents tangible returns for stockholders. In addition, long-term incentives provide us with a valuable retention tool, as employees in most cases must remain employed through the payment date in order to receive payment of their Performance Plan awards. As noted above, however, for those who remain with us until retirement age, or whose employment terminates due to death or disability, retention is not as critical of a factor. As a result, the Performance Plan awards for performance cycles ending in the year of retirement, death or disability will be payable notwithstanding the executive’s termination of employment. We would also pay a prorated portion of the executive’s Performance Plan award for the transition performance cycle (as described below) ending in the year of the executive’s retirement, death or disability. The payout under the transition performance cycles is prorated because these cycles were specifically targeted at increasing retention during the critical two-year period following the merger. For the regular performance cycles, however, payment of the full amount of the award reflects recognition of the individual’s performance for over two-thirds of the performance period that ends in the year of termination, as well as loss of the opportunity to be rewarded for the other performance periods in progress at the time of termination. For the purposes of the Performance Plan, retirement refers to termination from employment with us after reaching age 55 and completing at least ten years of service.

In November of 2005, based on the recommendation of PayCraft and management, the Compensation Committee adopted a special performance cycle for our officers that ends on December 31, 2008, along with two transitional performance cycles that ended December 31, 2006 and December 31, 2007. Each of these performance cycles began on the effective date of the merger, September 27, 2005. The choice of September 27, 2005 as the starting date for these cycles reflected the Compensation Committee’s recognition that the combined company was essentially an entirely new company starting on that date, and therefore that date should be the starting point for measuring the success of the new company. All of the named executive officers participate in the special performance cycles ending December 31, 2008. The Compensation Committee adopted the shorter, transitional cycles for officers who were not covered under the pre-merger America West Holdings long-term incentive plan. The transition cycles were designed as a key retention tool for these officers, who had not received any long-term incentive grants for several years or had not been eligible for such grants, and who otherwise had no long-term incentive component to their compensation. The awards payable under these transition cycles were capped at the target level to control costs in light of the shorter measurement periods. Ms. Dhillon participates in these transition cycles. Pre-merger America West Holdings officers at the level of Senior Vice President and above, including Messrs. Parker, Kirby, Kerr and Howlett, participated in three-year performance cycles ending December 31, 2006 and December 31, 2007 under the terms of the pre-merger America West Holdings long-term incentive plan. Because the Committee adopted the special performance cycles in late 2005, no new performance cycle began in 2006.

In March 2007, the Compensation Committee established a three-year performance cycle commencing January 1, 2007 and ending December 31, 2009. Watson Wyatt provided an overview of the proposed 2007 program, including input from management, and recommended retaining the threshold, target and maximum payout percentages. However, the compensation consultant also recommended increasing the TSR ranking associated with the threshold payout percentage, to make the program more challenging, enhance the objective of encouraging executives to increase stockholder value, and align the program better with the market. At the same time, the consultant recommended making the maximum payout achievable at either a first or second TSR ranking, encouraging attainment of the maximum payout while still keeping that level at the top 10% of TSR performance among the peer group. The Compensation Committee therefore determined that previous threshold, target and maximum long-term incentive payout levels remained appropriate for the new cycle, while at the same time making the recommended adjustments in the corresponding TSR rankings. Target long-term incentive payout levels for the 2007-2009 performance cycle, which are achieved at a TSR rank of 7 out of the 13 airlines in the peer group, remain at 125% of base salary at the Chief Executive Officer level, 115% of base salary at the President level, 100% of base salary at the Executive Vice President level, 70% of base salary at the Senior Vice President level, and 45% of base salary at the Vice President level. More details with respect to the payment levels for the 2007-2009 performance cycle are set forth below in the narrative to the Summary Compensation Table.

For the three year performance cycle ending December 31, 2007 under the pre-merger America West Holdings long-term incentive plan, we attained a relative TSR ranking of 4th out of the peer group, which exceeded the target but did not meet the maximum. Consequently, Mr. Parker received a payout equal to 168% of his salary, Mr. Kirby received a payout equal to 143% of his salary, and Messrs. Kerr and Howlett received payouts equal to 110% of their respective salaries. For the transition performance cycle ending December 31, 2007, we attained a relative TSR ranking of 5th out of the peer group, which also exceeded the target. Because the transition performance cycle ending December 31, 2007 was capped at the target payout percentage, however, Ms. Dhillon received payouts equal to the target percentages of her salary, prorated for the periods during the transition performance cycle that she served as Vice President (with a 45% target percentage) and as Senior Vice President (with a 70% target percentage). The amounts payable under the pre-merger America West Holdings long-term incentive plan for the three-year performance cycles ending December 31, 2006 and December 31, 2007 as well as the amounts payable under the transitional performance cycle ending December 31, 2007, are reflected in the Summary Compensation Table below in the Non-Equity Incentive Plan Compensation column.

Upon the promotion of Mr. Kirby to our President in October of 2006, the Compensation Committee augmented Mr. Kirby’s existing awards under the Performance Plan by granting him new long-term incentive awards under the US Airways Group, Inc. 2005 Equity Incentive Plan, for the purpose of increasing his performance-based compensation commensurate with his new position. For Mr. Kirby’s special performance period that began October 1, 2006 and ended December 31, 2007, we achieved a TSR ranking of 11th out of the peer group, which entitled Mr. Kirby to a payout equal to 2.5% of his salary. The Compensation Committee did not approve a payment to Mr. Kirby due to an administrative oversight. Mr. Kirby will receive an equivalent payment to correct for this oversight. Mr. Kirby’s supplemental awards are described in more detail below in the narrative to the Summary Compensation Table.

Our long-term incentive awards are designed to be exempt from the deduction limitation under Internal Revenue Code Section 162(m), by meeting the requirements for performance-based compensation. This exemption is taken into account in designing and administering the awards, and was a motivating factor in the design of the US Airways Group, Inc. 2005 Equity Incentive Plan, under which the long-term incentive awards are granted.

Stock-Based Compensation

We make annual awards of stock-based compensation in order to focus key employees on our performance over time and to provide key employees with incentives for future performance to link the interests of recipients and stockholders. The Compensation Committee believes that stock-based awards provide an appropriate incentive to employees to meet our long-term goal of maximizing stockholder value. Our insider trading policy prohibits executive officers from hedging the economic risk of security ownership.

The Compensation Committee determines the number of awards to be granted to an individual based upon a variety of factors, including:

•	level of responsibility and job classification level;

•	job performance;

•	retention value; and

•	the results of compensation analysis described above.

The US Airways Group, Inc. 2005 Equity Incentive Plan, approved as part of the plan of reorganization in September 2005, is a long-term compensation plan under which executives and other key salaried employees may be awarded incentive stock options, nonstatutory stock options, stock appreciation rights, stock purchase awards, stock bonus awards, stock unit awards, and other forms of equity compensation (including performance-based stock awards), as well as performance-based cash awards. To date, our post-merger equity grants have consisted of grants of restricted stock units and stock appreciation rights, as described below in the narrative following the Summary Compensation Table.

Restricted stock units may provide for dividend equivalents if so determined by the Compensation Committee. While we do not currently declare dividends, providing for dividend equivalents if and when dividends are declared better aligns the executive’s incentives with those of stockholders, who receive the actual dividend payment. Restricted stock units and stock appreciation rights are subject to vesting requirements as determined by the Compensation Committee. The vesting requirements of restricted stock units are designed to increase retention and create incentives for the achievement of strategic and operational goals. The vesting schedule for stock appreciation rights is designed to provide an incentive to create stockholder value over time, since the full benefit of the stock appreciation rights cannot be realized unless stock appreciation occurs over a number of years.

Currently, stock appreciation right awards provide that they will become fully exercisable in the event of the recipient’s termination of employment by us without cause, termination by the executive for good reason, termination due to death or disability, or termination by us for any reason within 24 months following a “change in control.” Stock options granted under the America West 2002 Incentive Equity Plan and the America West 1994 Incentive Equity Plan historically have provided for immediate vesting in the event of the recipient’s termination due to death or disability. The other vesting events are designed to increase retention during the critical period following a change in control or other management restructuring.

Our grants of equity compensation may also be affected by employment agreement provisions. Mr. Parker’s employment agreement provides that Mr. Parker will be granted equity-based awards commensurate with his status as our most senior executive officer, at the times when equity grants are made to other senior executive officers as a group.

As part of the integration of the executive compensation programs, PayCraft analyzed the equity programs of pre-merger US Airways Group and America West Holdings, and determined that new equity awards were needed to increase retention for the combined company. Accordingly, the consultant recommended “new hire” type awards for the former US Airways officers whose prior grants had been cancelled in connection with the bankruptcy. In designing a strategy for the next five years, the consultant recommended that the Compensation Committee revisit its annual grants and allocation methodology at the first quarter meeting in 2006. In April of 2006, the consultant made a second presentation to the Compensation Committee that considered the pre-merger equity programs of each company, as compared to the equity programs of the other carriers, and also considered dilution issues, accounting and perceived value for executives of various award mixes. To be consistent with the market but limit the rate at which our available equity awards under the 2005 Equity Incentive Plan were used, the consultant recommended annual awards for all eligible employees totaling approximately 1.75% of fully diluted shares outstanding. In determining the mix of recommended equity awards, the consultant considered the impact of different market scenarios (e.g., increasing, decreasing and volatile stock prices) on various combinations of restricted stock and stock appreciation rights in terms of accounting expense and the ultimate value to the award recipients. The consultant recommended a balanced approach with a mix of 50% of the value of awards granted each year in the form of stock options or stock appreciation rights and 50% of the award value granted each year in the form of restricted stock awards or restricted stock units. In particular, the consultant recommended annual grants to the Chief Executive Officer of 15% of the annual pool, with each Executive Vice President receiving 40% of the CEO’s grant amount, Senior Vice Presidents each receiving 35% of the EVP’s grant amount, and Vice Presidents each receiving 50% of the SVP’s grant amount.

Following the merger, in late 2005 the Compensation Committee made initial grants to senior executives as well as to pre-merger US Airways employees. The Compensation Committee approved the grants to the senior executives in recognition of their additional merger-related responsibilities and to encourage retention following the merger. The Committee determined to make the additional grants to the pre-merger US Airways employees in recognition of the cancellation of all of their prior equity grants in connection with US Airways’ bankruptcy, to increase their equity holdings and thereby align their interests with stockholders and their equity compensation with that of their pre-merger America West counterparts. Going forward, however, the Compensation Committee determined to make awards annually in the spring consistent with market practice to be a competitive employer and consistent with historical practice. In April 2007, the Committee adopted an equity grant policy to standardize the timing, practices and procedures in granting equity awards. The policy provides that equity grants, other than new hire, promotion or special purpose grants, will be granted once per year at the second regularly scheduled meeting of the Committee or at a special meeting held for this purpose as close in time to the regularly scheduled meeting as possible.

In April of 2007, Watson Wyatt provided an analysis of the overall equity grant framework and individual grants for executive officers, providing alternatives based upon the general principal of retaining similar overall value to the 2006 grant, but adjusting the number of awards to reflect the then current stock price. Management made recommendations to the Compensation Committee for the annual equity grants, which corresponded to the consultant’s alternative of retaining the number of stock appreciation rights granted in 2006, while reducing the number of restricted stock units to reflect the increase in stock price since the time of the 2006 grant. Although the stock price had increased since 2006, leading to an increase in the value of stock appreciation rights as measured for accounting purposes, management believed that executives would not view these awards as inherently more valuable due to the relatively high strike price associated with these awards. The Committee therefore decided not to reduce the number of stock appreciation rights granted to executives in 2007 so as to avoid the perception by executives that their overall compensation had been reduced. The actual awards made to the named executive officers in 2007 are shown below in the Grants of Plan-Based Awards table and the table on page 34 and described in more detail in the narrative following those tables.

Our stock appreciation rights are designed to be exempt from the deduction limitation under Internal Revenue Code Section 162(m) (discussed above), by meeting the requirements for performance-based compensation. This exemption is taken into account in designing and administering the awards, and was a motivating factor in the design of the 2005 Equity Incentive Plan. Awards of restricted stock units that are subject to performance-based vesting criteria are designed to satisfy the requirements for performance-based compensation and maximize our tax deduction. However, we made awards of restricted stock units in 2007 that are subject to time-based vesting only, which would not satisfy the requirements for performance-based compensation under Section 162(m). This result was taken into account by the Compensation Committee in its determination of the mix of equity awards to be granted, but the Committee ultimately determined that our needs were met by the combination of award types chosen.

Severance Obligations

The employment agreement for Mr. Parker and the Executive Change in Control and Severance Benefits Agreements provide for certain compensation and benefits upon termination of employment under circumstances that are described in detail under the section entitled “Potential Payments Upon Termination or Change in Control.”

Mr. Parker’s employment agreement was amended and restated in November 2007 principally to extend the term of the agreement to December 2011, update the agreement to reflect changes in corporate structure since the merger and conform to provisions in the new Executive Change in Control and Severance Benefits Agreements entered into with the other executive officers in November 2007, and bring the agreement into compliance with Section 409A of the Internal Revenue Code. The agreement, as amended and restated, provides benefits to Mr. Parker upon termination of employment, by him for any reason within 24 months following a change of control or for “good reason” at any time, and by us other than due to Mr. Parker’s “misconduct.” The agreement also provides certain benefits to Mr. Parker if his employment agreement expires without being renewed by us or if he becomes disabled. The provisions of Mr. Parker’s agreement principally reflect negotiation with him at the time of hire, as well as market practice in a competitive and volatile industry.

The executive officers, other than Mr. Parker, entered into new Executive Change in Control and Severance Benefits Agreements in November 2007. The new agreements provide benefits to the executives upon termination of employment by us for any reason other than “misconduct” or disability or by the executive with “good reason,” in each case within 24 months following a change of control of US Airways Group. The agreements also provide benefits in specified circumstances prior to a change of control in contemplation of that change of control. Similar agreements were in place for executives of America West prior to the 2005 merger, but the protections offered under those agreements expired in September 2007. At the recommendation of management, the new Executive Change in Control and Severance Benefits Agreements were patterned after the pre-merger agreements, which proved successful in retaining and motivating executives during the 24 month period following the merger with America West.

In the case of both Mr. Parker’s employment agreement and new Executive Change in Control and Severance Benefits Agreements, benefits are provided in connection with a change in control, in part because a change in control situation often undermines our executive officers’ job security, and it is to our benefit to encourage the executive officers to seek out beneficial business transactions and to remain with us through the closing of the transaction, even though their futures may be uncertain as a result. The additional security provided by the agreements also helps to increase retention after these types of transactions, which helps to maintain stability during an often tumultuous time. As such, we structured the majority of change of control provisions in the agreements with a “double trigger,” which requires termination of the executive for any reason other than misconduct or disability or by the executive for good reason, in each case in connection with a change of control. This structure essentially places the decision of whether or not to trigger change of control benefits largely in the hands of the acquiring company since the consummation of the transaction alone would not trigger the benefit. In limited circumstances, the executive receives “single trigger” benefits upon the change of control, which do not require termination of employment. These benefits consist of full vesting and exercisability of the executive’s stock awards and entitlement to lifetime top priority, first class, positive space travel privileges for the executive and his or her dependents. The former benefit permits the executive to participate in a change of control transaction on the same basis as our other stockholders, while the latter benefit provides an incentive for executives to consummate transactions that are beneficial to our stockholders.

Other Benefits

We have certain broad-based employee benefit plans in which all employees, including the executives, participate, such as group life and health insurance plans, qualified retirement plans and certain flight benefits. These benefits are provided as part of the basic conditions of employment that we offer to all of our employees. Long-term disability benefits, life insurance and flight benefits for our executive officers are at an enhanced level compared to what is provided for other employees. We make additional cash payments to the named executive officers to cover their income tax liabilities for their use of flight benefits, taxable moving expenses and taxable life insurance benefits. Additionally, our officers are provided director/officer liability insurance coverage and are parties to indemnity agreements with us. We offer a few standard perquisites to our executives, including financial advisory services and executive physicals.

The incremental cost to us of the benefits provided to our executives under these plans and perquisites is not material to us. Benefits under these plans and perquisites are not directly or indirectly tied to company or individual performance. We provide these enhanced benefits and perquisites to senior executives to provide security, convenience and support services that allow them to more fully focus attention on carrying out their responsibilities to us. In addition, these benefits and perquisites are generally standard in the industry and consequently are necessary for us to be competitive and retain talented executives.

Compensation and Human Resources Committee Report

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation and Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Human Resources Committee

Herbert M. Baum (Chair)
Richard C. Kraemer
Cheryl G. Krongard
Denise M. O’Leary
Edward L. Shapiro

Summary Compensation Table

The following table sets forth compensation earned by (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) our other three most highly compensated executive officers as of December 31, 2007. These individuals are collectively referred to as the “named executive officers.” This disclosure is limited to our executive officers as defined by the SEC, and does not necessarily represent our five highest paid employees.

								Change in
								Pension
								Value and
								Nonqualified
						Non-Equity		Deferred
				Stock	Option	Incentive Plan		Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation		Earnings	Compensation		Total
Principal Position	Year	($) (1)	($)	($) (2)	($) (3)	($)		($)	($)		($)

W. Douglas Parker	2007	$550,000	—	1,941,585	1,939,639	924,000	(4)	—	89,772	(9)	5,444,996
Chairman of the Board and Chief Executive Officer	2006	550,000	—	1,657,930	1,352,705	1,749,000	(5)	—	47,947		5,357,582
J. Scott Kirby	2007	490,000	—	735,513	1,304,515	700,700	(4)	—	37,599	(10)	3,268,327
President	2006	431,827	—	554,194	616,698	1,234,692	(6)	—	56,124		2,893,535
Derek J. Kerr	2007	315,000	—	244,961	233,881	346,500	(4)	—	35,830	(11)	1,176,171
Senior Vice President and Chief Financial Officer	2006	297,404	—	213,329	160,409	598,500	(7)	—	27,830		1,297,472
Janet Dhillon	2007	283,250	—	120,571	532,299	169,425	(4)	—	28,468	(12)	1,134,013
Senior Vice President — General Counsel								—
C.A. Howlett	2007	278,100	—	244,961	233,881	305,910	(4)	—	21,725	(13)	1,084,577
Senior Vice President — Public Affairs	2006	266,521	—	213,329	160,409	528,390	(8)	—	22,389		1,191,038

(1)	Amounts in this column may not be equal to the named executive officer’s annual base salary amount, as set forth in the Compensation Discussion and Analysis, due to the timing of pay periods and due to changes in the base salary of some named executive officers during the year.

(2)	Amounts in this column represent the aggregate amount of restricted stock unit expense in each of 2007 and 2006 for the named executive officers. For a description of the assumptions made to arrive at these amounts, see note 17 to US Airways Group’s consolidated financial statements in US Airways Group’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2007 and 2006, respectively.

(3)	Amounts in this column represent the aggregate amount of stock option and stock appreciation right expense in each of 2007 and 2006 for the named executive officers. For a description of the assumptions made to arrive at these amounts, see note 17 to US Airways Group’s consolidated financial statements in US Airways Group’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2007 and 2006, respectively.

(4)	Amounts consist of long-term incentive payments for performance cycles ending on December 31, 2007.

(5)	Amount for Mr. Parker consists of $880,000 for his ICP (annual incentive) payment and $869,000 for his long-term incentive payment.

(6)	Amount for Mr. Kirby consists of $578,500 for his ICP (annual incentive) payment, $651,700 for his long-term incentive payment for the performance cycle beginning January 1, 2004 and ending December 31, 2006, and $4,492 for his long-term incentive payment for the performance cycle beginning October 1, 2006 and ending December 31, 2006.

(7)	Amount for Mr. Kerr consists of $283,500 for his ICP (annual incentive) payment and $315,000 for his long-term incentive payment.

(8)	Amount for Mr. Howlett consists of $250,290 for his ICP (annual incentive) payment and $278,100 for his long-term incentive payment.

(9)	Amount for Mr. Parker includes personal travel benefits and $9,702 in tax liability payments related to personal travel benefits, $44,925 in payments for legal fees incurred in connection with the negotiation of

Mr. Parker’s Amended and Restated Employment Agreement, personal cell phone usage, a charitable life insurance policy premium and club dues.

(10)	Amount for Mr. Kirby includes personal cell phone usage, an executive physical, financial services, personal travel benefits and $8,970 in tax liability payments related to personal travel benefits. The amount of personal travel benefits included herein is the annuitized present value of lifetime travel benefits earned by Mr. Kirby in connection with the merger of US Airways Group and America West in 2005. These benefits are described in detail under the heading “Officer Benefits and Perquisites.”

(11)	Amount for Mr. Kerr includes personal cell phone usage, financial services, an executive physical, personal travel benefits and $7,716 in tax liability payments related to personal travel benefits. The amount of personal travel benefits included herein is the annuitized present value of lifetime travel benefits earned by Mr. Kerr in connection with the merger of US Airways Group and America West in 2005. These benefits are described in detail under the heading “Officer Benefits and Perquisites.”

(12)	Amount for Ms. Dhillon includes personal cell phone usage, an executive physical, financial services, personal travel benefits and $5,796 in tax liability payments related to personal travel benefits. The amount of personal travel benefits included herein is the annuitized present value of lifetime travel benefits earned by Ms. Dhillon in connection with the merger of US Airways Group and America West in 2005. These benefits are described in detail under the heading “Officer Benefits and Perquisites.”

(13)	Amount for Mr. Howlett includes personal cell phone usage, financial advice, personal travel benefits and $7,000 in tax liability payments related to personal travel benefits. The amount of personal travel benefits included herein is the annuitized present value of lifetime travel benefits earned by Mr. Howlett in connection with the merger of US Airways Group and America West in 2005. These benefits are described in detail under the heading “Officer Benefits and Perquisites.”

Annual Equity Compensation

The following table is presented to show the value of the 2007 equity grants as to the named executive officers as of December 31, 2007, but it differs substantially from the Summary Compensation Table (the “SCT”) required by the SEC and is not a substitute for the information required by the SCT on page 32.

The SCT shows compensation information in a format required by the SEC. One major difference between the SCT and the following table is that the Stock Awards and Option Awards columns in the SCT report the expense recognized for financial statement reporting purposes with respect to 2007 in accordance with SFAS 123R and applicable SEC rules. The following table includes equity grants made in 2007 but excludes grants made for performance years prior to that. The SCT, on the other hand, includes all or part of equity grants made in a number of different years based on the amounts we expensed for accounting purposes during 2007. Also, the following table represents the dollar value that would have been received by the named executive officers on December 31, 2007, subject to taxes and other required deductions, if the options could be exercised and the restricted stock units had vested and shares of stock could be sold, rather than the accounting value recorded on the financial statements of US Airways as presented on the SCT.

						CashValue of Stock
			Number of Shares of	Number of Stock	Exercise or Base	and Option
			Restricted Stock	Appreciation	Price of Option	Awards as of
			Units	Rights	Awards	12/31/07
Name	Grant Date		(#)	(#)	($/Sh)	($)

W. Douglas Parker	4/11/07	(1)	24,540			$360,983	(3)
	4/11/07	(2)		90,000	$45.01	—	(4)
J. Scott Kirby	4/11/07	(1)	17,180			$252,718	(3)
	4/11/07	(2)		63,000	$45.01	—	(4)
Derek J. Kerr	4/11/07	(1)	3,440			$50,602	(3)
	4/11/07	(2)		12,500	$45.01	—	(4)
Janet Dhillon	4/11/07	(1)	3,440			$50,602	(3)
	4/11/07	(2)		12,500	$45.01	—	(4)
C.A. Howlett	4/11/07	(1)	3,440			$50,602	(3)
	4/11/07	(2)		12,500	$45.01	—	(4)

(1)	Grant of restricted stock units under the 2005 Equity Incentive Plan.

(2)	Grant of stock appreciation rights under the 2005 Equity Incentive Plan.

(3)	Reflects the value of the restricted stock units if all units were vested and the executive was able to sell shares of stock at the closing price of $14.71 on December 31, 2007.

(4)	The option awards granted to our executive officers are stock appreciation rights and therefore have value as to such executive officers only upon an increase in the stock price from the date of grant. The stock price on the date of grant was $45.01, and the stock price as of December 31, 2007 was $14.71.

Grants of Plan-Based Awards in 2007

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant Date
			Estimated Future Payouts						Number of	Number of	or Base	Fair Value
			Under Non-Equity Incentive			Estimated Future Payouts Under Equity Incentive			Shares of	Securities	Price of	of Stock
			Plan Awards			Plan Awards			Stock or	Underlying	Option	and Option
			Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Option	Awards	Awards
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($) (5)

W. Douglas Parker	—	(1)	110,000	440,000	880,000
	4/11/07	(2)							24,540			$1,104,545
	4/11/07	(3)								90,000	$45.01	$1,588,788
	—	(4)	297,000	687,500	1,100,000
J. Scott Kirby	—	(1)	85,750	343,000	686,000
	4/11/07	(2)							17,180			$773,272
	4/11/07	(3)								63,000	$45.01	$1,112,152
	—	(4)	240,100	563,500	980,000
Derek J. Kerr	—	(1)	35,438	141,750	283,500
	4/11/07	(2)							3,440			$154,834
	4/11/07	(3)								12,500	$45.01	$220,665
	—	(4)	94,500	220,500	441,000
Janet Dhillon	—	(1)	31,866	127,463	254,925
	4/11/07	(2)							3,440			$154,834
	4/11/07	(3)								12,500	$45.01	$220,665
	—	(4)	84,975	198,275	396,550
C.A. Howlett	—	(1)	31,286	125,145	250,290
	4/11/07	(2)							3,440			$154,834
	4/11/07	(3)								12,500	$45.01	$220,665
	—	(4)	83,430	194,670	389,340

(1)	Reflects potential payouts of annual incentive compensation awards under the Incentive Compensation Plan of US Airways Group, Inc. for 2007. No awards were actually made under the plan for 2007.

(2)	Grant of restricted stock units under the 2005 Equity Incentive Plan.

(3)	Grant of stock appreciation rights under the 2005 Equity Incentive Plan.

(4)	Reflects potential payouts of long-term incentive compensation awards under the 2005 Equity Incentive Plan for performance periods beginning in 2007.

(5)	For a description of the assumptions made to arrive at these amounts, see note 17 to US Airways Group’s consolidated financial statements in US Airways Group’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2007 and 2006, respectively.

Employment and Other Executive Agreements

Employment Agreement with W. Douglas Parker

On November 28, 2007, we entered into an Amended and Restated Employment Agreement with Mr. Parker. The agreement amends and restates his employment agreement dated as of February 24, 2004 with America West Holdings. The amended and restated agreement provides for Mr. Parker to serve as Chairman of the Board and Chief Executive Officer of US Airways and US Airways Group. The amended and restated agreement continues through December 31, 2011, and is automatically extended for successive one-year periods unless either party provides 15 months’ prior written notice that the term will not be extended.

The agreement, as amended and restated, provides for the following compensation and benefits:

•	A minimum annual cash base salary in the amount of $550,000, or such higher amount as determined by the Compensation Committee.

•	Eligibility for an annual cash incentive award based on a target of at least 80% of his base salary and a maximum of 160% of his base salary.

•	Eligibility to participate in our long-term incentive awards (currently provided under the Performance-Based Award Program).

•	Eligibility to receive equity-based incentive awards appropriate for his status as our most senior executive officer.

•	A $2 million term life insurance policy.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for Mr. Parker and his eligible dependents, less the cost of such benefits for an active employee for 24 months, plus a tax gross-up for the lump sum payment.

•	Membership fees and dues for up to two clubs that Mr. Parker may choose to join.

•	Other benefits and perquisites that are offered to senior executives.

•	Termination benefits described in detail under the heading “Potential Payments Upon Termination or Change in Control.” Mr. Parker is required to enter into a general waiver and release of claims following termination of employment prior to the payment of any benefits under the agreement.

Officer Benefits and Perquisites

We have certain broad-based employee benefit plans in which all employees, including the named executive officers, participate, such as group life and health insurance plans, 401(k) plans and qualified retirement plans. The cost of most employee benefit plans in which all employees participate that do not discriminate in favor of executives are not included in the amounts shown on the Summary Compensation Table. Matching contributions to Future Care: The America West Airlines 401(k) Plan (in which America West employees participated in 2007) and employer contributions to the US Airways, Inc. Employees Pension Plan (in which employees of US Airways participated in 2007) are reflected in the amounts shown in the “All Other Compensation” column of the Summary Compensation Table.

The “All Other Compensation” column of the Summary Compensation Table also includes amounts attributable to travel benefits provided to our officers, and tax payments to offset personal income taxes on those benefits. The flight benefits provided to executive officers include unlimited top-priority reserved travel in any class of service, for the executive and his or her immediate family, including eligible dependent children, for personal purposes. The executive officer and his or her immediate family, including eligible dependent children, also have access to our travel lounges at various airports. The executive officer’s parents may also travel in any class of service if space is available, subject to a service fee and payment of any applicable security fees and international taxes. The executives are also eligible for 12 free passes each year for reserved travel for non-eligible family members and friends. The executive officer is required to pay international fees and taxes, if applicable. Pursuant to the terms of the Executive Change in Control and Severance Benefits Agreements in effect at the time of the merger of US Airways Group with America West Holdings in 2005, effective upon the change of control triggered by the merger, Messrs. Kirby, Kerr and Howlett became entitled to continue these travel benefits for the remainder of their lives. In connection with the merger, Ms. Dhillon also became entitled to these travel benefits for the remainder of her life.

The amount of travel-related benefit listed in the Summary Compensation Table for Mr. Parker in 2007 represents the actual value of travel utilized by Mr. Parker and his eligible dependents during the year and tax liability payments related to this travel. For Messrs. Kirby, Kerr and Howlett and Ms. Dhillon, the amount of travel-related benefits listed in the Summary Compensation Table equals the 2007 annuitized value of the lifetime travel benefits of each executive. We calculated the amount of the travel-related benefit for 2007 by first determining the present value of each officer’s right to the lifetime travel-related benefits using a discount rate of 5.75% and the RP2000 White Collar mortality table. Each present value assumes a 1% annual increase in the cost of travel over the lifetime of the officer and is based on the average 2006 travel usage among officers of the Company. The present value for each officer was then annuitized to determine the amount of travel-related benefit for 2007.

Executive officers also receive life insurance that is at an enhanced level compared to what is provided for other employees. Life insurance premiums paid by us and tax payments made to offset the resulting income to the executive are included in the “All Other Compensation” column of the Summary Compensation Table. We also provide long-term disability benefits to the executives that are not provided to other employees, which are described under “Potential Payments Upon Termination or Change in Control.” Premiums for this benefit are also included in the “All Other Compensation” column of the Summary Compensation Table.

We offer our executives perquisites, including financial advisory services and executive physicals. Each year, we will reimburse up to $4,500 for Senior Vice Presidents or higher level officers to receive personal tax planning, estate planning and retirement planning services from a certified financial planner, certified public accountant or attorney. Executive physicals include a comprehensive physical exam, laboratory work, and other appropriate tests based on the age and gender of the executive. We pay the full cost of the designated testing, plus up to $2,500 of additional diagnostic tests elected by the executive. These perquisites are all included in the “All Other Compensation” column of the Summary Compensation Table for our named executive officers who received at least $10,000 in perquisites during 2007. Our executives also have the opportunity to use tickets that we receive pursuant to marketing agreements with sports franchises and sky boxes at various athletic stadiums around Phoenix, Arizona, for personal use at no cost to the executive. There is no additional incremental cost to us when an executive officer uses these benefits, so they are not included in the amounts shown in the Summary Compensation Table.

As required under his employment agreement, we pay monthly dues and assessments for Mr. Parker’s country club membership. We also pay Mr. Parker an additional amount to cover his income tax liability for these payments. In addition, Mr. Parker is a participant in the America West Holdings Directors’ Charitable Contribution Program, under which we pay annual premiums on a joint life insurance policy. Under the program, $1 million will be donated to one or more qualifying charitable organizations chosen by Mr. Parker. For a more detailed description of the charitable contribution program, see the narrative above under the Director Compensation table. All of these amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Cash-Based Incentive Compensation

Annual Incentive Compensation Awards

We provide annual incentive compensation to our executives under the Incentive Compensation Plan of US Airways Group, Inc., referred to as the “ICP.” On March 26, 2007, the Compensation Committee established the criteria for 2007 annual incentives. The corporate goals for 2007 annual incentive awards are based on our achievement of specified levels of net earnings, including transition costs associated with the merger, with target awards paid out at net income for 2007 of $700 million. No awards were to be paid if we had net income less than $415 million, and up to 200% of the target bonus amount could be paid to executives if we achieved net income greater than $980 million. The Compensation Committee established Mr. Parker’s target annual cash incentive amount at 80% of base salary. Mr. Kirby’s target was set at 70% of his base salary. The Compensation Committee set target annual cash incentive amounts for Mr. Kerr, Ms. Dhillon, and Mr. Howlett at 45% of their base salaries.

The amounts set forth in the Grants of Plan-Based Awards table above reflect the threshold, target and maximum amounts payable to each of the named executive officers under the ICP for 2007. Because we did not achieve the threshold net income goal in 2007, no annual incentive awards were paid to the named executive officers for 2007.

Long-Term Incentive Compensation Awards

We provide long-term incentive compensation to our executives under the Performance-Based Award Program (the “Performance Plan”), which is a program setting forth the terms of long-term incentive grants to be made under the US Airways Group, Inc. 2005 Equity Incentive Plan. The Performance Plan allows our key executives to receive cash awards in the event that we meet certain performance thresholds at the end of rolling three-year “performance cycles” and special performance cycles designated by the Compensation Committee. At the end of each performance cycle the amount of total stockholder return, or “TSR,” as calculated by the price appreciation of our common stock during the performance cycle, is compared against the TSR for members of a pre-defined competitive peer group. The TSR for each company is calculated by taking the average of the daily closing prices over the three-month period before the measurement date, which is the first and last days of the performance cycle. Following the merger, the competitive peer group consisted of AirTran, Alaska, American, ATA Holdings (which is no longer a public company), Continental, Delta, Frontier, Hawaiian, JetBlue, Midwest Express, Northwest, Southwest and United. For the performance period established by the Compensation Committee in 2007, the competitive peer group consists of AirTran, Alaska, American, Continental, Delta, Frontier, Hawaiian, JetBlue, Midwest Express, Northwest, Southwest and United. Based on our relative TSR ranking against this group, and the attainment of at least a minimum threshold ranking, our participating key executives receive cash awards that represent a percentage of salary associated with the TSR ranking achieved. Payment is generally made in cash within sixty days after the end of the performance cycle, but in no event later than March 15th following the year in which the performance cycle ends.

As discussed above in the Compensation Discussion and Analysis, in November of 2005, the Compensation Committee approved a special performance cycle for our officers that ends on December 31, 2008, along with two transitional performance cycles that ended on December 31, 2006 and December 31, 2007, for officers who were not covered under the pre-merger America West Holdings long-term incentive plan. Each of these performance cycles began on the effective date of the merger, September 27, 2005. Because of the special performance cycle, no new performance cycle began in 2006. However, three-year performance cycles ending on December 31, 2006 and December 31, 2007 were already in place for former America West Holdings officers at the level of Senior Vice President or above under the pre-merger America West Holdings program. Each named executive officer’s payments under the Performance Plan, or the pre-merger plan of America West Holdings, for the performance cycles that ended on December 31, 2007 are included in the amounts shown under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

The following chart provides payment levels for the performance cycles that ended December 31, 2007. The payment amounts for rankings by TSR for the transitional performance cycle that began September 27, 2005 and ended December 31, 2007, by position, were determined in accordance with this chart, except that the Compensation Committee determined that we would not pay above the target bonus amounts for that cycle:

	Payout as a % of Base Salary
Our TSR Relative Rank	CEO	EVP	SVP	VP

1 of 14 (Maximum)	200%	175%	140%	90%
2 of 14	187.5%	162.5%	128.33%	82.5%
3 of 14	175%	150%	116.67%	75%
4 of 14	162.5%	137.5%	105%	67.5%
5 of 14	150%	125%	93.33%	60%
6 of 14	137.5%	112.5%	81.67%	52.5%
7 of 14 (Target)	125%	100%	70%	45%
8 of 14	108%	86%	60%	38.75%
9 of 14	89%	71%	50%	32.5%
10 of 14	71%	57%	40%	26.25%
11 of 14 (Threshold)	54%	43%	30%	20%
12 of 14 or lower	0%	0%	0%	0%

As discussed in the Compensation Discussion and Analysis, upon the promotion of Mr. Kirby to our President on October 1, 2006, the Compensation Committee granted Mr. Kirby new long-term incentive awards under the US Airways Group, Inc. 2005 Equity Incentive Plan. Mr. Kirby’s supplemental awards have the same terms and conditions as awards under the Performance Plan, with the following payment amounts:

	Payout Level for Performance Period
	From October 1,	From October 1,	From October 1,
	2006 through	2006 through	2006 through
Our TSR Relative Rank	December 31, 2006	December 31, 2007	December 31, 2008

1 of 14 (Maximum)	2.08%	10.42%	17.31%
2 of 14	1.94%	9.72%	16.15%
3 of 14	1.81%	9.03%	15.00%
4 of 14	1.67%	8.33%	13.85%
5 of 14	1.53%	7.64%	12.69%
6 of 14	1.39%	6.94%	11.54%
7 of 14 (Target)	1.25%	6.25%	10.38%
8 of 14	1.04%	5.21%	8.65%
9 of 14	0.92%	4.58%	7.62%
10 of 14	0.71%	3.54%	5.88%
11 of 14 (Threshold)	0.5%	2.5%	4.15%
12 of 14 or lower	0%	0%	0%

At the end of the performance cycle beginning January 1, 2005 and ending December 31, 2007 for former America West Holdings officers at the level of Senior Vice President or above under the pre-merger America West Holdings program, our TSR ranked 4th of 15, as compared to the airlines in the peer group for the performance cycle. At the end of the transitional performance cycle beginning September 27, 2005 and ending December 31, 2007, our TSR ranked 5th of 14, as compared to the airlines in the peer group for the performance cycle, but award payments were limited to the target level for this transitional performance cycle. At the end of the special performance cycle for Mr. Kirby beginning October 1, 2006 and ending December 31, 2007, our TSR ranked 11th of 14, as compared to the airlines in the peer group for the performance cycle. As a result, we paid each of the named executive officers the awards for the performance cycles ending December 31, 2007, set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2007. As noted in the Compensation Discussion and Analysis, the Compensation Committee did not approve a payment to Mr. Kirby for the special performance cycle beginning October 1, 2006, due to an administrative oversight. Mr. Kirby will receive an equivalent payment to correct for this oversight.

The following chart provides payment levels for the performance cycle beginning January 1, 2007 through December 31, 2009.

	Payout as a % of Base Salary
Our TSR Relative Rank	CEO	President	EVP	SVP	VP

1-2 of 13 (Maximum)	200%	200%	175%	140%	90%
3 of 13	185%	183%	160%	126%	81%
4 of 13	170%	166%	145%	112%	72%
5 of 13	155%	149%	130%	98%	63%
6 of 13	140%	132%	115%	84%	54%
7 of 13 (Target)	125%	115%	100%	70%	45%
8 of 13 (Threshold)	54%	49%	43%	30%	20%
9 of 13 or lower	0%	0%	0%	0%	0%

Although executives are generally required to remain employed through the payment date in order to receive payment of a long-term incentive award, the Performance Plan provides an exception for termination of employment due to retirement, death or disability, as described under the section entitled “Potential Payments Upon Termination or Change in Control.”

Equity Compensation Plan Information

US Airways Group, Inc. 2005 Equity Incentive Plan

The US Airways Group, Inc. 2005 Equity Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonus awards, stock unit awards, and other forms of equity compensation (including performance-based stock awards), as well as performance-based cash awards. Our employees, consultants and non-employee directors are eligible to receive awards under the 2005 Equity Incentive Plan. The Compensation Committee administers the 2005 Equity Incentive Plan and has broad authority to determine the terms and conditions of awards granted under the plan.

To date, equity grants to executive officers under the 2005 Equity Incentive Plan have consisted of grants of restricted stock units and stock appreciation rights. Restricted stock units entitle the recipient to receive shares of common stock upon vesting, subject to any other limitations established by the Compensation Committee. Stock appreciation rights permit the employee to receive payment of the increase in the value of a share of our common stock between the date of grant and the date the right is exercised by the employee. The value on the grant date is referred to as the “base price” or “exercise price” of the stock appreciation right. Upon exercise, payment of the value of stock appreciation rights is generally made, or “settled,” in the form of our common stock. The base prices of all stock appreciation rights have been and will be at least equal to the fair market value of the underlying shares on the grant date, which is defined as the closing price of our common stock on the NYSE as reported on the date of grant.

Awards granted in 2007 provide that they will become fully exercisable and vested in the event of the recipient’s termination of employment by us without cause, termination by the executive for good reason, termination due to death or disability, or termination by us for any reason within 24 months following a “change in control,” as described in greater detail below in the section entitled “Potential Payments Upon Termination or Change in Control.” In addition, the Compensation Committee may accelerate vesting at any time in its discretion. No award may be exercised after the tenth anniversary of the grant date or the earlier termination of the award. Stock appreciation rights may be exercised for three months after termination of the employee’s service except: (1) in the event of death, disability or retirement, in which case vested stock appreciation rights may be exercised at any time within three years following termination or death, as applicable; or (2) if the employee’s service is terminated for cause, in which case the stock appreciation rights will terminate immediately upon the employee’s termination of service.

On April 11, 2007, the Compensation Committee awarded 24,540 restricted stock units to Mr. Parker, 17,180 to Mr. Kirby, and 3,440 each to Mr. Kerr, Ms. Dhillon, and Mr. Howlett. The restricted stock units vest over three years, one third on each anniversary of April 11, 2007, the grant date. Restricted stock units do not provide the right to vote the underlying shares, but provide for the payment of dividend equivalents. This means that the holder of stock units will receive payment equal to any cash dividends or other cash distributions paid with respect to a corresponding number of shares of our common stock. If any dividends or other distributions are paid in shares of our stock, the fair market value of these dividends or other distributions will be converted into additional restricted stock units.

The Compensation Committee also awarded 90,000 stock appreciation rights to Mr. Parker, 63,000 to Mr. Kirby, and 12,500 each to Mr. Kerr, Ms. Dhillon, and Mr. Howlett. The stock appreciation rights vest over three years, one third on each anniversary of April 11, 2007, and have a base price equal to the closing price on April 11, 2007, the grant date.

As discussed in Proposal No. 3 below, we are asking our stockholders to approve the US Airways Group, Inc. 2008 Equity Incentive Plan. If approved, it will replace the 2005 Equity Incentive Plan.

America West 2002 Incentive Equity Plan

The America West 2002 Incentive Equity Plan, approved by America West Holdings’ stockholders in May 2002, is a long-term compensation plan under which executives and other key salaried employees could be awarded stock options, restricted stock and other stock-based compensation. Terms of all awards were determined by the Compensation and Human Resources Committee of the America West Holdings Board of Directors, which administered the plan. The Committee generally imposed three-year vesting schedules for all grants, and the exercise price of all awards could not be less than the market value of a share of America West Holdings Class B common stock on the date of grant.

A total of 8,000,000 shares of America West Holdings Class B common stock were reserved under the 2002 Equity Incentive Plan. Immediately following the merger and the conversion of America West Holdings Class B common stock into US Airways Group common stock, 2,702,229 shares of US Airways Group common stock were subject to outstanding awards and 312,363 shares of US Airways Group common stock were available for future issuance under the 2002 Equity Incentive Plan. We can no longer issue any additional awards under the 2002 Equity Incentive Plan, which has been terminated. However, any shares subject to outstanding stock awards granted under the 2002 Incentive Equity Plan that expire, are forfeited, or otherwise terminate prior to exercise or settlement result in an increase in the share reserve of the 2005 Equity Incentive Plan. The 2002 Incentive Equity Plan replaced the America West 1994 Incentive Equity Plan.

America West 1994 Incentive Equity Plan

The America West 1994 Incentive Equity Plan, approved by the America West Holdings stockholders in May 1994, is a long-term compensation plan under which executives and other key salaried employees could be awarded stock options, restricted stock and other stock-based compensation. Terms of all awards were determined by the Compensation and Human Resources Committee of the America West Holdings Board of Directors, which administered the plan. The exercise price of stock option awards could not be less than the market value of a share of America West Holdings Class B common stock on the date of grant. Immediately following the merger and the conversion of America West Holdings Class B common stock into US Airways Group common stock, 1,474,335 shares of US Airways Group common stock were subject to outstanding awards under the 1994 Incentive Equity Plan. The America West Holdings Board of Directors determined that no new awards would be granted under the 1994 Incentive Equity Plan following stockholder approval of the 2002 Incentive Equity Plan.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table sets forth information regarding all outstanding equity awards held by the named executive officers at December 31, 2007.

	Option Awards						Stock Awards
										Equity
										Incentive	Equity
										Plan	Incentive
										Awards:	Plan
										Number	Awards:
				Equity						of	Market
				Incentive						Unearned	or Payout
				Plan						Shares,	Value of
	Number			Awards:					Market	Units or	Unearned
	of	Number of		Number			Number of		Value of	Other	Shares,
	Securities	Securities		of Securities			Shares or		Shares or	Rights	Units or
	Underlying	Underlying		Underlying			Units of		Units of	That	Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Stock That	have	Rights
	Options	Options		Unearned	Exercise	Option	have not		have Not	not	That have
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested	not Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($) (12)	(#)	($) (12)

W. Douglas Parker		90,000	(1)		$45.01	4/11/2017	24,540	(8)	$360,983
	40,000	80,000	(2)		$38.44	4/19/2016	26,666	(9)	$392,257
	98,000	98,000	(3)		$19.30	09/27/2015	20,625	(10)	$303,394
	103,125	103,125	(4)		$20.97	08/04/2015	20,625	(11)	$303,394
	103,125				$25.60	2/25/2014
	206,250				$13.45	3/27/2012
	33,000				$26.21	12/14/2010
	47,437				$40.15	7/26/2010
	20,625				$49.70	12/15/2009
	26,812				$47.88	4/08/2009
	14,437				$32.58	12/15/2008
J. Scott Kirby		63,000	(1)		$45.01	4/11/2017	17,180	(8)	$252,718
	25,000	50,000	(5)		$46.11	10/2/2016
	12,000	24,000	(2)		$38.44	4/19/2016	8,000	(9)	$117,680
	82,500	82,500	(3)		$19.30	9/27/2015	10,300	(11)	$151,513
	41,250				$25.60	2/25/2014
	10,312				$26.21	12/14/2010
	22,687				$48.64	1/5/2010
	6,187				$49.70	12/15/2009
	4,950				$32.58	12/15/2008
Derek J. Kerr		12,500	(1)		$45.01	4/11/2017	3,440	(8)	$50,602
	4,167	8,333	(2)		$38.44	4/19/2016	2,800	(9)	$41,188
	25,750	25,750	(3)		$19.30	9/27/2015	3,200	(11)	$47,072
	5,156				$49.70	12/15/2009
	9,900				$69.09	5/20/2008
Janet Dhillon		12,500	(1)		$45.01	4/11/2017	3,440	(8)	$50,602
	2,084	4,166	(2)		$38.44	4/19/2016	1,333	(9)	$19,608
	10,000	10,000	(6)		$27.55	11/2/2015
	18,334	36,666	(7)		$41.75	9/1/2016
C.A. Howlett		12,500	(1)		$45.01	4/11/2017	3,440	(8)	$50,602
	4,167	8,333	(2)		$38.44	4/19/2016	2,800	(9)	$41,188
	25,750	25,750	(3)		$19.30	09/27/2015	3,200	(11)	$47,072
	8,662				$49.70	12/15/2009
	22,687				$44.24	2/24/2009

(1)	Represents stock appreciation rights that vest in increments of one third on each of April 11, 2008, April 11, 2009 and April 11, 2010.

(2)	Represents stock appreciation rights that vest 50% on each of April 19, 2008 and April 19, 2009.

(3)	Represents stock appreciation rights that vest 50% on each of September 27, 2008 and September 27, 2009.

(4)	Represents stock options that vest 50% on each of September 27, 2008 and September 27, 2009.

(5)	Represents stock appreciation rights that vest in increments of 50% on October 2, 2008 and October 2, 2009.

(6)	Represents stock appreciation rights that vest 100% on November 2, 2008.

(7)	Represents stock appreciation rights that vest 50% on each of September 1, 2008 and September 1, 2009.

(8)	Represents restricted stock units that vest in increments of one third on each of April 11, 2008, April 11, 2009 and April 11, 2010.

(9)	Represents restricted stock units that vest 50% on each of April 19, 2008 and April 19, 2009.

(10)	Represents restricted stock units that vest 50% on each of September 27, 2008 and September 27, 2009.

(11)	Represents restricted stock units which provided that these units would not vest and no underlying shares would be issued unless the operating certificates of both airlines had been combined within three years after the effective time of the merger. This performance condition was met on September 26, 2007. As a result, the restricted stock units now vest 50% on each of September 27, 2008 and September 27, 2009.

(12)	These amounts are based on a closing price of $14.71 per share on December 31, 2007, the last trading day of the 2007 fiscal year.

Option Exercises and Stock Vested

The following table sets forth information regarding all exercises of stock options or stock appreciation rights by or vesting of restricted stock units held by the named executive officers during the 2007 fiscal year.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

W. Douglas Parker	—	—	108,959	3,093,193
J. Scott Kirby	—	—	34,000	958,080
Derek J. Kerr	—	—	13,400	374,148
Janet Dhillon	10,000	225,400	5,667	159,695
C.A. Howlett	—	—	13,400	374,148

Pension Benefits and Nonqualified Deferred Compensation

We do not provide any pension or nonqualified deferred compensation benefits to our named executive officers.

Potential Payments Upon Termination or Change in Control

This section describes payments that would be made to our named executive officers upon a change in control of the Company or following termination of employment. In the first part of this section, we describe benefits under general plans that apply to any executive officer participating in those plans. We then describe specific benefits to which each named executive officer is entitled, along with estimated amounts of benefits assuming termination and/or a change of control as of December 31, 2007 for specified reasons.

Performance-Based Award Program

Under our long-term incentive plan, the US Airways Group, Inc. Performance-Based Award Program, referred to as the Performance Plan, which is described above in the narrative to the Summary Compensation

Table, upon termination on account of retirement, total disability or death, a named executive officer is entitled to a cash payment equal to the award that would have been earned for the performance cycle that ends in the calendar year of termination had the executive’s employment continued until the award payment date. This amount is calculated under the Performance Plan using the same methodology as benefits are calculated for active employees; hence, no award is paid unless the performance goals established for the performance cycle have been satisfied.

Also, we would pay a prorated portion of the executive’s Performance Plan awards for the transition performance cycle that ends in the calendar year in which the executive’s employment terminates due to retirement, death or disability. The amount payable is equal to the award as calculated for active employees, multiplied by the number of whole calendar months that elapsed in the transition performance cycle prior to the executive’s termination of employment divided by the total number of whole calendar months in the transition performance cycle.

For the purposes of the Performance Plan, retirement refers to termination after reaching age 55 and completing at least ten years of service. Disability for this purpose is determined under the long-term disability plan, described below. These payments are quantified on the tables below for each executive assuming termination as of December 31, 2007.

2005 Equity Incentive Plan

Pursuant to the terms of their grant agreements under the 2005 Equity Incentive Plan, all stock appreciation rights (“SARs”) and restricted stock units (“RSUs”) held by the named executive officers are fully accelerated in the event of any of the following:

•	termination by us without “cause” or by reason of death or disability;

•	termination by the executive for “good reason”; or

•	termination by us for any reason within 24 months following a “change of control” that occurs after September 27, 2005.

Termination for “good reason” for this purpose for Mr. Parker would be determined under the provisions of Mr. Parker’s employment agreement, as described below. Termination for “good reason” for Ms. Dhillon and Messrs. Kirby, Kerr and Howlett would be determined under their Executive Change in Control and Severance Benefits Agreements, as described below. “Cause” under the 2005 Equity Incentive Plan means termination because the executive engaged in fraud, misappropriation of our property, gross misconduct damaging to our property, or gross misconduct damaging to our business, or because the executive is convicted of a felony or violates any of our material policies. Misappropriation would generally include the illegal use, theft or embezzlement of our property. Gross misconduct would be based on the facts of a particular event, but would be more than minor wrongful behavior. “Disability” for purposes of the 2005 Equity Incentive Plan means the executive cannot perform any occupation due to a medical condition that is expected to result in death or to last at least 12 months.

“Change of control” under the 2005 Equity Incentive Plan would occur if, in summary: (1) a person, entity or related group becomes the owner of at least 50% of our voting power, other than in a financing transaction or due to a stock redemption; (2) a merger or similar transaction occurs and our stockholders do not retain more than 50% of the voting power of the surviving company or its parent in the same proportion as their ownership prior to the transaction; (3) we dissolve or liquidate; (4) we sell substantially all of our assets, except to an entity that is more than 50% owned by our stockholders in the same proportion as their ownership prior to the transaction; or (5) incumbents no longer make up a majority of the Board of Directors.

In addition, stock appreciation rights and stock options granted under the 2005 Equity Incentive Plan and under the America West 2002 Incentive Equity Plan and 1994 Incentive Equity Plan provide for a longer exercise period following termination of employment, if the executive’s employment is terminated due to death (or if the executive dies within three months after termination of employment other than for cause), disability or retirement. Retirement means retirement from us after age 65, or between the ages of 55 and 65 under rules established by the Compensation Committee. Currently, the Compensation Committee has not established any rules for retirement between the ages of 55 and 65.

Assuming that termination occurred on December 31, 2007 under any of the above, the value to the executives of their accelerated SARs and RSUs is shown in the tables below.

America West 1994 Incentive Equity Plan and 2002 Incentive Equity Plan

Stock options outstanding under the America West 1994 Incentive Equity Plan and the America West 2002 Incentive Equity Plan, under which grants can no longer be made, receive fully accelerated vesting and exercisability following termination of employment by reason of death, disability or retirement. Our prior form of Executive Change in Control and Severance Benefits Agreement provided for fully accelerated vesting in the event of a change of control. The merger on September 27, 2005 constituted a change of control and triggered the vesting of all outstanding stock options under these plans.

Annual Incentive Compensation Awards

Under our Incentive Compensation Plan of US Airways Group, Inc., a portion of the executive’s award, prorated for the number of whole months of the executive’s active service during the year, would be payable upon retirement, death or disability. Disability and retirement are not defined in the plan. Awards intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) are not payable upon retirement.

Long-Term Disability and Life Insurance Benefits

Upon termination of employment and eligibility under our long-term disability coverage for officers, a named executive officer would receive disability benefits in the amount of 66 2/3% of his or her base monthly salary, subject to a maximum of $20,000 per month. Benefits begin 90 days after the executive becomes disabled and continue until the executive reaches Social Security retirement age (or is no longer disabled). For this purpose, disability is defined as the inability to perform the executive’s position with us during the first five years of disability, and afterward the inability of the executive to perform any occupation for which he or she is reasonably qualified. Benefits are reduced by certain amounts received from other sources, such as state disability benefits, work earnings and retirement benefits. Benefits are fully insured and would be calculated, paid and administered by The Hartford Life Insurance Company. In the event of eligibility, assuming no offsets, we estimate that these benefits would be $20,000 per month for Mr. Parker, $20,000 per month for Mr. Kirby, $17,500 per month for Mr. Kerr, $15,736 per month for Ms. Dhillon, and $15,450 per month for Mr. Howlett.

In addition, we have obtained supplemental, portable, individual level term life insurance policies with various carriers for each of Messrs. Parker, Kirby and Kerr, in each case owned by the executive. The policies pay a death benefit equal to the coverage amount under each policy upon the death of the executive to a named beneficiary designated by the executive. The death benefits under these policies are fully insured and would be paid by the respective insurance carriers. The amounts of the respective benefits for each of Messrs. Parker, Kirby and Kerr are set forth in the tables below.

Employment Agreement with W. Douglas Parker

We have entered into an employment agreement with Mr. Parker that governs the terms and conditions of Mr. Parker’s employment with us. This agreement, as amended and restated in November 2007, provides benefits to Mr. Parker upon termination of employment by Mr. Parker for any reason within 24 months following a change of control, by Mr. Parker for “good reason” at any time, and by us other than due to Mr. Parker’s “misconduct.” The agreement also provides certain benefits to Mr. Parker if his employment agreement expires without being renewed by us or if he becomes disabled. The merger on September 27, 2005 constituted a change of control and triggered Mr. Parker’s ability to terminate his employment for any reason and receive full severance benefits, but Mr. Parker waived this right. Any subsequent change of control, however, could trigger these provisions. Mr. Parker’s termination payments are described in this section and an estimate of amounts that would be payable is outlined in the table below.

Events Triggering Payment

Under Mr. Parker’s employment agreement, termination would be for “misconduct” if: (1) Mr. Parker willfully and continually fails to perform his duties, except due to illness; (2) Mr. Parker willfully commits an act that is dishonest and that can be demonstrated to be materially harmful to us or our subsidiaries; (3) Mr. Parker is convicted of a felony involving moral turpitude; or (4) Mr. Parker materially breaches covenants in his employment agreement. We must give Mr. Parker written notice of a failure to perform his duties or a breach of covenants, and Mr. Parker must be permitted to correct the failures, before termination can become effective under these two provisions. Felonies involving moral turpitude would be determined based on Arizona case law, but would generally include crimes that reflect negatively on Mr. Parker’s honesty, integrity or personal values, such as where one of the elements of the crime is fraud.

Termination under the agreement would be for “good reason” if Mr. Parker terminates his employment because any of the following occurs without his consent: (1) a material reduction in the nature or scope of Mr. Parker’s titles, position, functions, duties or responsibilities; (2) we relocate Mr. Parker or require him to be based outside of the Phoenix, Arizona area; (3) we materially fail to perform any obligation under the employment agreement; (4) we do not get a successor to assume the employment agreement; or (5) Mr. Parker is not elected Chairman and CEO of US Airways Group and US Airways. Termination for good reason due to change in the executive’s rank or compensation or due to relocation must be activated within 180 days of the triggering event. If we fail to perform a material obligation or fail to get a successor to assume the agreement, Mr. Parker must give us notice and an opportunity to cure the failure.

Termination for disability would occur if Mr. Parker cannot perform his duties for at least six months within any 12-month period due to a physical or mental condition, and the condition is expected to continue. Mr. Parker’s employment agreement is currently effective through December 31, 2011, with one-year extensions thereafter. The employment agreement will expire at the end of a calendar year only if we provide written notice to Mr. Parker of nonrenewal by September 30 of that year.

“Change in control” is generally defined under the agreement as turnover of a majority of the board of directors within a 12-month period; a merger, consolidation, reorganization or acquisition involving 50% or more of the voting power of US Airways Group; or liquidation or disposal of all or substantially all of our assets.

Conditions on Payment and Offsets

Mr. Parker’s employment agreement requires him to maintain the confidentiality of our confidential information. In addition, through six months following the date of Mr. Parker’s termination, he agrees not to solicit our employees to terminate their employment or accept other employment, except for his personal secretary. If Mr. Parker is entitled to receive severance payments under any of our other severance plans or policies, then the other severance payments will be reduced by the amount payable under Mr. Parker’s employment agreement, excluding tax gross-ups. Mr. Parker must enter into a general waiver and release of claims with us following termination of employment prior to the payment of any benefits under the agreement.

Termination Benefits

If Mr. Parker terminates his employment for any reason within 24 months after a change of control or for good reason, or if we terminate Mr. Parker’s employment for any reason other than misconduct, then Mr. Parker will receive the following termination benefits:

•	A severance payment equal to 200% of the sum of Mr. Parker’s annual base salary plus the greater of (1) the average of his annual cash incentive award for the three calendar years before the termination and (2) the target annual cash incentive award for the year of termination.

•	Accelerated vesting of all stock options, stock appreciation rights, restricted stock units, long-term incentive compensation and other awards held by Mr. Parker pursuant to our 2005 Equity Incentive Plan and other incentive compensation plans (as described in the narrative to the Summary Compensation Table), which awards will remain exercisable for a period of 36 months or such longer period as provided by the terms of any specific award, but in no event will the exercise period extend beyond the earlier of the original expiration date of the award or ten years from the original date of grant.

•	A payment equal to 200% of the greater of (1) 125% of Mr. Parker’s base salary and (2) the amount that would have been paid to him if the Total Stockholder Return for the performance cycle ending on December 31 of the year in which termination occurs had been measured as of the termination date. This payment would be in settlement of our obligations under the Performance-Based Award Program, so that Mr. Parker would not receive the termination payments described above under the Performance-Based Award Program in this case.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for Mr. Parker and his eligible dependents, less the cost of such benefits for an active employee for 24 months, plus a tax gross-up for the lump sum payment.

•	Continued term life insurance for a period of 24 months.

•	Lifetime reserved travel privileges for Mr. Parker and his wife and eligible dependants.

If Mr. Parker’s employment is terminated because we do not renew his employment agreement, Mr. Parker is entitled to:

•	A severance payment equal to the sum of Mr. Parker’s annual base salary plus the greater of (1) the average of his annual cash incentive award for the three calendar years before the termination and (2) the target annual cash incentive award for the year of termination.

•	Accelerated vesting of all stock and other awards held by Mr. Parker pursuant to our incentive compensation plans, which awards will remain exercisable for a period of 36 months or such longer period as provided by the terms of any specific award, but in no event will the exercise period extend beyond the earlier of the original expiration date of the award or ten years from the original date of grant.

•	Payment under the Performance-Based Award Program as described above as if Mr. Parker had terminated due to retirement, death or disability.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for Mr. Parker and his eligible dependents, less the cost of such benefits for an active employee for 24 months, plus a tax gross-up for the lump sum payment.

•	Continued term life insurance for a period of 24 months.

•	Lifetime reserved travel privileges for Mr. Parker and his wife and eligible dependants.

If Mr. Parker’s employment is terminated because of disability, Mr. Parker is entitled to:

•	A severance payment equal to the sum of Mr. Parker’s annual base salary plus the greater of (1) the average of his annual cash incentive award for the three calendar years before the termination and (2) the target annual cash incentive award for the year of termination.

•	Accelerated vesting of all stock options, stock appreciation rights, restricted stock units, long-term incentive compensation and other awards held by Mr. Parker pursuant to our 2005 Equity Incentive Plan and other incentive compensation plans, which awards will remain exercisable for a period of 36 months or such longer period as provided by the terms of any specific award, but in no event will the exercise period extend beyond the earlier of the original expiration date of the award or ten years from the original date of grant.

•	Payment under the Performance-Based Award Program as described above as if Mr. Parker had terminated due to retirement, death or disability.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for Mr. Parker and his eligible dependents, less the cost of such benefits for an active employee for 24 months, plus a tax gross-up for the lump sum payment.

•	Continued term life insurance for a period of 24 months.

•	Lifetime reserved travel privileges for Mr. Parker and his wife and eligible dependants.

If Mr. Parker’s employment terminates due to death, he is entitled to receive:

•	Accelerated vesting of all stock options, stock appreciation rights, restricted stock units, long-term incentive compensation and other awards held by Mr. Parker pursuant to our 2005 Equity Incentive Plan and other incentive compensation plans, which awards will remain exercisable for a period of 36 months or such longer period as provided by the terms of any specific award, but in no event will the exercise period extend beyond the earlier of the original expiration date of the award or ten years from the original date of grant.

•	Payment under the Performance-Based Award Program as described above as if Mr. Parker had terminated due to retirement, death or disability.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for Mr. Parker and his eligible dependents, less the cost of such benefits for an active employee for 24 months, plus a tax gross-up for the lump sum payment.

•	Lifetime reserved travel privileges for Mr. Parker’s wife and eligible dependants.

Payments to Mr. Parker upon termination will be delayed for a period of six months following his termination date to the extent required under Section 409A of the Internal Revenue Code. In that event, the delayed payments will be increased with interest at the applicable federal short-term rate from the date of his termination to the date of payment.

The employment agreement also provides a tax gross-up payment in an amount that will have an after-tax value equal to taxes that could be imposed if any severance payments due to Mr. Parker are considered to be “excess parachute payments” subject to excise tax under Section 4999 of the Internal Revenue Code.

The following table sets forth the termination and/or change of control benefits payable to Mr. Parker under his employment agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment on December 31, 2007. Except for insured benefits, all payments will be made by us. All benefits in the table are pursuant to the terms of his employment agreement, unless otherwise noted.

	Executive
	Voluntary							Termination
	Termination					Company		on
	or	Voluntary		Executive		Termination		Expiration
	Company	Termination		Termination		Other		Date
	Termination	Following		for		than		Following
Executive Benefits and	for	Change in		Good		for		Non-
Payments upon Termination	Misconduct	Control		Reason		Misconduct		Extension		Death		Disability

Compensation:

Base Salary ($550,000)	—	$1,100,000		$1,100,000		$1,100,000		$550,000		—		$550,000

Annual Incentive Award	—	$880,000	(1)	$880,000	(1)	$880,000	(1)	$440,000	(1)	$0	(2)	$440,000	(1)

Long Term Incentive Award	—	$1,848,000	(3)	$1,848,000	(3)	$1,848,000	(3)	$924,000	(4)	$924,000	(4)	$924,000	(4)

Acceleration of Unvested SARs and RSUs (5)	—	$1,360,028		$1,360,028		$1,360,028		$1,360,028		$1,360,028		$1,360,028

Extended Option and SAR Exercise Period (6)	—	$3,085,404		$3,085,404		$3,085,404		$3,085,404		$3,085,404		$3,085,404

Benefits and Perquisites:

Medical Benefits (7)	—	$55,763		$55,763		$55,763		$55,763		$55,763		$55,763

Life Insurance	—	$7,102	(8)	$7,102	(8)	$7,102	(8)	$7,102	(8)	$3,100,000	(9)	$7,102	(8)

Travel Privileges	—	$194,279	(10)	$194,279	(10)	$194,279	(10)	$194,279	(10)	$194,279	(10)	$194,279	(10)

Tax Gross-up on Travel Privileges	—	$145,709		$145,709		$145,709		$145,709		$145,709		$145,709

280G Tax Gross-up	—	$0	(11)	—		—		—		—		—

Total	—	$8,676,285		$8,676,285		$8,676,285		$7,686,285		$8,865,183		$7,686,285

(1)	Amount shown is based on the target award for 2007, which was $440,000.

(2)	The Compensation Committee determined that the measures for annual incentive awards under the ICP were not achieved for 2007. Thus, while Mr. Parker’s estate is eligible to receive an annual incentive award under the ICP in the event of death, prorated to reflect the actual months of service during the year, such amount would have been zero had Mr. Parker died on December 31, 2007.

(3)	Amount shown is 200% of Mr. Parker’s total 2007 Performance Plan payment. Mr. Parker is not currently eligible for retirement under the Performance Plan.

(4)	The amount shown is Mr. Parker’s 2007 payment under the Performance Plan.

(5)	Aggregate value of unvested restricted stock units calculated at a price of $14.71, the closing price of our common stock on December 31, 2007, plus the aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $14.71.

(6)	Amount reflects the incremental compensation expense due to the extension of the exercise period of options. Assumes a stock price of $14.71, the closing price of our common stock on December 31, 2007, on the date of extension; annual interest rates of 3.06% at three months and 3.14% at 36 months; 69.2% volatility over three months and 53.1% volatility over 36 months; and no dividends.

(7)	Amount shown reflects the value of our 2008 COBRA premiums for group medical, dental and vision coverage for 24 months, less the current employee portion, plus a tax gross-up for the lump sum payment of this amount.

(8)	Total premium for 24 months of current life insurance coverage assuming the current monthly premium.

(9)	Would be paid by the life insurance company.

(10)	Based on the terms of the non-revenue travel policy for senior executives currently in effect. Reflects the present value of future travel calculated using a discount rate of 5.75% and RP2000 White Collar mortality table. Assumes 1% annual increase in the cost of travel and average annual travel usage based on average 2007 travel usage among company officers.

(11)	Assumes that Mr. Parker is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Mr. Parker as a result of the change in control, (2) any income and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon him as a result of our reimbursement of him for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 38.6% federal income tax rate, and a 4.79% state income tax rate. The value of stock options and SARs is calculated based on Internal Revenue Service guidance and based on assumptions of volatility and expected life as disclosed in footnote 2 of the Summary Compensation Table, a discount rate of 4.61%, and the closing price of our common stock on the last trading day of 2007. The calculations were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement.

Executive Change in Control and Severance Benefits Agreements for Ms. Dhillon and Messrs. Kirby, Kerr and Howlett

Messrs. Kirby, Kerr and Howlett and Ms. Dhillon have each entered into our form of Executive Change in Control and Severance Benefits Agreement, effective as of November 28, 2007. These agreements replaced any prior agreements between us and these officers with respect to termination of employment. These agreements have an initial term of two years and automatically renew for successive two year terms unless we provide at least 180 days advance written notice to the executive. These new agreements provide benefits to the executives upon termination of employment, by us for any reason other than “misconduct” or disability or by the executive with “good reason,” in each case within 24 months following a change of control or, subject to certain conditions described below, prior to a change of control in contemplation of that change of control. Termination for any of these reasons would trigger the payments outlined in the tables below for each executive. “Change of control” is generally defined under the agreements in substantially the same manner as under Mr. Parker’s employment agreement.

Events Triggering Payment

Under the agreements, termination would be for “misconduct” if: (1) the executive willfully and continually fails to perform his or her duties, except due to illness; (2) the executive unlawfully or willfully commits an act that is dishonest and that can be demonstrated to be materially harmful to us; (3) the executive is convicted of, or pleads guilty or no contest to, a felony offense; (4) the executive uses illegal drugs on the company’s premises, or the executive’s ability to perform his or duties is impaired by habitual drug or alcohol abuse; (5) the executive engages in embezzlement, fraud, or any other illegal act against the company or in connection with his or her duties; (6) the executive materially breaches any material company policy; or (7) the executive materially breaches covenants in his employment agreement, if any. We must give the executive written notice of a failure to perform his or her duties or a breach of covenants, and the executive must be permitted to correct the failures, before termination can become effective under these two provisions.

Termination under the agreements would be for “good reason” if the executive terminates his or her employment because, without the executive’s consent, any of the following occurs: (1) a material adverse change in the nature or status of the executive’s pay, position, function, duties or responsibilities; (2) we relocate the executive outside of the metropolitan area where he or she is based; or (3) we fail to perform any material obligation we owe to the executive. Termination for good reason due to change in the executive’s rank or compensation or due to relocation must be activated within 90 days of the triggering event. If we fail to perform a material obligation, the executive must give us notice and an opportunity to cure the failure.

Termination for disability would occur if the executive cannot perform his or her duties for at least 180 days within any 365-day period due to a physical or mental condition, and the condition is expected to continue.

Conditions on Payment and Offsets

As a condition of receiving benefits under the agreement, the executive is required to sign a general waiver and release of claims against us and related parties. In addition, any severance benefits under the agreement may be reduced by any other severance benefits or other benefits we must pay in connection with the executive’s termination of employment by law, under a written employment or severance agreement with us (currently there are none), or any company policy or practice that would provide for the executive to remain on our payroll for a period of time after notice of termination of employment. Furthermore, the executive’s benefits under the agreement will terminate immediately and the executive may be required to reimburse us for amounts paid under the agreement if the executive (1) violates any proprietary information or confidentiality obligation to us, (2) solicits our employees within one year of termination, (3) makes any untrue or disparaging statement or criticism of us within five years of termination, or (4) fails to return all Company property.

Termination Benefits

Upon termination within 24 months of a change of control under the conditions described above, the covered executive is entitled to receive:

•	A payment equal to two times the greater of the executive’s then-current annual base salary or the annual base salary immediately preceding a change in control.

•	For Mr. Kirby, a payment equal to 200% of and, as to the other executives, a payment equal to 100% of the greater of (1) the executive’s then-current target incentive award under the ICP or (2) the executive’s actual incentive award under the ICP for the immediately preceding year.

•	For Mr. Kirby, a payment equal to 200% of and, as to the other executives, a payment equal to 100% of the executive’s target award under our Performance-Based Award Program.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for the executive and eligible dependents, provided the executive is eligible to elect COBRA continuation coverage upon his or her termination.

•	Extended exercisability of all vested stock options, stock appreciation rights, or other similar stock awards for 18 months following the executive’s termination of employment, but not beyond the maximum term of the awards.

•	In certain circumstances, a tax gross-up payment in an amount that will have an after-tax value equal to taxes that are imposed if any severance payments due the executive are considered to be “excess parachute payments” subject to excise tax under Section 4999 of the Internal Revenue Code.

•	All accrued but unpaid salary and other benefits through the termination date and, except as to termination for misconduct, any unpaid bonus under the Company’s annual cash incentive program with respect to any fiscal year completed prior to termination.

In addition to the termination payments following a change of control, the agreements provide that upon a change of control, the executive’s outstanding stock awards held pursuant to our 2005 Equity Incentive Plan, or any successor plan, will become fully vested and exercisable and the executive will be entitled to top priority, first class, positive space travel privileges for the executive and his or her dependents, for life. As noted under the heading “Officer Benefits and Perquisites,” Messrs. Kirby, Kerr and Howlett and Ms. Dhillon previously became entitled to lifetime travel benefits in connection with the merger of US Airways Group and America West Holdings in 2005.

The agreements also provide that termination benefits are to be provided to an executive who has been terminated for any reason other than misconduct or disability prior to a change in control if the executive can reasonably demonstrate that the termination was at the request of a third party who was taking steps to effect that change in control or that termination otherwise occurred in contemplation of the change in control. The benefits and payments provided in these circumstances are identical to those described above except that (1) payments and benefits due upon the change in control are offset by any amounts received as a result of the executive’s termination prior to the change in control and (2) instead of extended exercisability of stock awards and acceleration of equity vesting, the executive will receive an amount equal to the intrinsic value of any stock award (other than exercisable grants) forfeited at the time of termination that would have vested on the change in control, based on the value of the award as of the date of the change in control, and, as to exercisable grants, the difference between that stock award’s exercise price and the value of the stock underlying the award on the date of the change in control.

Payments will be delayed for a period of six months following the executive’s termination date to the extent required under Section 409A of the Internal Revenue Code. In that event, the delayed payments will be increased with interest at the applicable federal short-term rate from the date of the executive’s termination to the date of payment. Except for insured benefits, all payments will be made by us. Each of these payments is quantified in the tables below assuming termination as of December 31, 2007.

J.	Scott Kirby

The following table sets forth the termination and/or change of control benefits payable to Mr. Kirby under his Executive Change in Control and Severance Benefits Agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment on December 31, 2007.

				Company
				Termination
	Executive	Executive		Other Than for
	Voluntary	Termination for		Misconduct or
	Termination or	Good Reason		Disability
	Company	Following		Following
Executive Benefits and	Termination	a Change		a Change
Payments upon Termination	for Misconduct	in Control		in Control		Death		Disability

Compensation:
Base Salary ($490,000)	—	$980,000		$980,000		—		—
Annual Incentive Award	—	$1,157,000		$1,157,000		$0	(1)	$0	(1)
Long Term Incentive Award	—	$1,127,000	(2)	$1,127,000	(2)	$700,700	(3)	$700,700	(3)
Extended Option Exercise Period (4)	—	$382,666		$382,666		—		—
Acceleration of Unvested SARs and RSUs (5)	—	$521,911		$521,911		$521,911		$521,911
Benefits and Perquisites:
Medical Benefits (6)	—	$42,648		$42,648		—		—
Life Insurance	—	—		—		$1,750,000	(7)	—
280G Tax Gross-up	—	$0	(8)	$0	(8)	—		—
Total	—	$4,211,225		$4,211,225		$2,972,611		$1,222,611

(1)	The Compensation Committee determined that the measures for annual incentive awards under the ICP were not achieved for 2007. Thus, while Mr. Kirby or Mr. Kirby’s estate is eligible to receive an annual incentive award under the ICP in the event of disability or death, prorated to reflect the actual months of service during the year, such amount would have been zero had Mr. Kirby been declared disabled or died on December 31, 2007.

(2)	The amounts shown are based on the target payment under the Performance Plan for 2007.

(3)	The amounts shown are based on the actual 2007 payments under the Performance Plan. Mr. Kirby is not currently eligible for retirement under the Performance Plan. Mr. Kirby’s special long-term incentive awards granted upon his promotion to President are not included because they were not granted under the Performance Plan.

(4)	Amount reflects the incremental compensation expense due to the extension of the exercise period of options. Assumes a stock price of $14.71, the closing price of our common stock on December 31, 2007, on the date of extension; annual interest rates of 3.06% at three months and 3.13% at 18 months; 69.2% volatility over three months and 53.8% volatility over 18 months; and no dividends.

(5)	Aggregate value of unvested restricted stock units calculated at a price of $14.71, the closing price of our common stock on December 31, 2007, plus the aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $14.71. For termination by us following a change in control, exceptions for misconduct and disability do not apply. For termination for good reason or termination by us without cause, a change in control is not required to accelerate vesting.

(6)	Amount shown reflects the value of our 2008 COBRA premiums for group medical, dental and vision coverage for 24 months.

(7)	Would be paid by the life insurance company.

(8)	Assumes that Mr. Kirby is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Mr. Kirby as a result of the change in control, (2) any income and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon him as a result of our reimbursement of him for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 38.6% federal income tax rate, and a 4.79% state income tax rate. The value of stock options and SARs is calculated based on Internal Revenue Service guidance and based on assumptions of volatility and expected life as disclosed in footnote 2 of the Summary Compensation Table, a discount rate of 4.61%, and the closing price of our common stock on the last trading day of 2007. The calculations were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement.

Derek J. Kerr

The following table sets forth the termination and/or change of control benefits payable to Mr. Kerr under his Executive Change in Control and Severance Benefits Agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment on December 31, 2007.

				Company
				Termination
	Executive	Executive		Other Than for
	Voluntary	Termination for		Misconduct or
	Termination or	Good Reason		Disability
	Company	Following		Following
Executive Benefits and	Termination	a Change		a Change
Payments upon Termination	for Misconduct	in Control		in Control		Death		Disability

Compensation:
Base Salary ($315,000)	—	$630,000		$630,000		—		—
Annual Incentive Award	—	$283,500		$283,500		$0	(1)	$0	(1)
Long Term Incentive Award	—	$220,500	(2)	$220,500	(2)	$346,500	(3)	$346,500	(3)
Extended Option Exercise Period (4)	—	$110,137		$110,137		—		—
Acceleration of Unvested SARs and RSUs (5)	—	$138,862		$138,862		$138,862		$138,862
Benefits and Perquisites:
Medical Benefits (6)	—	$37,363		$37,363		—		—
Life Insurance	—	—		—		$1,500,000	(7)	—
280G Tax Gross-up	—	$0	(8)	$0	(8)	—		—
Total	—	$1,420,362		$1,420,362		$1,985,362		$485,362

(1)	The Compensation Committee determined that the measures for annual incentive awards under the ICP were not achieved for 2007. Thus, while Mr. Kerr or Mr. Kerr’s estate is eligible to receive an annual incentive award under the ICP in the event of disability or death, prorated to reflect the actual months of service during the year, such amount would have been zero had Mr. Kerr been declared disabled or died on December 31, 2007.

(2)	The amounts shown are based on the target payment under the Performance Plan for 2007.

(3)	The amounts shown are based on actual 2007 payments under the Performance Plan. Mr. Kerr is not currently eligible for retirement under the Performance Plan.

(4)	Amount reflects the incremental compensation expense due to the extension of the exercise period of options. Assumes a stock price of $14.71, the closing price of our common stock on December 31, 2007, on the date of extension; annual interest rates of 3.06% at three months and 3.13% at 18 months; 69.2% volatility over three months and 53.8% volatility over 18 months; and no dividends.

(5)	Aggregate value of unvested restricted stock units calculated at a price of $14.71, the closing price of our common stock on December 31, 2007, plus the aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $14.71. For termination by us following a change in control, exceptions for misconduct and disability do not apply. For termination for good reason or termination by us without cause, a change in control is not required to accelerate vesting.

(6)	Amount shown reflects the value of our 2008 COBRA premiums for group medical, dental and vision coverage for 24 months.

(7)	Would be paid by the life insurance company.

(8)	Assumes that Mr. Kerr is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Mr. Kerr as a result of the change in control, (2) any income and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon him as a result of our reimbursement of him for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 38.6% federal income tax rate, and a 4.79% state income tax rate. The value of stock options and SARs is calculated based on Internal Revenue Service guidance and based on assumptions of volatility and expected life as disclosed in footnote 2 of the Summary Compensation Table, a discount rate of 4.61%, and the closing price of our common stock on the last trading day of 2007. The calculations were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement.

Janet Dhillon

The following table sets forth the termination and/or change of control benefits payable to Ms. Dhillon under her Executive Change in Control and Severance Benefits Agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment on December 31, 2007.

				Company
				Termination
				Other
	Executive	Executive		Than for
	Voluntary	Termination for		Misconduct or
	Termination or	Good Reason		Disability
	Company	Following		Following
Executive Benefits and	Termination	a Change		a Change
Payments upon Termination	for Misconduct	in Control		in Control		Death		Disability

Compensation:
Base Salary ($283,250)	—	$566,500		$566,500		—		—
Annual Incentive Award	—	$187,642		$187,642		$0	(1)	$0	(1)
Long-Term Incentive Award	—	$198,275	(2)	$198,275	(2)	$169,425	(3)	$169,425	(3)
Extended Option Exercise Period (4)	—	$55,697		$55,697		—		—
Acceleration of Unvested SARs and RSUs (5)	—	$70,211		$70,211		$70,211		$70,211
Benefits and Perquisites:
Medical Benefits (6)	—	$0		$0		—		—
280G Tax Gross-up	—	$0	(7)	$0	(7)	—		—
Total	—	$1,078,325		$1,078,325		$239,636		$239,636

(1)	The Compensation Committee determined that the measures for annual incentive awards under the ICP were not achieved for 2007. Thus, while Ms. Dhillon or Ms. Dhillon’s estate is eligible to receive an annual incentive award under the ICP in the event of disability or death, prorated to reflect the actual months of service during the year, such amount would have been zero had Ms. Dhillon been declared disabled or died on December 31, 2007.

(2)	The amounts shown are based on the target payment under the Performance Plan for 2007.

(3)	The amounts shown are based on actual 2007 payments under the Performance Plan. Ms. Dhillon is not currently eligible for retirement under the Performance Plan.

(4)	Amount reflects the incremental compensation expense due to the extension of the exercise period of options. Assumes a stock price of $14.71, the closing price of our common stock on December 31, 2007, on the date of extension; annual interest rates of 3.06% at three months and 3.13% at 18 months; 69.2% volatility over three months and 53.8% volatility over 18 months; and no dividends.

(5)	Aggregate value of unvested restricted stock units calculated at a price of $14.71, the closing price of our common stock on December 31, 2007, plus the aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $14.71. For termination by us following a change in control, exceptions for misconduct and disability do not apply. For termination for good reason or termination by us without cause, a change in control is not required to accelerate vesting.

(6)	Ms. Dhillon waived her medical coverage under our benefit plans and, therefore, is ineligible for COBRA coverage.

(7)	Assumes that Ms. Dhillon is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Ms. Dhillon as a result of the change in control, (2) any income and excise taxes imposed upon her as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon her as a result of our reimbursement of her for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 38.6% federal income tax rate, and a 4.79% state income tax rate. The value of stock options and SARs is calculated based on Internal Revenue Service guidance and based on assumptions of volatility and expected life as disclosed in footnote 2 of the Summary Compensation Table, a discount rate of 4.61%, and the closing price of our common stock on the last trading day of 2007. The calculation were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement.

C.A. Howlett

The following table sets forth the termination and/or change of control benefits payable to Mr. Howlett under his Executive Change in Control and Severance Benefits Agreement and under the termination and change of control benefits generally provided for all named executive officers described above, assuming termination of employment on December 31, 2007.

					Company
					Termination
					Other
	Executive		Executive		Than for
	Voluntary		Termination for		Misconduct or
	Termination or		Good Reason		Disability
	Company		Following		Following
Executive Benefits and	Termination		a Change		a Change
Payments upon Termination	for Misconduct		in Control		in Control		Death		Disability

Compensation:
Base Salary ($278,100)	—		$556,200		$556,200		—		—
Annual Incentive Award	—		$250,290		$250,290		$0	(1)	$0	(1)
Long Term Incentive Award	$278,100	(2) (retirement only)	$194,670	(2)	$194,640	(2)	$305,910	(3)	$305,910	(3)
Extended Option Exercise Period (4)	—		$110,137		$110,137		—		—
Acceleration of Unvested SARs and RSUs (5)	—		$138,862		$138,862		$138,862		$138,862
Benefits and Perquisites:
Medical Benefits (6)	—		$42,648		$42,648		—		—
280G Tax Gross-up	—		$0	(7)	$0	(7)	—		—
Total	$278,100		$1,292,807		$1,292,807		$444,772		$444,772

(1)	The Compensation Committee determined that the measures for annual incentive awards under the ICP were not achieved for 2007. Thus, while Mr. Howlett or Mr. Howlett’s estate is eligible to receive an annual incentive award under the ICP in the event of disability or death, prorated to reflect the actual months of service during the year, such amount would have been zero had Mr. Howlett been declared disabled or died on December 31, 2007.

(2)	The amounts shown are based on the target payment under the Performance Plan for 2007.

(3)	The amounts shown are based on the actual 2007 payments under the Performance Plan.

(4)	Amount reflects the incremental compensation expense due to the extension of the exercise period of options. Assumes a stock price of $14.71, the closing price of our common stock on December 31, 2007, on the date of extension; annual interest rates of 3.06% at three months and 3.13% at 18 months; 69.2% volatility over three months and 53.8% volatility over 18 months; and no dividends.

(5)	Aggregate value of unvested restricted stock units calculated at a price of $14.71, the closing price of our common stock on December 31, 2007, plus the aggregate amount of the spread between the exercise price of unvested stock appreciation rights and $14.71. For termination by us following a change in control, exceptions for misconduct and disability do not apply. For termination for good reason or termination by us without cause, a change in control is not required to accelerate vesting.

(6)	Amount shown reflects the value of our 2008 COBRA premiums for group medical, dental and vision coverage for 24 months.

(7)	Assumes that Mr. Howlett is entitled to full reimbursement by us of (1) any excise taxes that are imposed upon Mr. Howlett as a result of the change in control, (2) any income and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes that are imposed upon him as a result of our reimbursement of him for any excise or income taxes. Also assumes a Section 4999 excise tax rate of 20%, a 38.6% federal income tax rate, and a 4.79% state income tax rate. The value of stock options and SARs is calculated based on Internal Revenue Service guidance and based on assumptions of volatility and expected life as disclosed in footnote 2 of the Summary Compensation Table, a discount rate of 4.61%, and the closing price of our common stock on the last trading day of 2007. The calculation were performed assuming that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to execution of a noncompetition agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2007, which include the following:

•	US Airways Group, Inc. 2005 Equity Incentive Plan;

•	America West 2002 Incentive Equity Plan; and

•	America West 1994 Incentive Equity Plan.

	(a)			(c)
	Number of			Number of Securities
	Securities to be	(b)		Remaining Available
	Issued	Weighted Average		for Future Issuance Under
	Upon Exercise of	Exercise Price of		Equity Compensation Plans
	Outstanding Options,	Outstanding Options,		(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights		Reflected in Column (a))

Equity Compensation Plans Approved by Stockholders (1)	3,962,234	$34.94	(2)	3,855,273
Equity Compensation Plans Not Approved by Stockholders (3)	1,406,784	$31.26	(4)	315,117	(5)

TOTAL	5,369,018	$33.85		4,170,390

(1)	US Airways Group currently has one equity compensation plan, the 2005 Equity Incentive Plan, which was adopted as part of its plan of reorganization. Under Delaware law, approval of the 2005 Equity Incentive Plan as part of the plan of reorganization is deemed to be approved by US Airways Group’s stockholders.

(2)	The weighted average remaining term of these outstanding options and rights is 7.4 years.

(3)	America West Holdings had two equity compensation plans, the 1994 Incentive Equity Plan and the 2002 Incentive Equity Plan, both of which were approved by America West Holding’s stockholders prior to the merger, but have not been approved by US Airways Group’s stockholders. Both of these plans have shares that will become issuable pursuant to outstanding options. As a result of the merger, all outstanding equity awards under these two plans were converted into awards exercisable for shares of US Airways Group common stock pursuant to the terms of the merger agreement. We can no longer issue any additional awards under these plans, both of which are described above in the narrative following the Summary Compensation Table.

(4)	The weighted average remaining term of these outstanding options and rights is 3.8 years.

(5)	Effective April 10, 2008, these shares are no longer available for future grant pursuant to action taken by our Compensation and Human Resources Committee.

PROPOSAL 1 — ELECTION OF DIRECTORS

Election of Directors	The Board of Directors currently consists of eleven members. All of the directors were appointed on September 27, 2005 pursuant to the terms of our merger agreement with America West Holdings, except Richard A. Bartlett, Edward L. Shapiro and Matthew J. Hart. Messrs. Bartlett and Shapiro were appointed to the Board of Directors on September 29, 2005 pursuant to the terms of our stockholders agreements with Eastshore Aviation, LLC (“Eastshore”) and PAR Investment Partners, L.P. (“PAR”), respectively. On June 28, 2006, Mr. Hart was elected by the Board of Directors as a director in Class I to fill a vacancy in that Class. All directors are also directors of our principal operating subsidiary US Airways. Each of the nominees is currently a director of US Airways Group, and there are no family relationships among the directors and executive officers.

The Corporate Governance and Nominating Committee of our Board of Directors reviewed the director nominees with respect to their independence and general qualifications. Upon the recommendation of the Corporate Governance and Nominating Committee, our Board of Directors has nominated W. Douglas Parker and Bruce R. Lakefield to serve as directors in Class III.

If re-elected as a director at the Annual Meeting, each of the nominees would serve a three-year term expiring at the 2011 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. In addition, if each of these nominees is elected, the Board will consist of nine members divided into three classes as follows: four members in Class I (terms expiring in 2009), three members in Class II (terms expiring in 2010) and two members in Class III (terms expiring in 2011). Class II will consist of three directors and Class III will consist of two directors until the Board finds an appropriate candidate to fill the vacant seats in those Classes. Stockholders may only vote their shares to elect two persons as directors in Class III at the 2008 Annual Meeting of Stockholders.

Each of the nominees has consented to serve another term as a director if re-elected. If either of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of the substitute nominee or nominees), or allow the vacancies to remain open until a suitable candidate or candidates are located.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to re-elect W. Douglas Parker and Bruce R. Lakefield as directors in Class III for a three-year term expiring at the 2011 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Directors and Director Nominees	Set forth below is certain information as of April 14, 2008 regarding our director nominees and directors, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

Principal Occupation,
Class and Current	Business Experience,
Committee Service	Other Directorships Held and Age

Director Nominees	The two director nominees are listed below.
W. Douglas Parker (Class III) (Labor Committee)	Mr. Parker has served as Chairman of the Board and Chief Executive Officer of US Airways Group and US Airways since September 27, 2005, the effective date of the merger. Mr. Parker also served as President of US Airways Group and US Airways from September 27, 2005 to October 1, 2006. Mr. Parker served as Chairman of the Board and Chief Executive Officer of America West Holdings and as Chairman of the Board and Chief Executive Officer of AWA from September 2001 to September 2007, and served as a director of America West Holdings and AWA from 1999 to September 2007. Mr. Parker also served as President of America West Holdings and AWA from September 2001 to October 1, 2006. Mr. Parker joined America West Holdings as Senior Vice President and Chief Financial Officer in June 1995. He was elected President of AWA in May 2000 and Chief Operating Officer of AWA in December 2000. Mr. Parker serves on the Board of Directors of Clear Channel Outdoor and Pinnacle West Corporation. Age 46.

Bruce R. Lakefield (Class III) (Finance and Labor Committees)	Mr. Lakefield served as President and Chief Executive Officer of US Airways Group and US Airways from April 2004 until completion of the merger and has served as a director of US Airways Group and US Airways since 2003. Since the merger, Mr. Lakefield has served as Vice Chairman of the Board of US Airways Group and US Airways and from the merger until September 2007 served as Vice Chairman of the Board for America West Holdings and AWA. Mr. Lakefield served as Chairman and Chief Executive Officer of Lehman Brothers International from 1995 until 1999. He has served as a Senior Advisor to the Investment Policy Committee of HGK Asset Management from 2000 until April 2004. Mr. Lakefield served as a member of the board of directors of Magic Media, Inc. until February 2008 and currently serves as a member of the board of directors of Garner International, PLC. Age 64.

Current Directors	Two of our current directors’ terms will expire at the 2008 Annual Meeting (Class III). Mr. Bartlett and Mr. Shapiro became members of the Board pursuant to certain stockholder agreements, which by their terms have now expired. Additional information regarding Mr. Bartlett and Mr. Shapiro appears below.

Richard A. Bartlett (Class III) (Finance Committee)	Mr. Bartlett serves as a managing director and principal of Resource Holdings Ltd., which is a merchant banking firm in New York City. Mr. Bartlett has worked at Resource Holdings Ltd. in various positions since 1985. Mr. Bartlett is also one of the owners of Eastshore Aviation, LLC. Mr. Bartlett became a member of the Board of US Airways Group and US Airways on September 29, 2005 pursuant to the stockholder agreement with Eastshore. Mr. Bartlett serves on the board of several private companies, including Air Wisconsin Airlines Corporation, where he is chairman of the Board and a significant stockholder. Age 50.

Principal Occupation,
Class and Current	Business Experience,
Committee Service	Other Directorships Held and Age

Edward L. Shapiro (Class III) (Compensation and Human Resources and Finance Committees)	Mr. Shapiro is a Vice President and partner at PAR Capital Management, Inc. He joined PAR Capital Management in 1997. Mr. Shapiro served as Vice President of Wellington Management Company from 1990 to 1997. Mr. Shapiro became a member of the Board of US Airways Group and US Airways on September 29, 2005 pursuant to the stockholder agreement with PAR. Mr. Shapiro has served as a member of the Board of Directors of Legend Films, a private film entertainment company, since 2004. Mr. Shapiro also has served on the Children’s Hospital Boston Trust Board since November 2004. Mr. Shapiro has also served on the Board of Directors of Lumexis Corporation, an inflight entertainment company since July 2007. Age 43.

Continuing Directors	The seven directors whose terms will continue after the Annual Meeting and will expire at the 2009 Annual Meeting (Class I) or the 2010 Annual Meeting (Class II) are listed below.

Herbert M. Baum (Class I) (Compensation and Human Resources and Labor Committees)	Mr. Baum retired as Chairman of the Board, President and Chief Executive Officer of the Dial Corporation, a manufacturer and marketer of consumer products, in April 2005. Mr. Baum served as a director of America West Holdings and AWA from 2003 to September 2007 and became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. Mr. Baum served as President and Chief Operating Officer of Hasbro, Inc., a manufacturer and marketer of toys, from January 1999 to August 2000. Mr. Baum also served as Chairman and Chief Executive Officer of Quaker State Corporation, a producer and marketer of motor oils and lubricants, from 1993 to 1999. From 1978 to 1992, Mr. Baum was employed by Campbell Soup Company, a manufacturer and marketer of food products, and, in 1992, was named President of Campbell — North and South America. Mr. Baum also is a director of Meredith Corporation and PepsiAmericas, Inc. He also serves on the Board of Directors of the International Swimming Hall of Fame and Safe Harbor Animal Sanctuary and Hospital. Age 71.

Matthew J. Hart (Class I) (Audit Committee)	Mr. Hart was President and Chief Operating Officer of Hilton Hotels Corporation from May 2004 until the buyout of Hilton by the Blackstone Group in October 2007. He served as Executive Vice President and Chief Financial Officer of Hilton from 1996 to 2004. Before joining Hilton in 1996, Mr. Hart was Senior Vice President and Treasurer of The Walt Disney Company, and was Executive Vice President and Chief Financial Officer for Host Marriott Corp. Mr. Hart was appointed to the Board of Directors of US Airways Group and US Airways in June 2006, and previously served on the Board of Directors of America West Holdings and AWA from May 2004 until the completion of the merger in September 2005. He serves on the Board of Directors of Hilton Hotels Corporation and Kilroy Realty Corporation, as well as Heal the Bay, a non-profit organization. Age 55.

Principal Occupation,
Class and Current	Business Experience,
Committee Service	Other Directorships Held and Age

Richard C. Kraemer (Class I) (Audit, Compensation and Human Resources, and Corporate Governance and Nominating Committees)	Mr. Kraemer is President of Chartwell Capital, Inc., a private investment company, and served as a director of America West Holdings and AWA from 1992 to September 2007. He became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. Age 64.

Cheryl G. Krongard (Class I) (Compensation and Human Resources Committee)	Ms. Krongard retired in 2004 as a Senior Partner of Apollo Management, L.P. Ms. Krongard was the Chief Executive Officer of Rothschild Asset Management from 1994 to April 15, 2000. She served as Senior Managing Director for Rothschild North America from 1994 until 2000. She was elected a lifetime governor of the Iowa State University Foundation in 1997. Ms. Krongard is also a member of the Dean’s Advisory Council, Iowa State University College of Business. Ms. Krongard also serves as a director of Legg Mason, Inc,. a publicly traded company engaged in asset management. Ms. Krongard has served as a director of US Airways Group and US Airways since 2003. Age 52.

Denise M. O’Leary (Class II) (Audit and Compensation and Human Resources Committees)	Ms. O’Leary has been a private investor in early stage companies since 1996. Ms. O’Leary served as a director of America West Holdings and AWA from 1998 to September 2007 and became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. From 1983 until 1996, she was employed at Menlo Ventures, a venture capital firm, first as an Associate and then as a General Partner. She serves as a director of Medtronic, Inc and Calpine Corporation. Additionally, she is a member of the Board of Directors of Stanford Hospital and Clinics and the Board of Directors of the Lucile Packard Children’s Hospital. Age 50.

George M. Philip (Class II) (Audit and Corporate Governance and Nominating Committees)	Mr. Philip is the Interim President of the University at Albany, State University of New York. From 1971 to 2007 he served in various positions with the New York State Teachers’ Retirement System and recently retired after fifteen years as Executive Director. Mr. Philip continues as an investment advisor for the Teacher’s Retirement System. He also serves as a member of the Board of Directors of First Niagara Financial Group; is Vice Chair of the St. Peter’s Hospital Board of Directors and Chair of the St. Peter’s Hospital Investment Committee; and Chair of the Catholic Health East Investment Committee. Mr. Philip is a member of the Real Estate Information Standards Board; the Stockbridge Value Fund Advisory Board and a trustee of Community Newspaper Holdings, Inc., a privately held corporation. In past years, Mr. Philip was President of the Executive Committee of the National Council on Teacher Retirement; Chair of the Council of Institutional Investors; Chair of the University at Albany Council, SUNY; a member of the Board of Saratoga Performing Arts Center; and a member of the NYSE Pension Managers Advisory Committee and the State Academy of Public Administration. Mr. Philip has served as a director of US Airways Group and US Airways since 2004 and served as a director of America West Holdings and AWA from the merger through September 2007. Age 60.

Principal Occupation,
Class and Current	Business Experience,
Committee Service	Other Directorships Held and Age

J. Steven Whisler (Class II) (Corporate Governance and Nominating and Finance Committees)	Mr. Whisler retired as Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, in March 2007. Mr. Whisler has served as a director of America West Holdings and AWA since 2001. Mr. Whisler became a member of the Board of US Airways Group and US Airways on September 27, 2005 upon the effectiveness of the merger. Mr. Whisler served as Chairman of Phelps Dodge Corporation from May 2000 until March 2007 and as Chief Executive Officer from January 2000 until March 2007. He served as President from December 1997 until November 2003. From December 1997 until January 2000, Mr. Whisler served as Chief Operating Officer of Phelps Dodge. From 1991 until 1998, Mr. Whisler served as President of Phelps Dodge Mining Company, a division of Phelps Dodge. Mr. Whisler serves as a director of Burlington Northern Santa Fe Corporation, Brunswick Corporation, and International Paper Company. Age 53.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Independent Registered Public Accounting Firm	The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board of Directors, has appointed the firm of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. KPMG LLP has served as our independent auditors for more than 12 years. Our Audit Committee considers KPMG LLP to be well qualified. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment.

Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

The Audit Committee of the Board of Directors and the Board of Directors unanimously recommend that the stockholders vote “FOR” the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

Independent Registered Public Accounting Firm Fees	The following table presents fees for professional services rendered by KPMG LLP for the audits of the financial statements of US Airways Group and its subsidiaries as of and for the fiscal years ended December 31, 2007 and 2006, as well as fees for other services rendered by KPMG LLP during these periods.

	Fiscal 2007	Fiscal 2006

Audit Fees	$2,476,000	$3,155,015
Audit-Related Fees	671,455	505,000
Tax Fees	119,270	60,500
All Other Fees	—	—

Total	$3,266,725	$3,720,515

Audit Fees for the fiscal years ended December 31, 2007 and 2006 were for professional services rendered for the audits of the annual financial statements (including fees for the audits of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002), quarterly review of the financial statements included in our Quarterly Reports on Form 10-Q, and services rendered in connection with SEC filings.

Audit-Related Fees for the fiscal years ended December 31, 2007 and 2006 were for audits of employee benefit plans in 2007 and other statutory audits.

Tax Fees as of the fiscal years ended December 31, 2007 and 2006 were for U.S. federal and international tax compliance, tax planning services and merger-related tax advice.

There were no fees that fall into the classification of All Other Fees for the fiscal years ended December 31, 2007 and 2006.

Audit Committee Disclosure	The Audit Committee has determined that the rendering of the permitted non-audit services during fiscal year 2007 by KPMG LLP is compatible with maintaining the independent registered public accounting firm’s independence.

Policy on Audit Committee Pre-Approval	The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves certain specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services up to specified amounts, and sets requirements for specific case-by-case pre-approval of discrete projects. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual basis. The Chair of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors when the entire Committee is unable to do so, but any pre-approval decisions must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated the Vice President and Controller to monitor the performance of all services provided by the independent auditor and to determine whether these services are in compliance with the pre-approval policy. The Vice President and Controller is required to report the results of his monitoring to the Audit Committee on a periodic basis. The policy prohibits retention of the independent registered public accounting firm to perform prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act of 2002 or the rules of the SEC, and also considers whether the proposed services are compatible with the independence of the independent registered public accounting firm.

PROPOSAL 3 — APPROVAL OF THE US AIRWAYS GROUP, INC.
2008 EQUITY INCENTIVE PLAN

Our Board of Directors has approved the adoption of the US Airways Group, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) and directed that it be submitted to our stockholders for approval. The principal features of the 2008 Plan are summarized below. The complete text of the 2008 Plan is attached hereto as Exhibit A.

The 2008 Plan is intended to promote our long-term stability and financial success by attracting and retaining key employees and other service providers, rewarding our key employees for the achievement of performance goals that may be attached to their incentives, and aligning the interests of our key employees with those of our stockholders. The 2008 Plan is also intended to allow stock-based compensation to be granted to our non-employee directors. The 2008 Plan will become effective immediately upon your approval.

A primary reason for adopting the 2008 Plan is to reserve an additional 6,700,000 shares of our common stock for future awards. The additional shares are necessary to support our compensation policy of making annual awards of stock-based compensation to focus key employees on our performance over time, provide them with incentives for future performance and link their interests to yours.

The US Airways Group, Inc. 2005 Equity Incentive Plan (the “2005 Plan”) will terminate upon your approval of the 2008 Plan. No awards will be granted under the 2005 Plan after its termination, although outstanding awards previously granted under the 2005 Plan will continue in effect in accordance with the terms and conditions of the 2005 Plan.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to approve the 2008 Plan.

Eligibility and Administration

All of our present and future employees and other service providers are eligible to receive incentive awards under the 2008 Plan. All of our present and future non-employee directors also are eligible to receive director awards under the 2008 Plan. We estimate that we have approximately 229 employees (39 of whom are officers), and eight non-employee directors who may be eligible for awards under the 2008 Plan.

Unless otherwise determined by our Board of Directors, the Compensation and Human Resources Committee (the “Compensation Committee”) will administer the 2008 Plan with respect to awards for employees and other service providers. The Compensation Committee has the power and complete discretion to select recipients of incentive awards and to determine the nature, the terms and conditions of each incentive award. Our Board of Directors has these same powers and responsibilities with respect to director awards for non-employee directors.

The 2008 Plan is intended to comply with the provisions of SEC Rule 16b-3 and allows for awards that are intended to meet the requirements for performance-based compensation under Internal Revenue Code Section 162(m). Awards under the 2008 Plan that constitute nonqualified deferred compensation are intended to meet the requirements of Internal Revenue Code Section 409A.

Amount of Stock Available for Awards

We have reserved 6,700,000 shares of our common stock for issuance under the 2008 Plan. The maximum number of shares that can be issued as vested shares or vested units is 335,000. The maximum number of shares that can be issued to any one individual in any calendar year is 2,200,000. The maximum annual cash payment that can be made to any one individual under an incentive award is $5,000,000. Each share issued pursuant to an option or stock appreciation right will be counted against the shares reserved for issuance as one share. Each share issued pursuant to other awards will be counted against the shares reserved for issuance as one and one-half (1.5) shares. Shares of our common stock allocable to options, restricted stock or other awards or any portions thereof previously granted under the 2005 Plan that expire, are forfeited, or otherwise terminate unexercised will be added to the shares reserved for issuance under the 2008 Plan and may be used for new awards under the 2008 Plan.

If an award under the 2008 Plan is cancelled, terminates or lapses unexercised, any unissued shares allocable to that award may be used for a new award under the 2008 Plan. Shares exchanged in payment of an option exercise price or retained to satisfy applicable withholding taxes may not be subjected to new awards, and the cash proceeds from option exercises cannot be used to purchase open-market shares for reuse under the 2008 Plan. The number of shares that may be issued under the 2008 Plan will be proportionately adjusted in the event of a recapitalization event like a stock dividend, stock split or other similar event. The 2008 Plan prohibits the repricing of options or stock appreciation rights without stockholder approval except in connection with a recapitalization event.

Types of Awards that may be Granted Under the 2008 Plan

The 2008 Plan authorizes a variety of types of equity- and cash-based awards to provide flexibility in our compensation program. Employees and other service providers may receive performance grants, bonus awards, performance shares, restricted stock awards, vested shares, restricted stock units, vested units, incentive stock options, nonstatutory stock options and stock appreciation rights under the 2008 Plan. Non-employee directors may receive restricted stock awards, vested shares, restricted stock units, vested units, nonstatutory options and stock appreciation rights under the 2008 Plan.

Performance Grants & Bonus Awards

Performance grants are rights to receive cash or shares of our common stock subject to the achievement of pre-established performance goals. Performance grants are specifically designed to qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m). The Compensation Committee will set target and maximum amounts payable under the performance grants, which must be made prior to the ninetieth day of the period for which the performance grant relates or before the completion of 25% of the period. The Compensation Committee may not increase the amounts payable upon achievement of the performance goals after the start of a performance period, but may reduce or eliminate the payments.

Performance goals for performance grants are required to use objective and quantifiable performance criteria. The 2008 Plan permits the use of a wide variety of performance measures to provide flexibility in the design of our executive compensation program while preserving the deductibility of awards under Internal Revenue Code Section 162(m). The permissible performance measures are:

•	earnings before interest, taxes, depreciation, rent and amortization expenses

•	earnings before interest, taxes, depreciation and amortization

•	earnings before interest and taxes

•	any of the prior measures or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital

•	net earnings

•	earnings per share

•	net income (before or after taxes)

•	profit margin

•	operating margin

•	operating income

•	net operating income

•	net operating income after taxes

•	growth

•	net worth

•	cash flow

•	cash flow per share

•	total stockholder return

•	return on capital, assets, equity or investment

•	stock price performance

•	revenues

•	revenues per available seat mile

•	costs

•	costs per available seat mile

•	working capital

•	capital expenditures

•	improvements in capital structure

•	economic value added

•	industry indices

•	regulatory ratings

•	customer satisfaction ratings

•	expenses and expense ratio management

•	debt reduction

•	profitability of an identifiable business unit or product

•	levels of expense, cost or liability by category, operating unit or any other delineation

•	implementation or completion of projects or processes

•	combination of airline operating certificates within a specified period

•	measures of operational performance (including, without limitation, U.S. Department of Transportation performance rankings in operational areas), quality, safety, productivity or process improvement

•	measures of employee satisfaction or employee engagement.

Performance criteria may be measured with respect to our performance or the performance of any of our related companies, subsidiaries, divisions, or business units, or any individual, on an operating or GAAP basis, including or excluding nonrecurring or extraordinary items, relative to a defined peer group of companies or an index, or on a per-share or per-seat-mile basis.

A performance grant is paid only upon certification by the Compensation Committee that the performance goals with respect to the award are met. The Compensation Committee may provide that a performance grant may be paid prior to the attainment of performance goals only in the event of a service provider’s death, disability or a change in control.

Bonus awards are similar to performance grants except that they are not designed to qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m). As a result, performance goals for bonus awards may be based on any performance criteria selected by the Compensation Committee, including performance criteria not listed above, and are otherwise not subject to the requirements that apply to performance grants, including the requirement that the award be made within 90 days of the start of the performance period or before 25 percent of the completion of the period, or the prohibition on increasing the amounts payable under the award after the start of the period. Bonus awards are payable only in cash.

Performance Shares

Performance shares are shares of our common stock that will be issued if performance goals established by the Compensation Committee are attained. Performance share awards may be designed to qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m), in which case the awards will be subject to the same requirements to which performance grants are subject. Otherwise, like bonus awards, performance goals and other terms and conditions of the awards may be set by the Compensation Committee in its discretion.

Restricted Stock & Vested Stock Awards

Restricted stock awards are shares of our common stock issued subject to service- and/or performance-based restrictions on transferability. The Compensation Committee (or, in the case of director awards, our Board of Directors) determines the restrictions as well as the conditions under which the restrictions may lapse. Restriction periods generally must be no less than three years in length (or 12 months in length for performance-based restrictions) and the participant will generally forfeit the shares if he or she separates from service before the end of the period or if the applicable performance goals are not satisfied. However, the Compensation Committee (or, in the case of director awards, our Board of Directors) may, in its discretion, provide for accelerated removal of the restrictions upon such events as the participant’s disability, death, or retirement or the occurrence of a change in control.

Holders of restricted stock have all the rights of shareholders during the restricted period, including the right to vote the shares and receive and dividends thereon. Cash dividends will generally be paid to the restricted stock holder at the time the dividend is otherwise paid to our stockholders of record, while stock dividends will generally be credited to the restricted stock holder as additional shares of restricted stock, subject to the same restrictions on transferability as the shares with respect to which the dividends were paid.

Vested stock awards are shares of our common stock issued without any restrictions on transferability, other than restrictions necessary to comply with applicable securities laws.

Restricted Stock Units & Vested Units

Restricted stock units are rights to receive shares of our common stock (or cash in lieu of the shares) subject to service- and/or performance-based vesting conditions. Restricted stock units are similar to restricted stock except that shares of our common stock are not issued (or cash in lieu of the shares is not paid) until on or after the time when the vesting conditions are satisfied, as determined by the Compensation Committee or, with respect to director awards, our Board of Directors. Restricted stock units may be settled in shares of our common stock, in cash, or in a combination of both, or the Compensation Committee (or, with respect to director awards, our Board of Directors) may reserve the right to determine the method of settlement at the time the award is settled.

If dividends are paid to our stockholders of record, participants with restricted stock units will generally be entitled to dividend equivalents. Cash dividend equivalents will generally be paid to the participant at the same time the cash dividends are otherwise paid to our stockholders of record, while stock dividend equivalents will generally be credited to the participant as additional restricted stock units, subject to the same vesting and other terms and conditions as the restricted stock units with respect to which the dividend equivalents were paid.

Vested units are similar to restricted stock units, except that vested units are immediately vested from the date of grant and are payable at some future date.

Options & Stock Appreciation Rights

The 2008 Plan authorizes grants of incentive stock options or nonstatutory stock options. Incentive stock options are designed to qualify for favorable tax treatment under Internal Revenue Code Section 422, while nonstatutory stock options are not. The exercise price of either type of option may not be less than 100% of the fair market value per share of our common stock covered by the option on the date the option is granted. Fair market value is the closing price per share of our common stock as reported by the New York Stock Exchange on the date of grant (or if the date is not a trading day, on the most recent prior trading day).

Options may be exercised at the times specified by the Compensation Committee. The maximum term of any option is ten years from the date of grant. Incentive stock options may not be exercised after the first to occur of (1) ten years from the date of grant, (2) three months from the participant’s termination of employment for reasons other than death or disability, or (3) one year from the participant’s termination of employment due to death or disability.

The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 2008 Plan, or any other similar plan we maintain, is limited to $100,000 for each participant. A participant may pay the purchase price of an option in cash, or, if the participant’s incentive award and applicable law so permits, by having us withhold shares sufficient to pay the exercise price, by delivering shares owned by the participant, or by exercising in a broker-assisted transaction.

Options may not be repriced without stockholder approval except in connection with a recapitalization event and otherwise generally may not be materially modified after the date of grant or extended or renewed beyond their original terms. The Compensation Committee may suspend the right to exercise an option any time it determines that the issuance of our common stock would violate any securities or other laws and may provide that the exercise period is tolled during any period of suspension.

Stock appreciation rights are similar to nonstatutory options except that, rather than paying an exercise price to exercise the stock appreciation rights, the excess of the fair market value of our common stock covered by the stock appreciation right on the date of settlement over the fair market value of our common stock on the date of grant is distributed to the participant. Stock appreciation rights may be settled in cash or in shares of our common stock or a combination of both, or the Compensation Committee (or, with respect to director awards, our Board of Directors) may reserve the right to determine the method of settlement at the time of settlement. The maximum term of a stock appreciation right is ten years from the date of grant. Stock appreciation rights may not be repriced without stockholder approval except in connection with a recapitalization event and otherwise, generally, may not be materially modified after the date of grant or extended or renewed beyond their terms.

Stock appreciation rights may be granted in tandem with nonstatutory options. When the participant exercises either the option or the stock appreciation right, the other part of the tandem award is cancelled without payment.

Transferability of Awards

Participants’ interests in performance grants, bonus awards, performance shares, restricted stock units, vested units and stock appreciation rights are not transferable prior to payment, settlement or exercise of the awards, as the case may be. Restricted stock is not transferable until the restrictions have lapsed or been removed. Nonstatutory stock options are transferable only to the extent provided by the Compensation Committee (or, with respect to director awards, our Board of Directors) in the award agreement and permitted by applicable securities laws. Incentive stock options are not transferable except by will or the laws of descent and distribution.

Amendment of the 2008 Plan and Awards

Our Board of Directors may amend the 2008 Plan from time to time as it deems advisable and may terminate the 2008 Plan at any time. Amendments to increase the total number of shares of our common stock reserved under the 2008 Plan or that otherwise constitute material changes to the 2008 Plan under applicable tax or securities laws or the listing standards of the New York Stock Exchange require stockholder approval. Our Board of Directors must obtain the consent of a participant to an amendment that adversely affects a participant’s rights under an outstanding award. However, our Board of Directors may unilaterally amend the 2008 Plan and awards with respect to participants to ensure compliance with applicable laws and regulations.

Federal Income Tax Consequences

Generally, a participant in the 2008 Plan will not incur federal income tax when upon receipt of a performance grant, bonus award, performance share, restricted stock unit, incentive stock option, nonstatutory stock option or stock appreciation right. A participant also generally will not incur federal income tax when awarded a share of restricted stock unless the participant makes a valid election under Internal Revenue Code Section 83(b) with respect to the award.

If a participant makes a valid election under Internal Revenue Code Section 83(b) with respect to an award of restricted stock, the participant generally will recognize ordinary income equal to the fair market value of the stock subject to the award on the date of grant. The amount included in income will become the participant’s basis in the shares. If the participant is an employee, this income is subject to applicable tax withholding by his employer. The participant generally will not recognize any additional income at the time the restrictions lapse. Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be capital gain or loss.

If the participant does not make a valid election under Internal Revenue Code Section 83(b), the participant generally will recognize compensation income with respect to the restricted stock equal to the fair market value of the stock subject to the award at the time or times the restrictions lapse. The amount included in income will become the participant’s basis in the shares. If the participant is an employee, this income is subject to applicable tax withholding by his employer. Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be capital gain or loss.

Upon exercise of a nonstatutory stock option, a participant generally will recognize ordinary income equal to the difference between the fair market value of the stock acquired on the date of the exercise and the exercise price. Generally, the amounts will be included in the participant’s gross income in the taxable year in which exercise occurs. The purchase price paid by the participant plus the amount included in income will become the participant’s basis in the shares. If the participant is an employee, this income is subject to applicable tax withholding by his employer. Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be capital gain or loss.

Upon exercise of an incentive stock option, a participant generally will not recognize income subject to tax, unless the participant is subject to the alternative minimum tax. The purchase price paid by the participant will become the participant’s basis in the shares. If the participant holds the stock purchased upon exercise of an incentive stock option until the later of two years after the option was awarded to the participant or one year after the stock was issued to the participant, then any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be capital gain or loss. If the participant sells or exchanges the stock prior to expiration of the holding period, the participant generally will recognize ordinary income at the time of the sale or exchange equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized upon the sale or exchange) over the exercise price. This income will become the participant’s new basis in the shares. Any additional profit or loss relative to this basis will be capital gain or loss.

If the grant agreement so provides, a participant may pay the exercise price of a nonstatutory stock option or an incentive stock option by delivery of shares of our common stock. Usually when a participant delivers shares of our common stock in satisfaction of all or any part of the exercise price, no taxable gain is recognized on any appreciation in the value of the delivered shares, unless the shares were previously acquired upon the exercise of an incentive stock option and the applicable holding period with respect to the shares has not expired. In that case, the participant will recognize ordinary income with respect to the delivered shares in accordance with the principles described above. Special rules apply to determine the basis of shares of our common stock purchased upon the exercise of an option by the delivery of previously owned shares.

A vested share award will generally be treated as ordinary income to the participant at the time of the award. Payment under a performance grant, bonus award, performance share award, restricted stock unit award, vested unit award or upon settlement of a stock appreciation right will also generally be treated as ordinary income to the participant at the time of payment or settlement of the award. The amount included in income will become the participant’s basis in the shares. If the participant is an employee, this income is subject to applicable tax withholding by his employer. Any profit or loss realized on the later sale or exchange of the stock relative to the participant’s basis in the shares will be capital gain or loss.

Assuming that a participant’s compensation is otherwise reasonable and that the statutory limitations on compensation deductions (including the limitations under Internal Revenue Code Sections 162(m) and 280G) do not apply, we usually will be entitled to a business expense deduction when and for the amount which a participant recognizes ordinary compensation income in connection with an incentive award, as described above. We generally do not receive a deduction in connection with the exercise of an incentive stock option, unless the participant disposes of the stock purchased on exercise in violation of the holding period requirements.

The discussion above is subject to the general federal tax doctrines of constructive receipt and economic benefit and to the applicable provisions of Internal Revenue Code Section 409A. If at any time a participant is in constructive receipt of an incentive award or receives the economic benefit of the award, the participant may incur federal tax liabilities with respect to the award earlier than the times and in a character other than the characters described above.

In addition, if at any time the 2008 Plan, any incentive award under the 2008 Plan, or any arrangement required to be aggregated with the 2008 Plan or any incentive award under the 2008 Plan fails to comply with the applicable requirements of Internal Revenue Code Section 409A, all amounts (including earnings) deferred under the 2008 Plan or the award for the taxable year and all preceding taxable years by any participant with respect to whom the failure relates are includible in that participant’s gross income for the taxable year, to the extent the amounts are not subject to a substantial risk of forfeiture and have not previously been included in the participant’s gross income. These amounts are also subject to an additional income tax equal to twenty percent of the amount required to be included in gross income and to interest equal to the underpayment rate specified by the Internal Revenue Service plus one percentage point, imposed on the underpayments that would have occurred had the compensation been included in income for the taxable year when first deferred, or if later, when no longer subject to a substantial risk of forfeiture.

This summary of Federal income tax consequences associated with awards under the 2008 Plan does not purport to be complete. There may also be state, local and foreign income or other taxes applicable to awards.

Effective Date and Termination

The 2008 Plan was adopted by our Board of Directors on April 10, 2008 and will become effective on the date stockholder approval is obtained. Unless sooner terminated by our Board of Directors, the 2008 Plan will terminate on April 10, 2018. No awards may be made under the 2008 Plan after its termination.

New Plan Benefits

Because benefits under the 2008 Plan will depend on the Compensation Committee’s actions and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers or other employees if the 2008 Plan is approved by the stockholders. However, current benefits granted to executive officers and all other employees would not have been increased if they had been made under the 2008 Plan. The Summary Compensation Table and Grants of Plan-Based Awards in 2007 table above shows the awards that would have been made in fiscal year 2007 if the 2008 Plan had been in effect at that time.

Vote Required

Approval of the 2008 Plan requires the approval of the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to approve the 2008 Plan.

PROPOSAL 4 — STOCKHOLDER PROPOSAL RELATING TO DISCLOSURE OF
POLITICAL CONTRIBUTIONS

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia, N.W., Suite 215, Washington, D.C. 20037, who was the beneficial owner of 200 shares of our common stock upon submission of this proposal, has advised us of her intention to once again introduce the following resolution at the annual meeting. To be adopted, this resolution, which is opposed by the Board of Directors and received less than four percent of the vote last year, would require the affirmative vote of the holders of at least a majority of the shares of common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote.

RESOLVED:  “That the stockholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, Phoenix, San Francisco, Los Angeles, Dallas, Houston and Miami, and in The Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens’ initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders.” “And if no such disbursements were made, to have that fact publicized in the same manner.”

REASONS:  “This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures that they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent.”

“Last year the owners of 2,234,705 shares, representing approximately 3.4% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

Our Response to the Stockholder Proposal

For the same reasons as were provided last year, our Board of Directors recommends that our stockholders vote against Proposal No. 4 because it would require us to incur additional costs without any appreciable benefit to stockholders. Under applicable law, we are prohibited from making corporate political contributions at the federal level and in approximately half of the states. We do make occasional contributions to state and local candidates where permitted by law. We also maintain and operate the US Airways Group, Inc. Political Action Committee. In each instance, we fully comply with all applicable reporting and public disclosure requirements.

Because we are committed to complying with applicable campaign finance laws, including all reporting requirements, we believe the report requested in this proposal is unnecessary and not worth the cost to the company. Furthermore, detailed records of our contributions to election campaigns and political action committees are already available to the general public free of charge from the Federal Election Commission (through their website at www.fec.gov, or by sending a request by mail or facsimile to the Federal Election Commission’s Public Records Office). The records that are publicly available through the Federal Election Commission identify the name of each contributor and the amount contributed. For example, any stockholder or other person interested in our political contributions can see the identity of each recipient of contributions from the US Airways Group, Inc. Political Action Committee, plus the amount contributed, as well as which individuals or entities contributed what amount to the US Airways Group, Inc. Political Action Committee.

Because any member of the public can already obtain federal campaign and political action committee contribution information any time they want, our Board of Directors does not believe there is any justification for requiring us to pay individual news media outlets in specified locations to publicize that information once a year in a newspaper advertisement.

The Board of Directors unanimously recommends that the stockholders vote “AGAINST” the stockholder proposal.

PROPOSAL 5 — STOCKHOLDER PROPOSAL RELATING TO PREPARATION OF
CORPORATE SUSTAINABILITY REPORT

Calvert Asset Management, Inc. (“Calvert”), 4550 Montgomery Avenue, Bethesda, MD 20814, is a registered investment provider managing the Calvert Social Index Fund (the “Fund”), which is the beneficial owner of 974 shares of our common stock. Calvert, on behalf of the Fund has advised us of its intention to introduce the following resolution at the annual meeting. To be adopted, this resolution, which is opposed by the Board of Directors, would require the affirmative vote of the holders of at least a majority of the shares of common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote.

WHEREAS:

Investors increasingly seek disclosure of companies’ social and environmental practices in the belief that they impact shareholder value. Many investors believe companies that are good employers, environmental stewards, and corporate citizens are more likely to generate stronger financial returns, better respond to emerging issues, and enjoy long-term business success.

Mainstream financial companies are also increasingly recognizing the links between sustainability performance and shareholder value. According to research consultant Innovest, major investment firms including ABN-AMRO, Schroders, T. Rowe Price, and Legg Mason subscribe to information on companies’ social and environmental practices to help make investment decisions.

Globally over 2,300 companies issued reports on sustainability issues in 2006 (www.corporateregister.com). An earlier study found more than half of the global Fortune 250 issue such reports (KPMG International Survey of Corporate Responsibility Reporting 2005).

Unfortunately, the majority of US domestic airlines lag behind their global industry peers on sustainability reporting, especially regarding key aviation issues such as climate change. British Airways and Air France-KLM have taken leadership roles in these areas through the publication of comprehensive sustainability reports that address their company’s impacts on the environment, employee safety, labor relations, and customer safety.

Commercial aviation is estimated to contribute between 2-3% of total anthropogenic CO2 emissions to the atmosphere. Furthermore, the commercial aviation industry continues to grow at an unprecedented rate. According to the Air Transport Association’s 2007 Economic Report, US airlines posted a 2.4% growth in passenger traffic between 2005 and 2006. The recent action by European regulators to include airlines as part of the EU Emissions Trading Scheme underscores the importance of the airline industry in GHG reduction efforts.

US Airways is the fifth largest domestic airline with approximately 4,000 flights per day to more than 225 cities across the globe. Given the industry’s large social and environmental footprint, we feel it is imperative that US Airways develop clear policies and programs that address the impacts of its operations on the environment and on society.

RESOLVED:  Shareholders request that the Board of Directors prepare a sustainability report describing corporate strategies to reduce greenhouse gas emissions and addressing other environmental and social impacts such as waste management and recycling, as well as employee and product safety. The report, prepared at reasonable cost and omitting proprietary information, should be published by October 2008.

SUPPORTING STATEMENT:

The report should include the company’s definition of sustainability and a company-wide review of company policies, practices, and metrics related to long-term social and environmental sustainability.

We recommend that US Airways use the Global Reporting Initiative’s Sustainability Reporting Guidelines (“the Guidelines”) to prepare the report. The Global Reporting Initiative (www.globalreporting.org) is an international organization developed with representatives from the business, environmental, human rights and labor communities. The Guidelines provide guidance on report content, including performance on direct economic impacts, environmental, labor practices and decent work conditions, human rights, society, and product responsibility. The Guidelines provide a flexible reporting system that allows the omission of content that is not relevant to company operations.

Our Response to the Stockholder Proposal

Our Board of Directors does not believe that the Global Reporting Intiative-based sustainability report would represent a necessary or prudent use of company resources and recommends that our stockholders vote against Proposal No. 5. We recognize the importance of reflecting environmental and social considerations in how we conduct our business, but providing such a report would deplete substantial human and financial resources without resulting in a meaningful additional benefit to any of our stakeholders, including employees, stockholders, passengers and the communities in which we operate. Our commitment to being a responsible corporate citizen can be seen through our environmental, philanthropic, and safe workplace policies and initiatives already in place and discussed below.

Our long-standing environmental policy is to promote and maintain environmentally responsible practices for the benefit of our customers, consumers, employees and the communities in which we operate. Our environmental policy requires that we conduct and grow our business in a manner that protects the environment and demonstrates good stewardship of the world’s natural resources. Indeed, we are committed to the judicious use of the world’s natural resources as conservation directly affects our finances.

This proposal requests that we produce a sustainability report based on the Sustainability Reporting Guidelines of the Global Reporting Initiative (“GRI”). These guidelines are a lengthy, complex and inherently vague set of requirements that require extensive and detailed scientific and technical analyses, requiring substantial funds, personnel time and, most likely, the employment of consultants with specialized expertise. The proposal does not convey the burden involved in preparing a report using the Guidelines of the GRI other than to note that the sustainability report should be prepared “at reasonable cost.” Information previously available on the website of the GRI showed that companies have spent up to $3 million to produce a sustainability report in accordance with GRI Guidelines. The Board and US Airways respect investors’ interest in good corporate citizenship and social responsibility. We do not believe, however, that preparing the comprehensive and wide-ranging report requested by this proposal would be a good use of our human and financial resources, since the report will provide no meaningful additional safety, health, environmental and social benefits beyond our current policies and initiatives. We believe our time, efforts and finances would be better used in the continuation of our current policies and initiatives.

Finally, the US Airways Board of Directors believes good corporate citizenship is in our best interest and helps ensure our long-term viability. Through our community relations activities, we contribute to the economic and social well being of a range of stakeholders. We help fulfill our commitment to corporate citizenship through corporate philanthropy (support of a broad range of nonprofit organizations, including arts and culture, health and human services, education, environmental and civic), foundation giving and employees’ involvement in their local communities through volunteerism and service on nonprofit boards.

The Board of Directors unanimously recommends that the stockholders vote “AGAINST” the stockholder proposal.

OTHER MATTERS

Stockholder Proposals

Under applicable proxy rules, proposals of stockholders that are intended to be presented at our Annual Meeting of Stockholders in 2009 must be received by us not later than December 30, 2008 (120 days prior to the anniversary of this year’s mailing date) in order to be included in the proxy statement and proxy relating to that annual meeting. Pursuant to our Amended and Restated Bylaws, in order for a proposal to be brought before an annual meeting by a stockholder, other than proposals to be included in the proxy statement, the stockholder must deliver proper notice to us not more than 120 days and not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. For the 2009 Annual Meeting of Stockholders, notice must be delivered no sooner than February 11, 2009 and no later than March 13, 2009. Stockholders are advised to review our Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007 all of our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

Annual Report and Available Information

The annual report to stockholders accompanies this Proxy Statement but does not constitute a part of the proxy soliciting materials. A copy of our annual report on Form 10-K for the year ended December 31, 2007, including financial statements but without exhibits, is available to any person whose vote is solicited by this proxy upon written request to Caroline B. Ray, Corporate Secretary, US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281. Copies also may be obtained without charge through the SEC’s website at www.sec.gov.

EXHIBIT A

US AIRWAYS GROUP, INC.
2008 EQUITY INCENTIVE PLAN

Effective June 11, 2008

US AIRWAYS GROUP, INC.
2008 EQUITY INCENTIVE PLAN

1. Purpose.  The purpose of this US Airways Group, Inc. 2008 Equity Incentive Plan (the “Plan”) is to further the long term stability and financial success of US Airways Group, Inc. and our related companies by attracting and retaining employees and other service providers through the use of cash and stock incentives. We believe that ownership of our common stock and the use of cash incentives will stimulate the efforts of those service providers upon whose judgment and interests we are and will be largely dependent for the successful conduct of our business. We also believe that these awards will strengthen the desire of our service providers to remain with us and will further identify their interests with those of our shareholders. We also intend to use the Plan to grant stock incentives to compensate non-employee members of our Board of Directors.

The Plan replaces and supersedes the US Airways Group, Inc. 2005 Equity Incentive Plan, effective as of September 27, 2005 (the “Prior Plan”). Upon approval of the Plan by our shareholders, no additional awards shall be made under the Prior Plan, although outstanding awards previously made under the Prior Plan will continue to be governed by the terms and conditions of the Prior Plan. Shares that are subject to outstanding awards under the Prior Plan that expire, are forfeited or otherwise terminate unexercised may be subjected to new awards under the Plan as provided in Section 4.

2. Definitions.  As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Affected Corporation” means either (i) with respect to a Participant who at the time of the event provides services to the Company or to any corporation in a chain of corporations in which each corporation owns more than 50 percent of the total fair market value and total voting power of another corporation in the chain beginning with the Company, the Company; or (ii) with respect to a Participant who at the time of the event provides services to US Airways or to any corporation in a chain of corporations in which each corporation owns more than 50 percent of the total fair market value and total voting power of another corporation in the chain beginning with US Airways, US Airways.

(c) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and employment taxes that an Employer is required to withhold in connection with any Performance Grant, Bonus Award, award of Performance Shares, Vested Shares or Vested Units, any lapse of restrictions on Restricted Stock, any compensatory dividends paid on Restricted Stock, any vesting of Restricted Stock Units, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(d) “Award” means any Incentive Award or Director Award.

(e) “Board” means the board of directors of the Company.

(f) “Bonus Award” means a right to receive cash subject to an annual or other short- or long-term bonus program as set forth under Section 7.

(g) “Change of Control” means, unless otherwise provided in the Grant Agreement with respect to a particular Award, the occurrence of any of the following:

(i) within any 12-month period, the individuals who constitute the Board at the beginning of such period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(ii) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act, other than the Company, acquires (directly or indirectly) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company or US Airways entitled to vote generally in the election of directors (“Voting Power”); or

(iii) the Company or US Airways consummates a merger, consolidation or reorganization of the Company or US Airways or any other similar transaction or series of related transactions (collectively, a “Transaction”) other than (A) a Transaction in which the voting securities of the Company or US Airways outstanding immediately prior thereto become (by operation of law), or are converted into or exchanged for, voting securities of the surviving corporation or its parent corporation immediately after such Transaction that are owned by the same person or entity or persons or entities as immediately prior thereto and possess at least 50% of the Voting Power held by the voting securities of the surviving corporation or its parent corporation, or (B) a Transaction effected to implement a recapitalization of the Company or US Airways (or similar transaction) in which no person (excluding the Company or US Airways or any person who held more than 50% of the Voting Power immediately prior to such Transaction) acquires more than 50% of the Voting Power; or

(iv) the Company or US Airways sells or otherwise disposes of, or consummates a transaction or series of related transactions providing for the sale or other disposition of, all or substantially all of the stock or assets of US Airways, or enters into a plan for the complete liquidation of either the Company or US Airways.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means the Compensation and Human Resources Committee of the Board (or any successor Board committee designated by the Board to administer the Plan), provided that, if any member of the Compensation and Human Resources Committee does not qualify as (i) an outside director for purposes of Code section 162(m), (ii) a non-employee director for purposes of Rule 16b-3, and (iii) an independent director for purposes of the rules of the exchange on which the Company Stock is traded, the remaining members of the committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

(j) “Company” means US Airways Group, Inc.

(k) “Company Stock” means the common stock of the Company, par value $.01 per share. In the event of a change in the capital structure of the Company (as provided in Section 19), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan. Shares of Company Stock may be issued under this Plan without cash consideration.

(l) “Date of Grant” means (i) with respect to a Non-Option Award, the date on which the Committee (or, with respect to a Director Award, the Board) grants the award; (ii) with respect to a Nonstatutory Option or Stock Appreciation Right, the date on which the Committee (or, with respect to a Director Award, the Board) completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option or Stock Appreciation Right; or (iii) with respect to an Incentive Stock Option, the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option. With respect to any Award, the Committee (and, with respect to any Director Award, the Board) may specify a future date on which the grant is to be granted or become effective.

(m) “Director Award” means any Nonstatutory Option, Stock Appreciation Right, share of Restricted Stock, Vested Share, Restricted Stock Unit or Vested Unit awarded to an Outside Director under the Plan.

(n) “Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Awards, Disability (or variations thereof) means, unless otherwise provided in the Grant Agreement with respect to the award, a Disability within the meaning of Code section 409A(a)(2)(C) and Treasury Regulations section 1.409A-3(i)(4) (or any successor provision). The

Committee (or, with respect to a Director Award, the Board) shall determine whether a Disability exists and the determination shall be conclusive.

(o) “Effective Date” means the date described in Section 16.

(p) “Employee” means an individual employed by the Company or a Related Company as a common-law employee.

(q) “Employer” means the Company or Related Company with respect to which an Employee provides services.

(r) “Fair Market Value” means the closing price per share of Company Stock on the exchange on which the Company Stock has the highest trading volume on the Date of Grant or any other date for which the value of Company Stock must be determined under the Plan, or, if the determination date is not a trading day, on the most recent trading day immediately preceding the determination date.

(s) “Grant Agreement” means the written agreement between the Company and a Participant containing the terms and conditions with respect to an Award.

(t) “Incentive Award” means any Performance Grant, Bonus Award, Performance Share, Option, Stock Appreciation Right, share of Restricted Stock, Vested Share, Restricted Stock Unit or Vested Unit awarded to a Service Provider under the Plan.

(u) “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(v) “Non-Option Award” means an Award other than an Option or Stock Appreciation Right.

(w) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(x) “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan granted under Section 13.

(y) “Outside Director” means a member of the Board who is not an Employee and who meets any other qualifications that may be established by the Board to be treated as an Outside Director under the Plan.

(z) “Participant” means any Service Provider or Outside Director who receives an Award under the Plan.

(aa) “Performance Criteria” means the performance of the Company, any Related Company, any subsidiary, division, business unit thereof, or any individual using one or more of the following measures, either on an operating or GAAP basis where applicable, including or excluding nonrecurring or extraordinary items where applicable, and including measuring the performance of any of the following relative to a defined peer group of companies or an index or, where applicable, on a per-share or per seat-mile basis: (i) earnings before interest, taxes, depreciation, rent and amortization expenses (“EBITDAR”); (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iii) earnings before interest and taxes (“EBIT”); (iv) EBITDAR, EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; (v) net earnings; (vi) earnings per share; (vii) net income (before or after taxes); (viii) profit margin; (ix) operating margin; (x) operating income; (xi) net operating income; (xii) net operating income after taxes; (xiii) growth; (xiv) net worth; (xv) cash flow; (xvi) cash flow per share; (xvii) total stockholder return; (xviii) return on capital, assets, equity or investment; (xix) stock price performance; (xx) revenues; (xxi) revenues per available seat mile; (xxii) costs; (xxiii) costs per available seat mile; (xxiv) working capital; (xxv) capital expenditures; (xxvi) improvements in capital structure; (xxvii) economic value added; (xxviii) industry indices; (xxix) regulatory ratings; (xxx) customer satisfaction ratings; (xxxi) expenses and expense ratio management; (xxxii) debt reduction; (xxxiii) profitability of an identifiable business unit or product; (xxxiv) levels of expense, cost or liability by category, operating unit or any other delineation; (xxxv) implementation or completion of projects or processes; (xxxvi) combination of airline operating certificates within a specified period; (xxxvii) measures of operational performance (including, without limitation, U.S. Department of Transportation performance rankings in operational areas), quality, safety, productivity or process improvement; (xxxviii) measures of employee satisfaction or employee engagement.

(bb) “Performance Goal” means an objectively determinable performance goal established by the Committee that relates to one or more Performance Criteria.

(cc) “Performance Grant” means a right to receive cash or Company Stock subject to the attainment of Performance Goals as set forth under Section 6.

(dd) “Performance Share” means a right to receive a share of Company Stock subject to the satisfaction of performance conditions as set forth in Section 8.

(ee) “Plan” means this US Airways Group, Inc. 2008 Equity Incentive Plan, as it may be amended from time to time.

(ff) “Plan Year” means the calendar year.

(gg) “Qualifying Change of Control” means the date on which the Affected Corporation experiences a change in ownership (as described in subsection (i)), a change in effective control (as described in subsection (ii)), or a change in the ownership of a substantial portion of its assets (as described in subsection (iii)):

(i) any person or more than one person acting as a group acquires beneficial ownership of Affected Corporation stock that, together with the Affected Corporation stock already held by such person or group, represents more than 50 percent of the total fair market value or total voting power of the Affected Corporation stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of the Affected Corporation stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Affected Corporation for purposes of this subsection (i) or to cause a change in effective control of the Affected Corporation for purposes of subsection (ii);

(ii) (1) any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of Affected Corporation stock possessing 30 percent or more of the total voting power of the Affected Corporation stock; or (2) a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that if any one person or more than one person acting as a group is considered to effectively control the Affected Corporation for purposes of this subsection (ii), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control for purposes of this subsection (ii) or to cause a change in ownership of the Affected Corporation for purposes of subsection (i); or

(iii) any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or group) assets from the Affected Corporation having a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the assets of the Affected Corporation immediately prior to such acquisition or acquisitions; provided that a transfer of assets by an Affected Corporation is not treated as a change in the ownership of such assets if the assets are transferred to (I) a shareholder of the Affected Corporation immediately before the asset transfer in exchange for or with respect to Affected Corporation stock; (II) an entity, 50 percent or more of the total fair market value or total voting power of which is owned, directly or indirectly, by the

Affected Corporation; (III) a person or more than one person acting as a group that owns, directly or indirectly, 50 percent or more of the total fair market value or total voting power of all outstanding Affected Corporation stock; or (IV) an entity, at least 50 percent of the total fair market value or total voting power of which is owned, directly or indirectly, by a person described in (III) above. Except as otherwise provided in this subsection (iii), a person’s status is determined immediately after the transfer of the assets. For purposes of this subsection (iii), “gross fair market value” means the value of the assets of the Affected Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(gg), the term “group” shall have the meaning provided in Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions), as applicable. The term “beneficial ownership” shall have the meaning provided in Section 1.409A-3(i)(5)(v)(iii) of the Treasury Regulations (or any successor provision). Notwithstanding anything in this Section 2(gg) to the contrary, unless otherwise provided in the Grant Agreement with respect to a particular Award, an event which does not constitute a change in the ownership, a change in the effective control, or a change in the ownership of a substantial portion of the assets of the Affected Corporation, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not constitute a Qualifying Change of Control for purposes of this Plan.

(hh) “Related Company” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “parent corporation” with respect to the Company within the meaning of Code section 424(e) or any “subsidiary corporation” with respect to the Company within the meaning of Code section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option or Stock Appreciation Right, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of Treasury Regulations section 1.409A-1(b)(5)(E)(1) (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any corporation, trade or business that would be required to be treated as a single employer with the Company under Code sections 414(b) or (c), provided that, in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying Treasury Regulations section 1.414(c)-2 for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(ii) “Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; or (iii) the cancellation of the Option or Stock Appreciation Right at a time when its exercise price (or, with respect to the Stock Appreciation Right, the Fair Market Value of the Company Stock covered by the Stock Appreciation Right on the Date of Grant) exceeds the Fair Market Value of the underlying Company Stock in exchange for any other Award, unless the cancellation and exchange occurs in connection with a Corporate Event (as defined in Section 19(b) below).

(jj) “Restricted Stock” means Company Stock awarded upon the terms and subject to restrictions as set forth in Section 9.

(kk) “Restricted Stock Unit” means a right to receive Company Stock or cash awarded upon the terms and subject to vesting conditions as set forth in Section 11.

(ll) “Retirement” means, unless otherwise provided in the Grant Agreement for a particular Award, a Participant’s termination of employment or other separation from service on or after age 65.

(mm) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act, as amended from time to time.

(nn) “Service Provider” means an Employee, advisor, consultant or other natural person employed by or providing bona fide services to the Company or a Related Company, excluding any Outside Director.

(oo) “Stock Appreciation Right” means a right to receive Company Stock or cash granted under Section 14.

(pp) “Tandem Right” means a kind of Stock Appreciation Right granted in connection with a Nonstatutory Stock Option as described in Section 14.

(qq) “Taxable Year” means the fiscal period used by the Company for reporting taxes on its income under the Code.

(rr) “Ten Percent Shareholder” means a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

(ss) “Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations.

(tt) “US Airways” means US Airways, Inc., a Delaware corporation.

(uu) “Vested Share” means a share of Company Stock awarded upon the terms set forth in Section 10.

(vv) “Vested Unit” means a vested right to receive Company Stock or cash granted under Section 12.

3. General.  The following types of Awards may be granted under the Plan: Performance Grants, Bonus Awards, Performance Shares, shares of Restricted Stock, Vested Shares, Restricted Stock Units, Vested Units, Options, or Stock Appreciation Rights. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Reserve.  Subject to Section 19 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 6,700,000 shares of Company Stock, which shall be authorized but unissued shares. Each share of Company Stock issued pursuant to an Option or Stock Appreciation Right shall be counted against the shares reserved for issuance as one share. Each share of Company Stock issued pursuant to a Non-Option Award shall be counted against the shares reserved for issuance as one and one-half (1.5) shares. Any shares subject to an award under the US Airways Group, Inc. 2005 Equity Incentive Plan, effective as of September 27, 2005 (the “Prior Plan”) outstanding as of the date on which the Plan was approved by the Board that expire, are forfeited or otherwise terminate unexercised shall be added to the shares reserved for issuance under the Plan.

(b) Share Use.  Shares allocable to Awards or portions thereof granted under the Plan or to incentive awards granted under the Prior Plan that expire, are forfeited, or that terminate unexercised may be subjected to a new Award under the Plan. Any shares of Company Stock tendered or exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option and any shares retained or withheld by the Employer in satisfaction of an Employee’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award shall not be available for issuance, subjected to new awards or otherwise used to increase the share reserve under the Plan. The cash proceeds from Option exercises shall not be used to repurchase shares on the open market for reuse under the Plan.

(c) Prior Plan.  Upon approval of the Plan by shareholders, no additional grants of incentive awards shall be made under the Prior Plan.

(d) Plan Limits.  All of the shares of Company Stock that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. No more than 335,000 shares of Company Stock may be issued under the Plan as Vested Shares or Vested Units. No more than 2,200,000 shares may be allocated to Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any single Taxable Year. The aggregate maximum cash amount payable under the Plan to any Participant in any single Taxable Year shall not exceed $5,000,000.

5. Eligibility.

(a) Incentive Awards.  All present and future Service Providers of the Company or any Related Company (whether now existing or hereafter created or acquired) who have contributed or who can be expected to contribute significantly to the Company or a Related Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 20, to select eligible Service Providers to receive Incentive Awards and to determine for each Service Provider the nature of the award and the terms and conditions of each Incentive Award.

(b) Director Awards.  All present and future Outside Directors shall be eligible to receive Director Awards under the Plan. The Board shall have the power and complete discretion to select eligible Outside Directors to receive Director Awards and to determine for each Outside Director the nature of the award and the terms and conditions of each Director Award.

(c) No Contract of Employment or Services.  The grant of an Award shall not obligate the Company or any Related Company to pay any Service Provider or Outside Director any particular amount of remuneration, to continue the employment or services of the Service Provider or Outside Director after the grant or to make further grants to the Service Provider or Outside Director at any time thereafter.

(d) Foreign Awards.  When granting Awards to Service Providers or Outside Directors who are not United States residents, the Committee (or with respect to Director Awards, the Board) shall have complete discretion and authority to grant such Awards in compliance with all present and future laws of the country or countries with laws that may apply to the grant of the Award or the issuance of Company Stock pursuant to the Award. Such authorization shall extend to and include establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the foreign country or countries in which the Participant resides.

6. Performance Grants.

(a) The Committee may make Performance Grants to eligible Service Providers. Each Performance Grant shall include the Performance Goals for the award, the Performance Criteria with respect to which such goals are to be measured, the target and maximum amounts payable under the award, the period over which the award is to be earned, and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set in an annual or long-term bonus plan or other similar document. In the event of any conflict between such document and the Plan, the terms of the Plan shall control. Performance Grants shall be granted and administered in such a way as to qualify as “performance-based compensation” for purposes of Code section 162(m).

(b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, the minimum and target levels (but not increase the amount payable) with respect to any Performance Goal after the start of a Performance Period.

(c) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal or Goals with respect to each Performance Criterion. Any Performance Grant shall be made not later than the earlier of (i) 90 days after the start of the period for which the Performance Grant relates and (ii) the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Plan Year the amount of cash or Company Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments unless otherwise provided in a Performance Grant. The Committee may provide for a Performance Grant to be payable at the target level (or other level as determined by the Committee in its discretion) prior to the attainment of a Performance Goal or Goals solely upon the Participant’s death, Disability, or the occurrence of a Change of Control or Qualifying Change of Control.

(d) The actual payments to a Participant under a Performance Grant will be calculated by measuring the achievement of the Performance Goals with respect to the Performance Criteria as established in the Performance Grant. All calculations of actual payments shall be made by the Committee and the Committee shall certify in minutes of a meeting or other writing the extent, if any, to which the Performance Goals have been met.

(e) Performance Grants may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided by the Committee at the time of grant, or the Committee may reserve the right to determine the manner of payment at the time the Performance Grant becomes payable. The Committee may provide in the Grant Agreement that the Participant may make an election to defer the payment under a Performance Grant subject to such terms as the Committee may determine in accordance with Code section 409A.

(f) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant and all requirements with respect to the issuance of such shares have been satisfied.

(g) A Participant’s interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(h) Whenever payments under a Performance Grant are to be made in cash to a Participant who is an Employee, his Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of receiving a Performance Grant payable in Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

7. Bonus Awards.

(a) The Committee may make Bonus Awards to eligible Service Providers. The terms of a Bonus Award may be set in an annual or other short- or long-term bonus plan or other similar document. In the event of any conflict between such document and the Plan, the terms of the Plan shall control. Bonus Awards are not intended to qualify as “performance-based compensation” for purposes of Code section 162(m).

(b) The Committee shall establish the performance or other conditions to which each Bonus Award shall be subject. The performance conditions need not be objective and may be based on any performance conditions selected by the Committee in its discretion. The Committee may vary the performance and other terms and conditions of the Bonus Award from Participant to Participant, grant to grant and Plan Year to Plan Year. The Committee may increase or decrease the minimum, target or maximum levels with respect to any performance goal in its discretion.

(c) All determinations regarding the achievement of any performance goals will be made by the Committee. The actual amount to be paid to a Participant under a Bonus Award will be calculated by measuring the achievement of the performance goal(s) with respect to the performance criteria as established by the Committee. All calculations of actual payments shall be made by the Committee whose decision shall be final and binding on all parties.

(d) All Bonus Awards shall be paid in cash.

(e) A Participant’s interest in a Bonus Award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered

(f) The Employer will withhold from the amount payable under any Bonus Award an amount sufficient to satisfy any Applicable Withholding Taxes.

8. Performance Shares.

(a) The Committee may grant Performance Shares to eligible Service Providers. Whenever the Committee grants Performance Shares, notice shall be given to the Service Provider stating the number of Performance Shares granted and the terms and conditions to which the grant of Performance Shares is subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant. Performance Shares may or may not be intended to qualify as “performance-based compensation” for purposes of Code section 162(m). If intended to so qualify, the award shall be governed by the provisions of Section 6.

(b) The Committee shall establish the performance goals to which each award of Performance Shares shall be subject. The performance goals need not be objective and may be based on any performance conditions selected by the Committee in its discretion. The performance period with respect to an award shall not be less than twelve consecutive months in length and the performance goals with respect to such award may be established at any time after the start of such period in the Committee’s discretion. The Committee may vary the performance and other terms and conditions from Participant to Participant, grant to grant and Plan Year to Plan Year. The Committee may increase or decrease the minimum, target or maximum levels with respect to any performance goal after the start of a performance period in its discretion.

(c) The Committee shall establish for each award the number of shares of Company Stock payable at specified levels of performance. All determinations regarding the achievement of any performance goals will be made by the Committee. The actual number of shares to be paid to a Participant under an award will be calculated by measuring the achievement of the performance goal(s) with respect to the performance criteria as established by the Committee. All calculations of actual payments shall be made by the Committee whose decision shall be final and binding on all parties.

(d) The Committee may reserve the right in a Grant Agreement to settle all or portion of an award of Performance Shares in cash instead of shares of Company Stock, with the cash portion to be determined based on the Fair Market Value as of the date of payment of the shares of Company Stock otherwise payable under the award, or to allow the Participant to defer payment under the award, subject to such terms as the Committee may determine in accordance with Code section 409A.

(e) A Participant shall have no rights as a shareholder until shares of Company Stock are issued under the award and all requirements with respect to the issuance of such shares have been satisfied.

(f) A Participant’s interest in an award of Performance Shares may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(g) Each Participant who is an Employee shall agree at the time of receiving an award of Performance Shares, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

9. Restricted Stock Awards.

(a) The Committee may grant Restricted Stock to eligible Service Providers. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Service Provider stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (c) below shall lapse. The terms and conditions may include the continued performance of services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof. Any service period shall not be less than three consecutive years in length and any performance period shall not be less than twelve consecutive months in length; provided, however, that the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will lapse prior to the expiration of the service or performance period as a result of the Disability, death or Retirement of the Participant or the occurrence of a Change of Control or Qualifying Change of Control. If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of Section 6.

(c) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on the shares established by the Committee have lapsed or been removed.

(d) Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Unless otherwise provided in the Grant Agreement, (i) dividends or other distributions paid in shares of Company Stock shall be subject to the same restrictions set forth in paragraph (c) as the shares of Restricted Stock with respect to which the dividends or other distributions are paid and (ii) dividends or other distributions paid in cash shall be paid at the same time and under the same conditions as such dividends or other distributions are paid to the shareholders of record of Company Stock. Certificates representing Restricted Stock shall be held by the Company until the restrictions lapse and upon request the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(e) Each Participant who is an Employee shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the

Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

10. Vested Shares.

(a) The Committee may grant Vested Shares to eligible Service Providers. Vested Shares shall be immediately transferable (subject to compliance with any applicable securities laws) and the Participant receiving an award of Vested Shares shall have all the rights of a shareholder with respect to such shares as of the Date of Grant.

(b) Each Participant who is an Employee shall agree at the time his or her Vested Shares are granted, and as a condition thereof, to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

11. Restricted Stock Units.

(a) The Committee may grant Restricted Stock Units to eligible Service Providers. Whenever the Committee deems it appropriate to grant Restricted Stock Units, notice shall be given to the Service Provider stating the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting may be conditioned on the continued performance of services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof. Any service period shall not be less than three consecutive years in length and any performance period shall not be less than twelve consecutive months in length; provided, however, that the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will lapse prior to the expiration of the service or performance period as a result of the Disability, death or Retirement of the Participant or the occurrence of a Change of Control or Qualifying Change of Control. If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of Section 6.

(c) Restricted Stock Units may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time the Restricted Stock Units become payable. The delivery of Company Stock in payment of Restricted Stock Units may be subject to additional conditions established in the Grant Agreement.

(d) A Participant who receives Restricted Stock Units payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied. The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Restricted Stock Units. Dividend equivalents may be (i) paid in cash, (ii) credited to the Participant as additional Restricted Stock Units, or (iii) a fixed combination of cash and additional Restricted Stock Units as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time dividends are paid to shareholders of record. Unless otherwise provided in the Grant Agreement, (i) dividend equivalents with respect to dividends or other distributions that are paid in shares of Company Stock shall be credited to the Participant as additional Restricted Stock Units subject to the same restrictions as the Restricted Stock Units with respect to which the dividend equivalents are paid and (ii) dividend equivalents with respect to dividends or other distributions that are paid in cash shall be paid at the same time and under the same conditions as such dividends or other distributions are paid to the shareholders of record of Company Stock.

(e) A Participant’s interest in Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(f) Whenever payments under Restricted Stock Units are to be made in cash to a Participant who is an Employee, his Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of receiving Restricted Stock Units payable in the form of Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

12. Vested Units.

(a) The Committee may grant Vested Units to eligible Service Providers. Whenever the Committee deems it appropriate to grant Vested Units, notice shall be given to the Service Provider stating the number of Vested Units granted and the terms and conditions to which the Vested Units are subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) The Committee shall establish as to each Vested Unit the fixed time(s), schedule or event(s) and the other terms and conditions upon which the Vested Unit shall be paid in accordance with Code section 409A. Vested Units may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time the Vested Unit become payable. The delivery of Company Stock in payment of Vested Units may be subject to additional conditions established in the Grant Agreement.

(c) A Participant who receives Vested Units payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied. The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Vested Units. Dividend equivalents may be (i) paid in cash, (ii) credited to the Participant as additional

Vested Units, or (iii) a fixed combination of cash and additional Vested Units as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time dividends are paid to shareholders of record. Unless otherwise provided in the Grant Agreement, (i) dividend equivalents with respect to dividends or other distributions that are paid in shares of Company Stock shall be credited to the Participant as additional Vested Units payable at the same time(s), schedule or event(s) as the Vested Units with respect to which the dividend equivalents are paid and (ii) dividend equivalents with respect to dividends or other distributions that are paid in cash shall be paid at the same time and under the same conditions as such dividends or other distributions are paid to the shareholders of record of Company Stock.

(d) A Participant’s interest in Vested Units may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(e) Whenever payments under Vested Units are to be made in cash to a Participant who is an Employee, his Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of receiving Vested Units payable in the form of Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

13. Stock Options.

(a) The Committee may grant Options to eligible Service Providers. Whenever the Committee grants Options, notice shall be given to the Service Provider stating the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which associated Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) The exercise price of shares of Company Stock covered by an Option shall not be, and shall never become, less than 100 percent of the Fair Market Value of the shares on the Date of Grant, except as may be provided in Section 19. If the Participant is a Ten Percent Shareholder and the Option is intended to qualify as an Incentive Stock Option, the exercise price shall be not less than 110 percent of the Fair Market Value of such shares on the Date of Grant.

(c) Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant. If the Participant is a Ten Percent Shareholder and the Option is intended to qualify as an Incentive Stock Option, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

(d) Options shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws. Incentive Stock Options, by their terms, shall not be transferable except by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e) Options that are intended to qualify as Incentive Stock Options shall be granted only to Employees who meet the eligibility requirements of Section 5.

(f) Options that are intended to qualify as Incentive Stock Options shall, by their terms, not be exercisable after the first to occur of (x) ten years from the Date of Grant (five years if the Participant to whom the Option has been granted is a Ten Percent Shareholder), (y) three months following the date of the Participant’s termination of employment with the Company and all Related Companies for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(g) Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the Plan Year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and all Related Companies shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a Plan Year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

(h) A Participant who purchases shares of Company Stock under an Option shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(i) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option or the Committee in its discretion so permits, the Participant (i), unless prohibited by law, may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option or the Committee in its discretion, Applicable Withholding Taxes, (ii) may deliver shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iii) may cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price; or (iv) may use any other methods of payment as the Committee, at its discretion, deems appropriate. Until the Participant has paid the exercise price and any Applicable Withholding Taxes, no stock certificate shall be issued.

(j) Each Participant who is an Employee shall agree as a condition of the exercise of an Option to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes, or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

(k) Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 13(k), (i) no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this subsection (k), (i) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, (B) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Option, or (D) any renewal of the Option that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 19 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (i) the latest date upon which the Option could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

14. Stock Appreciation Rights.

(a) The Committee may grant Stock Appreciation Rights to eligible Service Providers. Whenever the Committee grants Stock Appreciation Rights, notice shall be given to the Service Provider stating the number of shares with respect to which Stock Appreciation Rights are granted, the extent, if any, to which the Stock Appreciation Rights are granted in connection with all or any part of a Nonstatutory Stock Option (“Tandem Rights”), and the conditions to which the grant and exercise of the Stock Appreciation Rights are subject. This notice shall become the Grant Agreement between the Company and the Service Provider and, at that time, the Service Provider shall become a Participant.

(b) Stock Appreciation Rights (other than Tandem Rights) shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

(c) Tandem Rights shall entitle the Participant, upon exercise of all or any part of the Tandem Rights, to surrender to the Company unexercised that portion of the underlying Nonstatutory Stock Option relating to the same number of shares of Company Stock as is covered by the Tandem Right (or the portion of the Tandem Right so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option.

(d) Upon the exercise of a Tandem Right and surrender of the related portion of the underlying Nonstatutory Stock Option, the Nonstatutory Stock Option, to the extent surrendered, shall not thereafter be exercisable.

(e) Subject to any further conditions upon exercise imposed by the Committee, a Tandem Right shall be granted on the same Date of Grant as the related Nonstatutory Stock Option, be transferable only to the extent that the related Nonstatutory Stock Option is transferable, be exercisable only to the extent that the related Nonstatutory Stock Option is exercisable and shall expire no later than the date on which the related Nonstatutory Stock Option expires.

(f) The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(g) Stock Appreciation Rights shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws.

(h) Stock Appreciation Rights may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Stock Appreciation Right may be exercised after the expiration of ten (10) years from the Date of Grant.

(i) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right (or, in the case of a Tandem Right, only to the extent it exceeds the exercise price of the Company Stock covered by the underlying Nonstatutory Stock Option).

(j) The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Grant Agreement. The Grant Agreement may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(k) A Participant who acquires shares of Company Stock upon exercise of a Stock Appreciation Right shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(l) Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of Stock Appreciation Rights the Participant has elected to exercise.

(m) Whenever payments upon exercise of Stock Appreciation Rights are to be made in cash to a Participant who is an Employee, the Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of receiving Stock Appreciation Rights payable in the form of Company Stock to pay to his Employer, or make arrangements satisfactory to his Employer regarding the payment to his Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, if the Committee allows or the Grant Agreement so provides, (A) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (B) the Participant may elect to have his Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (C) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

(n) Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 14(n), (i) no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Stock Appreciation Right if such Extension would result in the Stock Appreciation Right having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this subsection (n), (i) a “Modification” means any change in the terms of the Stock Appreciation Right (or change in the terms of the Plan or applicable Grant

Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed, (B) the conversion or exchange of the Stock Appreciation Right for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Stock Appreciation Right, or (D) any renewal of the Stock Appreciation Right that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of a Stock Appreciation Right in accordance with Section 19 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of a Stock Appreciation Right to a date no later than the earlier of (i) the latest date upon which the Stock Appreciation Right could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

15. Director Awards.

(a) The Board may grant Director Awards in the form of shares of Restricted Stock, Vested Shares, Restricted Stock Units, Vested Units, Nonstatutory Options or Stock Appreciation Rights to Outside Directors. Whenever the Board grants a Director Award, notice shall be given to the Outside Director stating the type of award being made, the number of shares with respect to which the award is granted and the terms and conditions to which the award and (where applicable) the exercise of the award is subject. This notice shall become the Grant Agreement between the Company and the Outside Director and, at that time, the Outside Director shall become a Participant.

(b) Director Awards shall otherwise be subject to the terms of the Plan applicable to each type of award as set forth in Sections 9 through 14 above; provided, however, that where context reasonably requires, references throughout these sections to the “Committee” shall be read instead as references to the Board wherever the award is to be granted to an Outside Director. The Board shall have all the same rights and powers with respect to the administration of Director Awards as the Committee has with respect to Incentive Awards as provided in Section 20 below, and the Board shall be subject to the same limitations with respect to the modification and Repricing of outstanding Director Awards as provided therein.

(c) For purposes of this Section 15, the term “Board” shall mean any committee of the board of directors of the Company, or any subcommittee thereof, each member of which is (i) an outside director for purposes of Code section 162(m), (ii) a non-employee director for purposes of Rule 16b-3, and (iii) an independent director for purposes of the rules of the exchange on which the Company Stock is traded.

16. Effective Date of the Plan.  The Plan was approved by the Board on April 10, 2008, and shall become effective as of the date on which it is approved by the shareholders of the Company. Until (i) the Plan has been approved by the Company’s shareholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable that, in either case, are not contingent on the occurrence of both such events.

17. Continuing Securities Law Compliance.  If at any time on or after the effective date of the Plan as described in Section 16 above, the requirements of any applicable federal or state securities laws should fail to be met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable until the Committee (or, with respect to a Director Award, the Board) has determined that these requirements have again been met. The Committee (or, with respect to a Director Award, the Board) may suspend the right to exercise an Option or Stock Appreciation Right at any time when it determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option or Stock Appreciation Right are extended during a period of suspension.

18. Termination, Modification, Change.  If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date that immediately follows the tenth anniversary of the date on which the Plan was approved by the Board. No new Awards shall be granted under the Plan after its termination. The Board may terminate the Plan at any time and may amend the Plan at any time in any respect as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under the Plan (except pursuant to Section 19), materially modifies the requirements as to eligibility for participation in the Plan, or that would otherwise be considered a material revision or amendment under Code section 422 or the listing standards of the exchange on which the Company Stock is traded, unless the change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and outstanding Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him or her.

19. Change in Capital Structure.

(a) The Committee (or, with respect to a Director Award, the Board) shall proportionately adjust the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan (including the maximum limit on Non-Option Awards or Incentive Stock Options under Section 4), the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, the initial Fair Market Value of Company Stock under Stock Appreciation Rights, and other relevant terms of the Plan and any Awards whenever, in the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s corporate structure or capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), it deems any such adjustment necessary or desirable to preserve the intended benefits of the Plan and any outstanding Awards for the Company and the Participants. The Committee’s (or, with respect to a Director Award, the Board’s) determination in this regard shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or Stock Appreciation Right or fractional cents with respect to the exercise price thereof, the Committee (or, with respect to a Director Award, the Board) shall round down the number of shares covered by the Option or Stock Appreciation Right to the nearest whole share and round up the exercise price to the nearest whole cent.

(b) In the event of a Change of Control as described in Sections 2(g)(ii), (iii) or (iv) or a Qualifying Change of Control as described in Sections 2(gg)(i) or (iii), or if the Company is otherwise a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets occurs (in any such case, a “Corporate Event”), then the Committee (or, with respect to a Director Award, the Board) may take any actions with respect to outstanding Awards as it deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws.

(c) Notwithstanding anything in the Plan to the contrary, the Committee (or, with respect to a Director Award, the Board) may take the foregoing actions without the consent of any Participant, and its determination shall be conclusive and binding on all persons and for all purposes.

20. Administration of the Plan.

(a) The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan or the Committee’s charter or as otherwise established by the Board, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

(ii) to determine which persons are eligible Service Providers, to which of the Service Providers, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

(iii) to grant Incentive Awards to Service Providers and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance conditions (including Performance Goals), the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v) to prescribe and amend the terms of the Grant Agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 19;

(vii) to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder;

(viii) to delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law, any portion of its authority under the Plan to make Incentive Awards to an executive officer of the Company, subject to any conditions that the Committee may establish (including but not limited to conditions on such officer’s ability to make awards to “executive officers” within the meaning of Section 16 of the Act or to “covered employees” within the meaning of Code section 162(m)(3)); and

(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

The Committee may amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that the consent will not be required if the amendment is for the purpose of complying with applicable provisions of the Code or any federal or state securities laws.

The Committee is prohibited from Repricing any Option or Stock Appreciation Right without the prior approval of the shareholders of the Company with respect to the proposed Repricing.

(b) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by the Committee in writing or by electronic transmission or transmissions as permitted by the Bylaws of the Company, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such officer(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any such officer(s) be authorized to grant Incentive Awards under the Plan, except in accordance with Section 20(a)(viii) above. Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer(s), provided that the actions and interpretations of any such officer(s) shall be subject to review and approval, disapproval or modification by the Committee.

21. Notice.  All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company — at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant — at the last address of the Participant known to the sender at the time the notice or other communication is sent.

22. No Effect on Other Plans.  Except as provided in Section 4(c), nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any Related Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

23. Interpretation.  The Plan is intended to operate in compliance with the provisions of Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code section 162(m). The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. This Plan and the individual Awards under the Plan are intended to comply with any applicable requirements of Code section 409A and shall be interpreted to the extent context reasonably permits in accordance with such requirements. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the State of Delaware.

TELEPHONE AND INTERNET VOTING INSTRUCTIONS You can vote by telephone or Internet! Available 24 hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. US AIRWAYS GROUP, INC. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of 111 WEST RIO SALADO PARKWAY information up until 11:59 P.M. Eastern Time the day before the cut-off date or TEMPE, AZ 85281 meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by US Airways Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to US Airways Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: USAIR1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. US AIRWAYS GROUP, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Annual Meeting Proxy Card A ELECTION OF DIRECTORS 0 0 0 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1. 1. Nominees to hold office until the 2011 Annual Meeting: 01 — Bruce R. Lakefield 02 — W. Douglas Parker B RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM For Against Abstain THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. 2. Ratify the appointment of KPMG LLP to serve as independent registered public accounting firm for the fiscal year ending December 31, 2008. 0 0 0 C APPROVAL OF 2008 EQUITY INCENTIVE PLAN THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3. 3. Approve the US Airways Group, Inc. 2008 Equity Incentive Plan. 0 0 0 D STOCKHOLDER PROPOSAL THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4. 4. Stockholder proposal relating to disclosure of political contributions. 0 0 0 E STOCKHOLDER PROPOSAL THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5. 5. Stockholder proposal relating to preparation of corporate sustainability report. 0 0 0 F AUTHORIZED SIGNATURES - Sign Here — This section must be completed for your instructions to be executed. Yes No Please sign exactly as your name appears on this card. Joint owners should Please indicate if you plan to attend this meeting. 0 0 each sign. Executors, administrators, trustees, etc., should add their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET US Airways Group, Inc. 2008 ANNUAL MEETING OF STOCKHOLDERS Wednesday, June 11, 2008 9:30 a.m. local time US Airways Group, Inc. 111 West Rio Salado Parkway Tempe, Arizona 85281 Main Switchboard (480) 693-0800 Located on the south side of Rio Salado Parkway, west of Mill Avenue and across from Tempe Town Lake This admission ticket admits only the named stockholder. Directions to US Airways Group, Inc.: From Phoenix and the West Valley Take Arizona 202 east to Exit #6 Priest Drive/Center Parkway Turn right on Priest Drive Take 1st left on Rio Salado Parkway Follow along until road curves to the right — Turn left at traffic light US Airways is 9-story glass building on your right. From the East Valley Take US 60 West to Arizona 101 North to Arizona 202 West Take Exit #7 Scottsdale/Rural Road Turn left on Rural Road — Turn right on Rio Salado Parkway Proceed on Rio Salado Parkway through Mill Avenue From the Northeast Valley Take Arizona 101 South to Arizona 202 West Take Exit #7 Scottsdale/Rural Road Turn left on Rural Road — Turn right on Rio Salado Parkway Proceed on Rio Salado Parkway through Mill Avenue Parking Parking is located in the Tempe Beach Parking Lot north of Rio Salado Parkway on Ash Avenue. If you are traveling WEST on Rio Salado, after you pass through the traffic light at Mill Avenue, turn right on Ash Avenue and the parking lot is on your right before the curve in the road. If you are traveling EAST on Rio Salado, the parking lot is on your left immediately after the road curves and becomes Ash Avenue. Street parking is also available. Note: If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated. If you plan to attend the Annual Meeting and require special assistance, please contact Caroline Ray at 480-693-0800 to request any listening or visual aid devices by May 28, 2008. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Proxy — US AIRWAYS GROUP, INC. 111 West Rio Salado Parkway Tempe, Arizona 85281 Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on June 11, 2008. The undersigned hereby appoints W. Douglas Parker and Janet Dhillon, and each of them, as proxies, with full power of substitution, to vote all the shares of common stock of US Airways Group, Inc. that the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders of US Airways Group, Inc., to be held at 111 West Rio Salado Parkway, Tempe, Arizona 85281, on Wednesday, June 11, 2008, at 9:30 a.m., local time, and at any adjournment or postponement thereof. YOUR PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AGAINST PROPOSAL 4 AND AGAINST PROPOSAL 5 IF YOU DO NOT STATE OTHERWISE. ANY ADDITIONAL BUSINESS TO PROPERLY COME BEFORE THE MEETING WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE ANNUAL MEETING. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the internet must be received by 11:59 p.m., Eastern Time, on June 10, 2008 THANK YOU FOR VOTING PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS (Continued and to be voted on reverse side.)